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As filed with the Securities and Exchange Commission on April 28, 2004

Registration Number 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

iBASIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	4813	04-3332534
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

20 Second Avenue
Burlington, MA 01803
(781) 505-7500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Ofer Gneezy
President and Chief Executive Officer
iBasis, Inc.
20 Second Avenue
Burlington, MA 01803
(781) 505-7500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

copies to:

Johan V. Brigham, Esq. Matthew J. Cushing, Esq. Bingham McCutchen LLP 150 Federal Street Boston, MA 02110 (617) 951-8000	Jonathan D. Draluck Vice President of Business Affairs and General Counsel iBasis, Inc. 20 Second Avenue Burlington, MA 01803 (781) 505-7500

Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date of this Registration Statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

6 3/4% Convertible Subordinated Notes due 2009	$38,180,000(1)	100%	38,180,000(2)	$4,837.41(3)

Common Stock, par value $0.001 per share	20,637,837(4)	(5)	(5)	(5)

(1)
This amount is the maximum principal amount of the 5 3/4% Convertible Subordinated Notes due 2005 that may be received by the Registrant from tendering holders in the Exchange Offer.

(2)
Pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended, this amount is the market value as of March 31, 2004 of the maximum amount of the 5 3/4% Convertible Subordinated Notes due 2005 that may be received by the Registrant from tendering holders in the Exchange Offer.

(3)
The registration fee has been calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

(4)
Up to 20,637,837 shares of Common Stock could be issuable upon conversion of the 6 3/4% Convertible Subordinated Notes due 2009 registered hereunder plus such indeterminate number of shares of Common Stock that may be issuable as a result of adjustments to the conversion price of such notes.

(5)
No consideration in addition to the market value of the 5 3/4% Convertible Subordinated Notes due 2005 will be received for the shares of Common Stock and therefore no additional registration fee is required in connection with the Common Stock.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

(SUBJECT TO COMPLETION) DATED APRIL 28, 2004

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

iBASIS, INC.

Offer to Exchange
6 3/4% Convertible Subordinated Notes due 2009 for
all of our outstanding 5 3/4% Convertible Subordinated Notes due 2005

        We are offering to exchange up to $38,180,000 aggregate principal amount of 6 3/4% Convertible Subordinated Notes due 2009 (referred to as the New Notes) for up to $38,180,000 aggregate principal amount of 5 3/4% Convertible Subordinated Notes due 2005 (referred to as the Existing Notes). If you elect to tender your Existing Notes in the Exchange Offer, for each $1,000 principal amount of our Existing Notes that you tender, you will receive from us $1,000 principal amount of our New Notes. The New Notes will be issued in denominations of $1,000 or integral multiples thereof. We will pay cash for any fractional portion of a New Note that is less than $1,000 principal amount.

        The Exchange Offer is subject to important conditions, including that at least 95% in principal amount of the Existing Notes are properly tendered by the expiration of the Exchange Offer. In March 2004, holders of at least    % in principal amount of the Existing Notes formed an informal committee of bondholders to discuss potential terms of an exchange of the Existing Notes. Such holders, although not committed to exchanging their Existing Notes, have agreed in principal to support the Exchange Offer subject to the completion of their legal, financial and operational due diligence. Refer to page 63 of this Prospectus for how to tender your Existing Notes.

        The Exchange Offer will expire at midnight New York City time on May     , 2004, unless we extend it. We will announce any extensions by press release or other permitted means no later than 9:00 a.m. on the business day after expiration of the Exchange Offer. You may withdraw any Existing Notes tendered until the expiration of the Exchange Offer.

        The New Notes will not be listed on any national securities exchange or the Nasdaq Stock Market, but we expect they will be eligible for trading in the PORTAL Market of the National Association of Securities Dealers, Inc. Our common stock, par value $0.001 per share (referred to as the Common Stock), is listed on the Over-the-Counter Bulletin Board under the symbol "IBAS." On April 27, 2004, the last reported sale price of Common Stock on the Over-the-Counter Bulletin Board was $1.75 per share.

        The Exchange Offer is described in detail in this Prospectus, and we urge you to read it carefully, including the risk factors beginning on page 15 of this Prospectus.

        Neither we nor our directors or officers make any recommendation to you as to whether you should tender or refrain from tendering all or any portion of your Existing Notes in the Exchange Offer. You should consult your own advisors and must make your own decision as to whether to tender your Existing Notes and, if so, the amount of your Existing Notes to tender.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURES IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The dealer manager for the Exchange Offer is Imperial Capital, LLC

This Prospectus is dated                            , 2004

        You should rely on the information provided in this Prospectus and the documents we have incorporated by reference. The contents of any website referred to in this Prospectus are not part of this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this Prospectus or any incorporated document is accurate as of any date other than the date of this Prospectus or that document, as the case may be. Our business, financial condition, results of operations and prospects may have changed since that date.

        This Prospectus incorporates important business and financial information about the Company that is not included in or delivered with this document. This information is available without charge to security holders upon written or oral request to iBasis, Inc., c/o Secretary, 20 Second Avenue, Burlington, MA 01803, (781) 505-7500.

        IN ORDER TO OBTAIN TIMELY DELIVERY, SECURITY HOLDERS MUST REQUEST THE INFORMATION NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER (MAY    , 2004).

PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information you should consider before deciding whether to participate in the Exchange Offer. Before making an investment decision, you should read this entire Prospectus carefully, including "Risk Factors" beginning on page 15 and our Consolidated Financial Statements and the notes thereto beginning on page F-1.

About iBasis

        We are an international telecommunications carrier that utilizes the Internet to provide economical international telecommunications services. Our continuing operations consist primarily of our Voice-Over-Internet-Protocol, or VoIP, business. We offer wholesale services through our worldwide network to carriers, telephony resellers and others around the world by operating through various service agreements with local service providers in the United States, Europe, Asia, the Middle East, Latin America, Africa and Australia. During the third quarter of 2003, we introduced our retail prepaid calling card services. We have marketed these prepaid calling cards primarily to ethnic communities within major domestic markets through distributors.

        We have a history of operating losses and, as of December 31, 2003, our accumulated deficit was $412.2 million, our stockholders' deficit was $42.1 million and we used $3.2 million in cash from operations in 2003. These results are primarily attributable to the expenditures necessary to build our network and develop and expand our market. We have $67.9 million of debt obligations due within the next two years, including $25.2 million of 11 1/2% Senior Secured Notes due in January 2005 (referred to as the Existing Senior Notes) and $38.2 million of Existing Notes due in March 2005 (see Note 6 to our Consolidated Financial Statements). We expect to refinance this debt through a successful completion of the Exchange Offer and our contemporaneous repayment of the Existing Senior Notes described in this Prospectus. However, in the event we fail to execute on our current plan, we experience certain events described in "Risk Factors," we do not successfully complete the Exchange Offer and our contemporaneous repayment of the Existing Senior Notes or we experience circumstances currently unknown or unforeseen by us, we may not be able to meet our debt obligations.

        We were incorporated as a Delaware corporation in 1996. Our principal executive offices are located at 20 Second Avenue, in Burlington, Massachusetts and our telephone number is (781) 505-7500.

Summary of the Exchange Offer

The Exchange Offer

        iBasis is offering to exchange $1,000 principal amount of New Notes for each $1,000 principal amount of Existing Notes accepted for exchange. The New Notes will carry a higher interest rate and a significantly reduced conversion price, in addition to other terms and conditions set forth in this Prospectus. Upon expiration of the Exchange Offer, we will also pay accrued and unpaid interest up to the date of acceptance on Existing Notes accepted for exchange.

Purpose of the Exchange Offer

        The purpose of the Exchange Offer is to offer holders of the Existing Notes the New Notes with a higher interest rate and significantly lower conversion price in return for an extension of the maturity of their debt obligations. Contemporaneous to the successful completion of the Exchange Offer, we expect to repay the Existing Senior Notes as described in this Prospectus. We do not currently believe that we will be able to generate sufficient cash flow from operations to repay the Existing Notes in full at maturity on March 15, 2005. Our unrestricted cash, cash equivalents and marketable investments were approximately $17.3 million at December 31, 2003. We would be unable to repurchase or repay at maturity any significant portion of the Existing Notes without depleting our cash balance to a level that would be insufficient to support our business. If we are unable to complete the Exchange Offer there is a substantial risk that uncertainty about our ability to repay or refinance the Existing Notes could erode customer confidence, which would have a material adverse effect on our business.

Conditions to Exchange Offer

        The Exchange Offer is subject to various conditions, including that at least 95% of the outstanding principal amount of Existing Notes be validly tendered and not withdrawn by the expiration of the Exchange Offer and that the registration statement and any post-effective amendment to the registration statement covering the New Notes and shares of Common Stock issuable upon conversion thereof be effective under the Securities Act of 1933, as amended. In March 2004, holders of at least    % in principal amount of the Existing Notes formed an informal committee of bondholders to discuss potential terms of an exchange of the Existing Notes. Such holders, although not committed to exchanging their Existing Notes, have agreed in principal to support the Exchange Offer subject to the completion of their legal, financial and operational due diligence.

Expiration of the Exchange Offer

        The Exchange Offer will expire at midnight New York City time on May    , 2004 unless we decide to extend it. We may extend the expiration date for any reason. If we decide to extend it, we will announce any extensions by press release or other permitted means no later than 9:00 a.m. on the business day after the scheduled expiration of the Exchange Offer.

Tenders and Withdrawals of Existing Notes

        In order to tender Existing Notes, you must submit your Existing Notes together with a properly completed letter of transmittal and the other agreements and documents described in this Prospectus. If you own Existing Notes held through a broker or other third party, or in "street name," you will need to follow the instructions in this Prospectus on how to instruct them to tender your Existing Notes on your behalf, as well as submit a letter of transmittal and the other documents described in this Prospectus. We will determine in our reasonable discretion whether any Existing Notes have been properly tendered. Please carefully follow the instructions contained in this Prospectus on how to tender your Existing Notes.

        If you decide to tender Existing Notes in the Exchange Offer, you may withdraw them at any time prior to the expiration of the Exchange Offer.

        If we decide for any reason not to accept any Existing Notes for exchange, they will be returned to you without expense promptly after the expiration of the Exchange Offer.

        Please see pages 63-68 for instructions on how to tender or withdraw your Existing Notes.

Acceptance of Existing Notes

        We will accept all Existing Notes validly tendered and not withdrawn as of the expiration of the Exchange Offer and will issue the New Notes promptly after expiration of the Exchange Offer. We will accept Existing Notes for exchange after the Exchange Agent has received a timely book-entry confirmation of transfer of Existing Notes into the Exchange Agent's DTC account and a properly completed and executed letter of transmittal. Our oral or written notice of acceptance to the Exchange Agent will be considered our acceptance of the Exchange Offer.

Accrued Interest on Existing Notes

        Upon completion of the Exchange Offer, we will pay exchanging holders accrued and unpaid interest on their Existing Notes through the date of acceptance.

Amendment of the Exchange Offer

        We reserve the right not to accept any of the Existing Notes tendered, and to otherwise interpret or modify the terms of the Exchange Offer, provided that we will comply with applicable laws that require us to extend the period during which Existing Notes may be tendered or withdrawn as a result of changes in the terms of or information relating to the Exchange Offer.

Use of Proceeds; Fees and Expenses of the Exchange Offer

        We will not receive any cash proceeds from this Exchange Offer. Existing Notes that are properly tendered and exchanged pursuant to the Exchange Offer will be retired and canceled. Accordingly, our issuance of New Notes will not result in any cash proceeds to us. We estimate that the approximate total cost of the Exchange Offer will be $734,000.

Taxation

        The tax treatment of an exchange by a U.S. Holder (as defined below in the section entitled "Material United States Federal Income Tax Considerations") of Existing Notes for New Notes pursuant to the Exchange Offer will depend on whether the exchange is treated as a "recapitalization" for federal income tax purposes. We intend to take the position that the exchange of Existing Notes for New Notes pursuant to the Exchange Offer constitutes a recapitalization. There can be no assurance, however, that the IRS will not successfully assert a contrary position. Provided that the exchange is treated as a recapitalization, the exchange of the Existing Notes for New Notes pursuant to the Exchange Offer will not constitute a taxable exchange. As a result, (i) a U.S. Holder will not recognize any gain or loss as a result of exchanging its Existing Notes for New Notes, (ii) the holding period of the New Notes will include the holding period of the Existing Notes exchanged therefor; and (iii) the adjusted tax basis of the New Notes will be the same as the adjusted tax basis of the Existing Notes exchanged therefor immediately before the exchange.

        We encourage you to read the full section of this Prospectus entitled "Material United States Federal Income Tax Considerations" and urge you to consult your tax advisors to determine all applicable tax consequences of the exchange of the Existing Notes for the New Notes and the ownership and disposition of the New Notes and the Common Stock into which the New Notes may be converted.

Refinancing of the Existing Senior Notes

        The purpose of the Exchange Offer is to offer holders of the Existing Notes a higher interest rate and significantly lower conversion price in return for extension of the maturity. Contemporaneously with the Exchange Offer, we intend to refinance the Existing Senior Notes by prepaying the outstanding principal amount (and all accrued and unpaid interest thereon) on these notes. In connection with prepayment of the Existing Senior Notes, we intend to terminate various securities exchange agreements between us and the holders of the Existing Senior Notes in exchange for (i) $25,175,000 in cash and (ii) warrants to purchase in the aggregate 5,176,065 shares of Common Stock, which warrants shall have an exercise price of $1.85 per share (subject to antidilution protection in certain circumstances) and shall be exercisable for a period of three years from the date of issuance. We intend to register the shares of Common Stock underlying the warrants for resale by the holders of the Existing Senior Notes, pursuant to the terms of a registration rights agreement to be entered into by and among iBasis and the warrant holders.

        We have secured a commitment of $25.2 million from a third party funding source to prepay the Existing Senior Notes. We intend to issue new secured convertible notes (referred to as the New Senior Notes) to a third party financing source in the aggregate principal amount of $25.2 million, or obtain at least $25.2 million in funding from other financing sources, for prepayment of the Existing Senior Notes. We expect that the New Senior Notes will have an interest rate of 8% per annum and mature three years from the date of issuance. Notwithstanding the commitment obtained, the prepayment of the Existing Senior Notes may be financed by any number of other financing sources available or that become available to us on terms as favorable, or more favorable, than those in the commitment from our third party funding source.

Summary Comparison of Existing Notes and New Notes

        The following summary compares the terms of the Existing Notes to the terms of the New Notes. It is only a summary. For a more detailed description of the terms of these notes, please see "Description of the New Notes" and "Description of the Existing Notes."

	Existing Notes	New Notes
Issuer	iBasis, Inc.	iBasis, Inc.
Notes Offered	$150,000,000 aggregate principal amount of 5 3/4% Convertible Subordinated Notes due 2005, of which $38,180,000 aggregate principal amount is currently outstanding.	Up to $38,180,000 aggregate principal amount of 6 3/4% Convertible Subordinated Notes due 2009.
Interest Payment Dates	Payable on March 15 and September 15 of each year.	Payable on and of each year.
Interest	5.75% per annum in cash.	6.75% per annum in cash.
Maturity	March 15, 2005.	, 2009.
Conversion	Conversion at the option of the holder into shares of Common Stock at a conversion rate equal to $86.14 per share.	Conversion at the option of the holder into shares of Common Stock at a conversion rate equal to $1.85 per share.
Provisional Redemption
Prior to March 20, 2003, if the closing price of the Common Stock exceeded 150% of the conversion price described above for at least 20 trading days in any consecutive 30-trading day period we had the right to redeem the Existing Notes at a redemption price equal to $1,000 per Existing Note, plus accrued and unpaid interest. Upon any such redemption, we also had to make an additional payment of $152.54 per Existing Note, minus the amount of any interest we actually paid on such Existing Note.
We may not redeem the New Notes prior to , 2005. Thereafter, if the closing price of the Common Stock has exceeded 150% of the conversion price described above for at least 20 trading days in any consecutive 30-trading day period we may redeem the New Notes at a redemption price equal to $1,000 per New Note, plus accrued and unpaid interest.

Optional Redemption
On or after March 20, 2003, we have the right to redeem the Existing Notes at a redemption price equal to 102.30% of the principal amount of Existing Notes (for any redemption during the 12 month period beginning March 20, 2003) and 101.15% of the principal amount of the Existing Notes (for any redemption during the 12 month period beginning March 20, 2004).
On or after , 2007, we have the right to redeem the New Notes at a redemption price equal to 102% of the principal amount of New Notes (for any redemption during the 12 month period beginning , 2007) or 101% of the principal amount of the New Notes (for any redemption during the 12 month period beginning , 2008).
Repurchase Rights
Upon a repurchase event, the holders of the Existing Notes have the right, subject to customary conditions and restrictions, to require us to repurchase some or all of the Existing Notes at a price equal to 105% of the principal amount of the Existing Notes, plus accrued and unpaid interest. A repurchase event is considered to occur if (i) the Common Stock or other common stock into which the Existing Notes is convertible is neither listed on any national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States or (ii) a change of control of iBasis, Inc. occurs. Subject to certain conditions, we have the option of paying the repurchase price in Common Stock valued at 95% of the average of the closing prices of the Common Stock for the five trading days immediately before and including the third trading day preceding the repurchase date.
Upon a change of control of iBasis, Inc., the holders of the New Notes will have the right, subject to customary conditions and restrictions, to require us to repurchase some or all of the New Notes at a price equal to 105% of the principal amount of the New Notes, plus accrued and unpaid interest.
Ranking	The Existing Notes are subordinated in right of payment to our existing and future senior indebtedness.	The New Notes are subordinated in right of payment to our existing and future senior indebtedness.

Covenants
Financial Covenants
None.

 Non-Financial Covenants
Under the Existing Notes Indenture, we are required to:
•    maintain an office or agency in the Borough of Manhattan, The City of New York, where the Existing Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notice and demands to or upon us in respect of the Existing Notes and Existing Notes Indenture may be served;
•    appoint a Trustee whenever necessary to avoid or fill a vacancy in the office of Trustee, so that at all times there will be a Trustee under the Existing Notes Indenture;
•    cause any paying agent that we appoint other than the Trustee to execute and deliver to the Trustee an instrument in which it agrees to (i) hold all sums in trust for the benefit of the holders of the Existing Notes, (ii) give the Trustee notice of any failure by us to make any payment of the principal of and premium, if any, or interest on the Existing Notes when the same is due and payable, and (iii) pay to the Trustee all sums held in trust upon an event of default under the Existing Notes Indenture. If we act as our own paying agent, we must, on or before each due date of the principal of, premium, if any, or interest on the Existing Notes, set aside and hold in trust for the benefit of the holders of the Existing Notes a sum sufficient to pay such principal, premium, if any, or interest becoming due, and we must notify the Trustee of our failure to take any such action or any failure to make any payment when due;
•    do all things necessary to preserve and keep in full force and effect our corporate existence;
• agree not to claim or take advantage of any stay, extension or usury law or other law, whenever enacted, that would prohibit or forgive us from paying all or any portion of the principal of or interest on the Existing Notes;
Financial Covenants
Under the New Notes Indenture, we are prohibited from:
• incurring additional senior indebtedness other than (i) indebtedness under the New Notes and any of the Existing Notes, if any, (ii) senior indebtedness (including indebtedness under the Existing Senior Notes) not to exceed $45,200,000 in principal amount outstanding at any time, (iii) indebtedness not otherwise covered by any other clause which is outstanding on the date of execution of the New Notes Indenture, (iv) indebtedness of iBasis to any subsidiary and indebtedness of any subsidiary to iBasis or another subsidiary, (v) indebtedness secured by iBasis assets that is incurred by iBasis or a designated subsidiary from any bank, commercial finance company, other commercial lender or financial institution in an amount not to exceed specified maximum thresholds set forth in the New Notes Indenture, (vi) indebtedness of iBasis or any of its subsidiaries incurred or issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other indebtedness of iBasis or any of its subsidiaries (other than intercompany indebtedness) outstanding on the date of execution of the New Notes Indenture or other indebtedness permitted to be incurred by iBasis or its subsidiaries pursuant to the terms of the New Notes Indenture, (vii) indebtedness of a person existing at the time such person becomes a subsidiary or assumed in connection with the acquisition by iBasis of assets from such person, in an amount not to exceed $25,000,000 in the aggregate, and (viii) additional indebtedness that is pari passu with or subordinate to the New Notes, not to exceed $114,540,000 in the aggregate.

•    deliver to the Trustee within 120 days after the end of each fiscal year an officer's certificate, signed by our principal executive, principal financial or principal accounting officer, stating whether, to the best of their knowledge, the signer knows of any default under the Existing Notes Indenture that occurred during such period, and describing the nature of such default;

•    execute and deliver any further instruments and do any further acts, as may be requested by the Trustee, that are reasonably necessary to carry out the purposes of the Existing Notes Indenture; and

•    pay or discharge any material tax, assessment, charge, or claim.

Under the New Notes Indenture, we may not, and we may not permit any of our subsidiaries to: (i) incur any lien on any of its property or proceeds thereof except with respect to liens existing on the issue date or to be incurred pursuant to agreements existing on the issue date, or debt incurred to refinance such debt, liens on property that is acquired by iBasis, or liens securing certain permitted secured indebtedness, (ii) declare any dividend or make any distribution to any equity holders, purchase, redeem or otherwise acquire or retire for value any equity (other than permitted employee equity repurchases or pursuant to a permitted open-market stock repurchase plan), subject to a basket based on the consolidated net income of the Company after the issue date of the New Notes, or prepay any indebtedness that is contractually subordinated to the New Notes prior to their stated maturity, (iii) make certain investments that are not consistent with our line of business, (iv) issue preferred capital stock that could be redeemed prior to the maturity date of the New Notes, (v) permit any restrictions to be imposed on the ability of our subsidiaries to pay dividends or transfer assets to iBasis, and (vi) enter into any transactions with our affiliates on terms less favorable to the Company than those that would have been obtained in a comparable transaction with an unrelated party and, in the event of any such transaction involving aggregate consideration in excess of $5.0 million, without an opinion of an investment banking firm of national standing as to the fairness of such transaction from a financial point of view.

 Non-Financial Covenants
Same as Existing Notes
Events of Default	The following events constitute "events of default" under the Existing Notes Indenture:	Same as Existing Notes
• we fail to pay the principal or premium, if any, on any of the Existing Notes when due, whether or not prohibited by the subordination provisions of the Existing Notes Indenture;

• we fail to pay interest on the Existing Notes when due if such failure continues for 30 days, whether or not prohibited by the subordination provisions of the Existing Notes Indenture;
• we fail to deliver shares of the Common Stock, including cash for fractional shares, 5 days after conversion of an Existing Note;
• we fail to perform any covenant in the Existing Notes Indenture if such failure continues for 45 days after notice is given in accordance with the Existing Notes Indenture;
• we fail to repurchase any Existing Notes after a repurchase event;
• we fail to provide timely notice of a repurchase event;
• we fail or any of our significant subsidiaries fail to make any payment at maturity on any indebtedness, including any applicable grace periods, in an amount in excess of $5,000,000, and such amount has not been paid or discharged within 30 days after notice is given in accordance with the Existing Notes Indenture;

• a default by us or any significant subsidiary on any indebtedness that results in the acceleration of indebtedness in an amount in excess of $5,000,000, without this indebtedness being discharged or the acceleration being rescinded or annulled for 30 days after notice is given in accordance with the Existing Notes Indenture; or

• certain events involving bankruptcy, insolvency or reorganization of us or any significant subsidiary.
Listing
The Existing Notes were not listed on any national securities exchange or the Nasdaq Stock Market, but they were eligible for trading in the PORTAL Market of the National Association of Securities Dealers, Inc.
The New Notes will not be listed on any national securities exchange or the Nasdaq Stock Market, but we expect they will be eligible for trading in the PORTAL Market of the National Association of Securities Dealers, Inc.

THE INFORMATION AGENT

        The Information Agent for the Exchange Offer will be D.F. King & Co., Inc. The address and telephone number of the Information Agent are as follows:

D.F. King & Co., Inc.
48 Wall Street
22nd Floor
New York, NY 10005
Banks and Brokerage Firms, Please Call: (212) 269-5550
All Others Call Toll-free: (800) 859-8508

        We will pay the Information Agent reasonable and customary fees for its services and will reimburse it for all its reasonable out-of-pocket expenses.

THE EXCHANGE AGENT

        The Bank of New York will act as Exchange Agent for purposes of processing tenders and withdrawals of Existing Notes in the Exchange Offer. The address and telephone number of the Exchange Agent are as follows:

The Bank of New York
Reorganization Unit
Attn: Duong Nguyen
101 Barclay Street, 7E
New York, New York 10286
(212) 815-3687

        We will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for all its reasonable out-of-pocket expenses.

SUMMARY CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        The following summary condensed consolidated financial information as of and for the years ended December 31, 2003, 2002, 2001, 2000 and 1999 have been derived from our audited financial statements. The summary condensed consolidated financial information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this Prospectus.

	Year Ended December 31,
	2003	2002	2001	2000	1999
	(In thousands, except per share data)
Net revenue	$178,159	$164,942	$110,180	$61,218	$19,417
Total costs and operating expenses	201,569	236,533	257,711	130,489	41,049

Loss from operations	(23,410)	(71,591)	(147,531)	(69,271)	(21,632)
Loss from continuing operations	(10,938)	(56,501)	(140,918)	(62,291)	(21,087)
Income (loss) from discontinued operations	1,251	(65,222)	(49,771)	—	—
Net loss	$(9,687)	$(121,723)	$(190,689)	$(62,291)	$(21,087)

Basic and diluted net loss per share:
Loss from continuing operations	$(0.24)	$(1.25)	$(3.30)	$(1.85)	$(2.29)
Income (loss) from discontinued operations	0.03	(1.450	(1.17)	—	—

Basic and diluted net loss per share	$0.21	$(2.70)	$(4.47)	$(1.85)	$(2.29)

Basic and diluted weighted average common shares outstanding	44,696	45,164	42,645	33,612	9,655

Ratio of earnings to fixed charges	(0.1)	(3.4)	(6.8)	(3.4)	(10.5)

Deficiency of earnings to fixed charges	$(10,938)	$(56,501)	$(140,919)	$(62,292)	$(22,107)

	December 31,
	2003	2002	2001	2000	1999
	(In thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents, restricted cash and marketable securities	$17,270	$32,317	$118,690	$300,327	$123,666
Working capital	3,264	21,906	155,509	258,513	27,915
Total assets	67,538	98,524	328,825	447,818	153,473
Long term debt and other long term liabilities, net of current portion	65,829	93,590	171,343	190,880	11,689
Total stockholders' (deficit) equity	(42,108)	(33,972)	86,717	206,896	126,904

RECENT DEVELOPMENTS

        In connection with our quarterly analysis of potential impairment of our long-term investment in a non-marketable security at March 31, 2004, we determined that such investment was other than temporarily impaired and as a result we will record a $5.0 million non-cash charge to continuing operations for the first quarter ended March 31, 2004.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. The ratio of earnings to fixed charges has been calculated on a consolidated basis and should be read in conjunction with our consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

	Year Ended December 31,
	2003	2002	2001	2000	1999
	(Dollars in thousands)
Excess (deficiency) of earnings to fixed charges	$(10,938)	$(56,501)	$(140,919)	$(62,292)	$(22,107)
Ratio of earnings to fixed charges and preferred stock dividends	(0.1)	(3.4)	(6.8)	(3.4)	(10.5)

        The ratios of earnings to fixed charges presented above were computed by dividing our earnings by fixed charges. For this purpose, earnings have been calculated as fixed charges plus loss from continuing operations. Fixed charges consists of interest expense, interest charged to the gains on bond repurchases and exchanges, amortization of deferred financing costs and preferred stock dividends. We had no capitalized interest for any of the periods presented.

UNAUDITED PRO FORMA INFORMATION

        The following unaudited pro forma information shows summary condensed consolidated financial information as of and for the year ended December 31, 2003 on an actual and historical basis and as adjusted to give effect to the completion of the Exchange Offer and the completion of the refinancing of the Existing Senior Notes.

	Year Ended December 31, 2003
	Actual	Adjustment for Exchange Offer(1)	Adjustment for Refinancing of Senior Notes(2)	As Adjusted
	(In thousands, except per share data)
Net revenue	$178,159	—	—	$178,159
Total costs and operating expenses:
Data communications and telecommunications (excluding depreciation and amortization)	152,853	—	—	152,853
Research and development	13,387	—	—	13,387
Selling and marketing	7,513	—	—	7,513
General and administrative	7,665	—	—	7,665
Depreciation and amortization	20,065	—	—	20,065
Non-cash stock based compensation	86	—	—	86

Total costs and operating expenses	201,569	—	—	201,569

Operating loss	(23,410)	—	—	(23,410)
Interest expense, net	(3,806)	(213)	(2,014)	(6,033)
Gain on bond repurchases and exchanges	16,615	—	—	16,615
Other expenses, net	(337)	—	—	(337)

Loss from continuing operations	$(10,938)	$(213)	$(2,014)	$(13,165)

Basic and diluted net loss per share:
Loss from continuing operations	$(0.24)			$(0.29)

Basic and diluted weighted average common shares outstanding	44,696			44,696

Ratio of earnings to fixed charges	(0.1)			(0.1)

Deficiency of earnings to fixed charges	$(10,938)			$(13,165)

(1)
Reflects increase in annual interest expense of $382, less reduction in annual amortization of deferred financing costs of $169. Annual interest expense on the Existing Notes is $2,195 and will be increased to $2,577 on the New Notes as a result of the Exchange Offer.

  Pro forma information excludes $734 in non-recurring transaction costs of the Exchange Offer. Such amounts will be expensed when incurred as the Exchange Offer is not considered an extinguishment of debt for accounting purposes.

(2)
Reflects recurring annual interest expense on the New Senior Notes of $2,014.

  Pro forma information excludes $2,176 of additional interest expense for the value of warrants issued to Existing Senior Note holders and $838 of non-recurring transaction costs, less $1,632 of accrued interest through the maturity of the Existing Senior Notes that was accrued and charged against the gain on bond exchanges in 2003 that will not be paid as a result of a prepayment of the Existing Notes prior to their maturity.

	December 31, 2003
	Actual	Adjustment for Exchange Offer(1)	Adjustment for Refinancing of Senior Notes(2)	As Adjusted
	(In thousands)
Consolidated Balance Sheet Data:
Current assets:
Cash and cash equivalents	$17,270	(1,374)	(3,492)	$12,404
Accounts receivable	21,767	—	—	21,767
Prepaid expenses and other current assets	5,295	—	—	5,295

Total current assets	44,332	(1,374)	(3,492)	39,466
Property and equipment, net	17,175	—	—	17,175
Deferred debt financing costs, net	326	—	—	326
Other long-term assets	5,705	—	—	5,705

Total assets	$67,538	$(1,374)	$(3,492)	$62,672

Liabilities and stockholders' deficit:
Current liabilities:
Accounts payable	$19,902	$—	$—	$19,902
Accrued expenses	18,652	(640)	(2,984)	15,028
Deferred revenue	417	—	—	417
Current portion of long-term debt	2,097	—	—	2,097

Total current liabilities	41,068	(640)	(2,984)	37,444
Long term debt, less current portion:
Revolving line of credit	2,300	—	—	2,300
Capital lease obligations	174	—	—	174
Existing Notes	38,180	(38,180)	—	—
New Notes	—	38,180	—	38,180
Existing Senior Notes	25,175	—	(25,175)	—
New Senior Notes	—	—	25,175	25,175

Total long-term debt	65,829	—	—	65,829
Other long-term liabilities	2,749	—	(1,302)	1,447

Total liabilities	109,646	(640)	(4,286)	104,720
Stockholders' deficit:
Common stock	46	—	—	46
Treasury stock	(341)	—	—	(341)
Additional paid-in capital	370,393	—	2,176	372,569
Accumulated deficit	(412,206)	(734)	(1,382)	(414,322)

Total stockholders' deficit	(42,108)	(734)	794	(42,048)

Total liabilities and stockholders' deficit	$67,538	$(1,374)	$(3,492)	$62,672

(1)
Reduction in cash reflects interest payment of $640 on Existing Notes at time of exchange and $734 in non-recurring transaction costs. Reduction in accrued expenses reflects payment of accrued interest of $640. Increase in accumulated deficit of $734 reflects non-recurring transaction costs.

(2)
Reduction in cash reflects January 2004 interest payment of $1,448, payment of accrued interest of $1,206 with repayment of Existing Senior Notes and $838 in transaction costs. Reduction in accrued expenses and other long-term liabilities reflects January 2004 interest payment of $1,448, interest payment of $1,206 with prepayment of Existing Senior Notes and $1,632 of accrued interest through the maturity of the Existing Senior Notes that was accrued and charged against the gain on bond exchanges in 2003 that will not have to be paid as a result of a prepayment of the Existing Senior Notes prior to their maturity. Increase in additional paid-in capital of $2,176 reflects the value of the warrants issued to the Existing Senior Note holders. Increase in accumulated deficit reflects charge of $2,176 as additional interest expense for value of warrants issued to the Existing Senior Note holders and $838 in transaction costs, less $1,632 of accrued interest that will not have to be paid as a result of a prepayment of the Existing Senior Notes.

CAPITALIZATION

        The following capitalization table shows the consolidated cash and cash equivalents and capitalization of iBasis, Inc. and its subsidiaries as of December 31, 2003 on an actual historical basis and as adjusted to give effect to the completion of the Exchange Offer and the completion of the refinancing of the Existing Senior Notes.

	December 31, 2003
	Actual	Adjustment for Exchange Offer		Adjustment for Refinancing of Senior Notes		As Adjusted
	(In thousands, except per share data)
Cash and cash equivalents	$17,270	$(1,374	)(1)	$(3,492	)(2)	$12,404

Short-term debt:
Capital lease obligations	$2,097	—		—		$2,097

Long-term debt:
Bank borrowings	$2,300	—		—		$2,300
Existing 11 1/2% Senior Secured Notes	25,175	—		$(25,175	)(3)	—
New 8% Convertible Secured Notes	—	—		25,175	(4)	25,175
Existing 5 3/4% Convertible Subordinated Notes	38,180	$(38,180	)(5)	—		—
New 6 3/4% Convertible Subordinated Notes	—	38,180	(6)	—		38,180
Capital lease obligations	174					174

Total long-term debt	65,829	—		—		65,829

Total debt	67,926	—		—		67,926

Stockholders' deficit:
Common stock, $0.001 par value—authorized—85,000 shares; Issued—45,913 shares	$46	—		—		$46
Preferred stock, $0.001 par value—authorized—15,000 shares; issued and outstanding—none	—	—		—		—
Treasury stock, 1,135 shares at cost	(341)	—		—		(341)
Additional paid-in capital	370,393	—		2,176	(7)	372,569
Accumulated deficit	(412,206)	(734	)(8)	(1,382	)(9)	(414,322)

Total stockholders' deficit	(42,108)	(734)		794		(42,048)

Total capitalization	$25,818	(734)		794		$25,878

(1)
Reflects estimated transaction costs of Exchange Offer of $734 and interest payment of $640 on Existing Notes at time of exchange.

(2)
Reflects estimated transaction costs of $838 on refinancing of Existing Senior Notes, January 2004 interest payment of $1,448 and payment of accrued interest of $1,206 with repayment of Existing Senior Notes.

(3)
Reflects prepayment of Existing Senior Notes.

(4)
Reflects issuance of New Senior Notes.

(5)
Reflects assumed exchange and cancellation of 100% of the Existing Notes in Exchange Offer

(6)
Reflects issuance of New Notes for 100% of Existing Notes in Exchange Offer.

(7)
Reflects value of warrants of $2,176 issued to Existing Senior Note holders.

(8)
Reflects estimated transaction costs of Exchange Offer of $734.

(9)
Reflects estimated transaction costs of refinancing of Existing Senior Notes of $838, value of warrants of $2,176 as additional interest expense, less $1,632 of accrued interest that will not have to be paid as a result of a prepayment of the Existing Senior Notes.

RISK FACTORS

        Any investment in our securities involves a high degree of risk. You should carefully consider the risks described below, which we believe are all the material risks to our business, together with the information contained elsewhere in this Prospectus, before you make a decision to participate in the Exchange Offer.

Risks Related to the Company

A failure to refinance our existing debt or obtain necessary additional capital in the future could jeopardize our operations.

        We will need additional capital in the future to fund our operations, finance investments in equipment and corporate infrastructure, expand our network, increase the range of services we offer and respond to competitive pressures and perceived opportunities. We have had a history of negative cash flows from operations. In 2003, our negative cash flow from operations was $3.2 million. We have $25.2 million in Existing Senior Notes that mature in January 2005 and $38.2 million in the Existing Notes that mature in March 2005. Without achieving positive cash flow and refinancing the $63.4 million in debt that matures in early 2005, cash flow from operations and cash on hand will not be sufficient to cover our operating expenses, working capital, interest on and repayment of our debt and capital investment needs. We may not be able to refinance our debt or obtain additional financing to repay this debt that is available on terms acceptable to us, if at all. If we raise additional funds by selling equity securities, the relative equity ownership of our existing investors could be diluted or the new investors could obtain terms more favorable than previous investors. A failure to refinance our debt, or obtain additional funding to repay this debt and support our working capital and capital investment requirements, could cause us to be in default of our existing debt and prevent us from making expenditures that are needed to allow us to grow or maintain our operations. If the contemplated refinancing of the Existing Senior Notes is consummated, we will issue up to $25.2 million in New Senior Notes that will mature three years after issuance.

Our financial condition, and the restrictive covenants contained in our credit facility may limit our ability to borrow additional funds or raise additional equity as may be required to fund our future operations.

        We incurred significant losses from continuing operations of $10.9 million and $56.5 million for the years ended December 31, 2003 and 2002, respectively. Our accumulated deficit, and stockholders' deficit was approximately $412.2 million and $42.1 million, respectively, as of December 31, 2003. Moreover, the terms of our $15 million revolving credit facility and our debt exchange may limit our ability to, among other things:

  •
  incur additional debt;

  •
  retire or exchange outstanding debt;

  •
  pay cash dividends, redeem, retire or repurchase our stock or change our capital structure;

  •
  acquire assets or businesses or make investments in other entities;

  •
  enter into certain transactions with affiliates;

  •
  merge or consolidate with other entities;

  •
  sell or otherwise dispose of assets or use the proceeds from any asset sale or other disposition; and

  •
  create additional liens on our assets.

        Our available cash, and the remaining borrowing capacity under our credit facility may not be sufficient to fund our operating and capital expenditure requirements in the foreseeable future. Our ability to borrow additional funds or raise additional equity is limited by the terms of our outstanding debt instruments and/or our financial condition.

        Additionally, events such as our inability to continue to reduce our loss from continuing operations, could adversely affect our liquidity and our ability to attract additional funding as required.

We may not be able to pay our debt and other obligations and our assets may be seized as a result.

        We may not generate the cash flow required to pay our liabilities as they become due. As of December 31, 2003, we had approximately $38.2 million of the Existing Notes due in March 2005 and $25.2 million of Existing Senior Notes due in January 2005. In the event the exchange of the Existing Notes for New Notes is consummated, simultaneously therewith the Existing Senior Notes will be repaid and we will issue the New Senior Notes to the financing sources of such prepayment. We must pay interest on all of the Existing Notes and the Existing Senior Notes, and upon issuance we will be required to pay interest on the New Senior Notes, twice a year. If our cash flow is inadequate to meet our obligations, we will default on the notes. Any default of the Existing Notes, Existing Senior Notes or New Senior Notes, if issued, could allow our note holders to seize our assets or try to force us into bankruptcy.

        Additionally, as of December 31, 2003, we had an outstanding balance of $2.3 million on our lines of credit totaling $15.0 million, and had approximately $2.6 million of outstanding letters of credit issued under these agreements. If we fail to pay our liabilities under these lines of credit, the bank may enforce all available remedies and seize our assets or receivables, to satisfy any amounts owed.

We may be unable to repay or repurchase our Existing Senior Notes, the New Senior Notes, if any, or the Existing Notes upon a repurchase event and be forced into bankruptcy.

        The holders of the Existing Senior Notes and the New Senior Notes, if any, may require us to repurchase or prepay all of the outstanding Existing Senior Notes or New Senior Notes, if any, upon a "repurchase event." A repurchase event under the Existing Senior Notes and the proposed New Senior Notes includes a change of control of iBasis. In addition, upon the receipt of proceeds of certain asset sales by us that generate proceeds in excess of $250,000 (or if an event of default exists, regardless of the amount) but do not result in a change of control of iBasis, we are required to use the proceeds from the asset sale to prepay or repurchase the Existing Senior Notes. We may not have sufficient cash reserves to repurchase the Existing Senior Notes, which would cause an event of default under the securities exchange agreement pursuant to which such notes were issued and under our other debt obligations.

        The holders of the Existing Notes may require us to repurchase all or any portion of the outstanding Existing Notes upon a "repurchase event." A repurchase event under the Existing Notes includes a change in control of iBasis, or that time at which our shares of Common Stock are no longer approved for trading on an established automated over-the-counter trading market. We may not have sufficient cash reserves to repurchase the subordinated notes, which would cause an event of default under the Existing Note Indenture and under our other debt obligations and may force us to declare bankruptcy.

Investor interest in the Common Stock may be negatively affected by our continued trading on the Over-the-Counter Bulletin Board.

        On November 13, 2002, we received a determination from the Nasdaq Stock Market that shares of the Common Stock would no longer trade on the Nasdaq National Market because we failed to meet certain minimum listing requirements. Our Common Stock began trading on the NASD-operated

Over-the-Counter Bulletin Board on November 14, 2002. The Over-the-Counter Bulletin Board market is generally considered to be less efficient and not as liquid as the Nasdaq National Market. Trading in this market may decrease the market value and liquidity of our Common Stock, which could materially and adversely affect our ability to attract additional investment to finance our operations.

Provisions of our governing documents and Delaware law could also discourage acquisition proposals or delay a change in control.

        Our certificate of incorporation and by-laws contain anti-takeover provisions, including those listed below, that could make it more difficult for a third party to acquire control of our company, even if that change in control would be beneficial to stockholders:

  •
  our board of directors has the authority to issue Common Stock and preferred stock, and to determine the price, rights and preferences of any new series of preferred stock, without stockholder approval;

  •
  our board of directors is divided into three classes, each serving three-year terms;

  •
  our stockholders need a supermajority of votes to amend key provisions of our certificate of incorporation and by-laws;

  •
  there are limitations on who can call special meetings of stockholders;

  •
  our stockholders may not take action by written consent; and

  •
  our stockholders must provide specified advance notice to nominate directors or submit stockholder proposals.

        In addition, provisions of Delaware law and our stock option plan may also discourage, delay or prevent a change of control of our company or unsolicited acquisition proposals.

International governmental regulation and legal uncertainties and other laws could limit our ability to provide our services, make them more expensive, or subject us to legal or criminal liability.

        A number of countries currently prohibit or limit competition in the provision of traditional voice telephony services. In some of those countries, licensed telephony carriers as well as government regulators have questioned our legal authority and/or the legal authority of our service partners or affiliated entities and employees to offer our services. We may face similar questions in additional countries. Our failure to qualify as a properly licensed service provider, or to comply with other foreign laws and regulations, could materially adversely affect our business, financial condition and results of operations, including subjecting us or our employees to taxes and criminal or other penalties and/or by precluding us from, or limiting us in, enforcing contracts in such jurisdictions.

        It is also possible that countries may apply to our activities laws otherwise relating to services provided over the Internet, including laws governing:

  •
  sales and other taxes, including payroll-withholding applications;

  •
  user privacy;

  •
  pricing controls and termination costs;

  •
  characteristics and quality of products and services;

  •
  qualification to do business;

  •
  consumer protection;

  •
  cross-border commerce, including laws that would impose tariffs, duties and other import restrictions;

  •
  copyright, trademark and patent infringement; and

  •
  claims based on the nature and content of Internet materials, including defamation, negligence and the failure to meet necessary obligations.

        If foreign governments or other bodies begin to impose related restrictions on Internet telephony or our other services or otherwise enforce criminal or other laws against us, our affiliates or employees, such activities could have a material adverse effect on our ability to attain and maintain profitability.

The telecommunications industry is subject to domestic governmental regulation and legal uncertainties and other laws that could materially increase our costs and prevent us from executing our business plan.

        We are not licensed to offer traditional telecommunications services in any U.S. state and we have not filed tariffs for any service at the Federal Communications Commission (FCC) or at any state regulatory commission. Nonetheless, aspects of our operations may currently be, or become, subject to state or federal regulations governing licensing, universal service funding, advertising, disclosure of confidential communications or other information, excise taxes, transactions restricted by U.S. embargo and other reporting or compliance requirements.

        While the FCC to date has maintained an informal policy that information service providers, including Internet telephony providers, are not telecommunications carriers for regulatory purposes, various entities have challenged this idea, both before the FCC and at various state government agencies. As a result, the FCC has held hearings and announced a Notice of Proposed Rulemaking. An adverse ruling could subject us to licensing requirements and additional fees and subsidies.

        We have offered our prepaid international calling card services on a wholesale basis to international carrier customers, and others, some of which provide these services to end-user customers, enabling them to call internationally over The iBasis Network from the U.S. We have also made arrangements to participate in the selling and marketing of such cards on a retail basis. Although the calling cards are not primarily marketed for domestic interstate or intrastate use, we have not blocked the ability to place such calls or required our wholesale customers or distributors to show evidence of their compliance with U.S. and state regulations. As a result, there may be incidental domestic use of the cards. Domestic calling may employ transport and switching that is not connected to the Internet and, therefore, may not enjoy the lighter regulation to which our Internet-based services are subject. Because we provide services that are primarily wholesale and/or international, we do not believe that we are subject to federal or state telecommunications regulation for the possible uses of these services described here and, accordingly, we have not obtained state licenses, filed state or federal tariffs, posted bonds, or undertaken other possible compliance steps. Under current standards or as-yet undetermined rules, the FCC and state regulatory authorities may not agree with our position. If they do not, we could become subject to regulation at the federal and state level for these services, and could become subject to licensing and bonding requirements, and federal and state fees and taxes, including universal service contributions and other subsidies, and other laws, all of which could materially affect our business.

        We are also subject to federal and state laws and regulations regarding consumer protection and disclosure regulations. These rules could substantially increase the cost of doing business domestically and in any particular state. Law enforcement authorities may utilize their powers under consumer protection laws against us in the event we do not meet legal requirements in that jurisdiction.

        The FCC also requires all calling card service providers that enable users to place toll-free calls from payphones in the United States to compensate the payphone operator for each call placed from a payphone. Future changes in FCC payphone compensation rules and/or the failure of a company that provides toll-free numbers to us to compensate payphone companies could affect our revenues.

        In addition to specific telecommunications regulation, we are subject to other laws. As an example, the Office of Foreign Asset Control of the U.S. Department of the Treasury, or OFAC, administers the United States' sanctions against certain countries. OFAC rules restrict many business transactions with such countries and, in some cases, require that licenses be obtained for such transactions. We may currently, or in the future, transmit telecommunications between the U.S. and countries subject to U.S. sanctions regulations and undertake other transactions related to those services. We have undertaken such activities via our network or through various reciprocal traffic exchange agreements to which we are a party. We have received licenses from OFAC to send traffic to some countries and, if necessary, will remain in contact with OFAC with regard to other transactions. Failure to obtain proper authority could expose us to legal and criminal liability.

We have implemented anti-takeover provisions that could discourage, prevent or delay a takeover, even if the acquisition would be beneficial to our stockholders.

        The existence of our stockholder rights plan and provisions of our amended and restated certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it difficult for a third party to acquire us, even if doing so would benefit our stockholders.

Risks Related to Our Operations

We may never achieve sustained profitability and the market price of our Common Stock may fall.

        Our revenue and results of operations have fluctuated and will continue to fluctuate significantly from quarter to quarter in the future due to a number of factors, some of which are not in our control, including, among others:

  •
  the amount of traffic we are able to sell to our customers, and their decisions on whether to route traffic over our network;

  •
  increased competitive pricing pressure in the international long distance market;

  •
  the percentage of traffic that we are able to carry over the Internet rather than over the more costly traditional public-switched telephone network;

  •
  loss of arbitrage opportunities resulting from declines in international settlement rates or tariffs;

  •
  our ability to negotiate lower termination fees charged by our local providers if our pricing deteriorates;

  •
  our continuing ability to negotiate competitive costs to interconnect our network with those of other carriers and Internet backbone providers;

  •
  capital expenditures required to expand or upgrade our network;

  •
  changes in call volume among the countries to which we complete calls;

  •
  the portion of our total traffic that we carry over more attractive routes could fall, independent of route-specific price, cost or volume changes;

  •
  technical difficulties or failures of our network systems or third party delays in expansion or provisioning system problems;

  •
  our ability to manage distribution arrangements and provision of retail offerings, including card printing, marketing, usage tracking, web-based offerings and customer service requirements, and resolution of associated disputes;

  •
  our ability to manage our traffic on a constant basis so that routes are profitable;

  •
  our ability to collect from our customers; and

  •
  currency fluctuations and restrictions in countries where we operate.

        Because of these factors, you should not rely on quarter-to-quarter comparisons of our results of operations as an indication of our future performance. It is possible that, in future periods, our results of operations will be significantly lower than the estimates of public market analysts, investors or our own estimates. Such a discrepancy could cause the price of the Common Stock to decline significantly and prevent us from achieving profitability.

We may never generate sufficient revenue to attain profitability if telecommunications carriers and other communications service providers or others are reluctant to use our services or do not use our services, including any new services, in sufficient volume.

        If the market for Internet telephony and new services does not develop as we expect, or develops more slowly than expected, our business, financial condition and results of operations will be materially and adversely affected.

        Our customers may be reluctant to use our Internet telephony services for a number of reasons, including:

  •
  perceptions that the quality of voice transmitted over the Internet is low;

  •
  perceptions that Internet telephony is unreliable;

  •
  our inability to deliver traffic over the Internet with significant cost advantages;

  •
  development of their own capacity on routes served by us;

  •
  an increase in termination costs of international calls.

        The growth of our core business depends on carriers and other communications service providers generating an increased volume of international voice and fax traffic and selecting our network to carry at least some of this traffic. Similarly, the growth of any retail services we offer depends on these factors as well as acceptance in the market of the brands that we service, including their respective rates, terms and conditions. If the volume of international voice and fax traffic and associated or other retail services fail to increase, or decrease, and these parties or other customers do not employ our network or otherwise use our services, our ability to become profitable will be materially and adversely affected.

We may not be able to collect amounts due to us from our customers and we may have to disgorge amounts already paid.

        Some of our customers have closed their businesses or filed for bankruptcy owing us millions of dollars for services we have provided to them in the past. Despite our efforts to collect these overdue funds, we may never be paid. The bankruptcy court may require us to continue to provide services to these companies during their reorganizations. Other customers may discontinue their use of our services at any time and without notice, or delay payments that are owed to us. Additionally, we may have difficulty in collecting amounts from them. Although we have internal credit risk policies to identify companies with poor credit histories, we may not effectively manage these policies and provided services to companies that refuse to pay. The risk is even greater in foreign countries, where the legal and collection systems available may not be adequate or impartial for us to enforce the payment provisions of our contracts. Our cash reserves will be reduced and our results of operations will be materially adversely affected if we are unable to collect amounts from our customers.

        We have received claims including lawsuits from estates of bankrupt companies alleging that we received preferential payments prior to bankruptcy filing. We may be required to pay amounts received from bankrupt estates. We intend to employ all available defenses in contesting such claims or, in the alternative settle such claims. The results of any suit or settlement may have a material adverse affect on our business.

We may increase costs and risks in our business by relying on third parties.

        Vendors.    We rely upon third-party vendors to provide us with the equipment, software, circuits, and other facilities that we use to provide our services. For example, we purchase substantially all of our Internet telephony equipment from Cisco Systems. We may be forced to try to renegotiate terms with vendors for products or services that have become obsolete. Some vendors may be unwilling to renegotiate such contracts, which could affect our ability to continue to provide services and consequently render us unable to generate sufficient revenues to become profitable.

        Parties that Maintain Phone and Data Lines and Other Telecommunications Services.    Our business model depends on the availability of the Internet and traditional telephone networks to transmit voice and fax calls. Third parties maintain and own these networks, other components that comprise the Internet, and business relationships that allow telephone calls to be terminated over the public switched telephone network. Some of these third parties are telephone companies. They may increase their charges for using these lines at any time and thereby decrease our profitability. They may also fail to maintain their lines properly, fail to maintain the ability to terminate calls, or otherwise disrupt our ability to provide service to our customers. Any such failure that leads to a material disruption of our ability to complete calls or provide other services could discourage our customers from using our network, which could have the effect of delaying or preventing our ability to become profitable.

        Local Communications Service Providers.    We maintain relationships with local communications service providers in many countries, some of whom own the equipment that translates calls from traditional voice networks to the Internet, and vice versa. We rely upon these third parties both to provide lines over which we complete calls and to increase their capacity when necessary as the volume of our traffic increases. There is a risk that these third parties may be slow, or fail, to provide lines, which would affect our ability to complete calls to those destinations. We may not be able to continue our relationships with these local service providers on acceptable terms, if at all. Because we rely upon entering into relationships with local service providers to expand into additional countries, we may not be able to increase the number of countries to which we provide service. Finally, any technical difficulties that these providers suffer, or difficulties in their relationships with companies that manage the public switched telephone network, could affect our ability to transmit calls to the countries that those providers help serve.

        Strategic Relationships.    We depend in part on our strategic relationships to expand our distribution channels and develop and market our services. In particular, we depend on our joint marketing and product development efforts with Cisco Systems to achieve market acceptance and brand recognition in certain markets. Strategic relationship partners may choose not to renew existing arrangements on commercially acceptable terms, if at all. In general, if we lose these key strategic relationships, or if we fail to maintain or develop new relationships in the future, our ability to expand the scope and capacity of our network and services provided, and to maintain state-of-the-art technology, would be materially adversely affected.

        Distributors of prepaid calling cards to retail outlets.    We make arrangements with distributors to market and sell prepaid calling cards to retail outlets. In some cases, we rely on these distributors to print cards, prepare marketing material, activate accounts, track usage and other data, and remit payments collected from retailers. There is a risk that distributors will not properly perform these responsibilities, comply with legal requirements, or pay us monies when due. We may not have adequate contractual or credit protections against these risks. There is also a risk that we will be ineffective in our efforts to implement new systems, customer care and disclosure policies, and certain technical and business processes. The result of any attendant difficulties may have a material impact on our business.

We may not be able to succeed in the intensely competitive market for our various services.

        We compete in our wholesale business principally on quality of service and price. In recent years, prices for long distance telephone services have been declining as a result of deregulation and increased competition.. We face competition from major telecommunications carriers, such as AT&T, British Telecom, Deutsche Telekom, MCI WorldCom and Qwest Communications, as well as new emerging carriers. We also compete with Internet protocol and other Internet telephony service providers who route traffic to destinations worldwide. Also, Internet telephony service providers that presently focus on retail customers may in the future enter the wholesale market and compete with us. If we can not offer competitive prices and quality of service our business could be materially adversely affected.

We may not be able to succeed in the intensely competitive market for prepaid calling services.

        The market for prepaid calling services is extremely competitive. Hundreds of providers offer calling card products and services. We have just recently begun offering prepaid calling card services and have little prior experience in this business and no established distribution channel for these services. If we do not successfully establish a distribution channel and enter geographic markets in which our rates, fees, surcharges, country services, and our other products and service characteristics, can successfully compete, our business could be materially adversely affected.

We are subject to downward pricing pressures and a continuing need to renegotiate overseas rates, which could delay or prevent our profitability.

        As a result of numerous factors, including increased competition and global deregulation of telecommunications services, prices for international long distance calls have been decreasing. This downward trend of prices to end-users has caused us to lower the prices we charge communications service providers and calling card distributors for call completion on our network. If this downward pricing pressure continues, we may not be able to offer Internet telephony services at costs lower than, or competitive with, the traditional voice network services with which we compete. Moreover, in order for us to lower our prices, we have to renegotiate rates with our overseas local service providers who complete calls for us. We may not be able to renegotiate these terms favorably enough, or fast enough, to allow us to continue to offer services in a particular country on a cost-effective basis. The continued downward pressure on prices and our failure to renegotiate favorable terms in a particular country could have a material adverse effect on our ability to operate our network and Internet telephony business profitably.

A variety of risks associated with our international operations could materially adversely affect our business.

        Because we provide many of our services internationally, we are subject to additional risks related to operating in foreign countries. In particular, in order to provide services and operate facilities in some countries, we have established subsidiaries or other legal entities or have forged relationships with service partners or entities set up by our employees. Associated risks include:

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  unexpected changes in tariffs, trade barriers and regulatory requirements relating to Internet access or Internet telephony;

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  economic weakness, including inflation, or political instability in particular foreign economies and markets;

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  difficulty in collecting accounts receivable;

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  tax, consumer protection, telecommunications, and other laws;

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  compliance with tax, employment, securities, immigration, labor and other laws for employees living and traveling, or conducting business, abroad, which may subject them or us to criminal or civil penalties;

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  foreign taxes including withholding of payroll taxes;

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  foreign currency fluctuations, which could result in increased operating expenses and reduced revenues;

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  political or economic instability;

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  exposure to liability under the Foreign Corrupt Practices Act;

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  other obligations or restrictions, including, but not limited to, criminal penalties incident to doing business or operating a subsidiary or other entity in another country; and

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  the personal safety of our employees and their families who at times have received threats of, or who may in any case be subject to, violence, and who may not be adequately protected by legal authorities or other means.

        These and other risks associated with our international operations may materially adversely affect our ability to attain or maintain profitable operations.

If we are not able to keep up with rapid technological change in a cost-effective way, the relative quality of our services could suffer.

        The technology upon which our services depends is changing rapidly. Significant technological changes could render the hardware and software that we use obsolete, and competitors may begin to offer new services that we are unable to offer. If we are unable to respond successfully to these developments or do not respond in a cost-effective way, we may not be able to offer competitive services.

We may not be able to expand and upgrade our network adequately and cost-effectively to accommodate any future growth.

        Our Internet telephony business requires that we handle a large number of international calls simultaneously. As we expand our operations, we expect to handle significantly more calls. If we do not expand and upgrade our hardware and software quickly enough, we will not have sufficient capacity to handle the increased traffic and growth in our operating performance would suffer as a result. Even with such expansion, we may be unable to manage new deployments or utilize them in a cost-effective manner. In addition to lost growth opportunities, any such failure could adversely affect customer confidence in The iBasis Network and could result in us losing business outright.

We depend on our current personnel and may have difficulty attracting and retaining the skilled employees we need to execute our business plan.

        We depend heavily on our key management.    Our future success will depend, in large part, on the continued service of our key management and technical personnel, including Ofer Gneezy, our President and Chief Executive Officer, Gordon VanderBrug, our Executive Vice President, Richard Tennant, our Chief Financial Officer, Paul Floyd, our Senior Vice President of Research & Development, Engineering, and Operations, and Dan Powdermaker, our Senior Vice President of Worldwide Sales. If any of these individuals or others we employ are unable or unwilling to continue in their present positions, our business, financial condition and results of operations could suffer. We do not carry key person life insurance on our personnel. While each of the individuals named above has entered into an employment agreement with us, these agreements do not ensure their continued employment with us.

        We will need to retain skilled personnel to execute our plans.    Our future success will also depend on our ability to attract, retain and motivate highly skilled employees, particularly engineering and technical personnel. Past workforce reductions have resulted in reallocations of employee duties that could result in employee and contractor uncertainty and dissatisfaction. Reductions in our workforce or restrictions on salary increases or payment of bonuses may make it difficult to motivate and retain employees and contractors, which could affect our ability to deliver our services in a timely fashion and otherwise negatively affect our business.

If we are unable to protect our intellectual property, our competitive position would be adversely affected.

        We rely on patent, trademark and copyright law, trade secret protection and confidentiality and/or license agreements with our employees, customers, partners and others to protect our intellectual property. Unauthorized third parties may copy our services or reverse engineer or obtain and use information that we regard as proprietary. End-user license provisions protecting against unauthorized use, copying, transfer and disclosure of any licensed program may be unenforceable under the laws of certain jurisdictions and foreign countries. We may seek to patent certain processes or equipment in the future. We do not know if any of our patent applications will be issued with the scope of the claims we seek, if at all. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States. Our means of protecting our proprietary rights in the United States or abroad may not be adequate and third parties may infringe or misappropriate our copyrights, trademarks and similar proprietary rights. If we fail to protect our intellectual property and proprietary rights, our business, financial condition and results of operations would suffer.

        We believe that we do not infringe upon the proprietary rights of any third party. It is possible, however, that such a claim might be asserted successfully against us in the future. Our ability to provide our services depends on our freedom to operate. That is, we must ensure that we do not infringe upon the proprietary rights of others or have licensed all such rights. A party making an infringement claim could secure a substantial monetary award or obtain injunctive relief that could effectively block our ability to provide services in the United States or abroad.

        We have received letters and other notices claiming that certain of our products and services may infringe patents or other intellectual property of other parties. To date, none of these has resulted in a material restriction on any use of our intellectual property or has had a material adverse impact on our business. We may be unaware of intellectual property rights of others that may, or may be claimed, to cover our technology. Current or future claims could result in costly litigation and divert the attention of management and key personnel from other business issues. The complexity of the technology involved and the uncertainty of intellectual property litigation increase these risks. Claims of intellectual property infringement also might require us to enter into costly royalty or license agreements to the extent necessary for the conduct of our business. However, we may be unable to obtain royalty or license agreements on terms acceptable to us or at all. We also may be subject to significant damages or an injunction against use of our proprietary or licenses systems. A successful claim of patent or other intellectual property infringement against us could materially adversely affect our business and profitability.

We rely on a variety of technologies, primarily software, which is licensed from third parties.

        Continued use of this technology by us requires that we purchase new or additional licenses from third parties. We may not be able to obtain those third-party licenses needed for our business or that the third party technology licenses that we do have will continue to be available to us on commercially reasonable terms or at all. The loss or inability to maintain or obtain upgrades to any of these technology licenses could result in delays or breakdowns in our ability to continue developing and providing our services or to enhance and upgrade our services.

We may undertake strategic acquisitions or dispositions that could damage our ability to attain or maintain profitability.

        We may acquire additional businesses and technologies that complement or augment our existing businesses, services and technologies. We may need to raise additional funds through public or private debt or equity financing to acquire any businesses, which may result in dilution for stockholders and the incurrence of indebtedness. We may not be able to operate acquired businesses profitably or otherwise implement our growth strategy successfully.

        We may need to sell existing assets or businesses in the future to generate cash or focus our efforts in making our core business, Internet telephony, profitable. As with many companies in the telecommunications sector that experienced rapid growth in recent years, we may need to reach profitability in one market before entering another. In the future, we may need to sell assets to cut costs or generate liquidity.

Risks Related to the Internet and Internet Telephony Industry

If the Internet does not continue to grow as a medium for voice and fax communications, our business will suffer.

        Historically, the sound quality of calls placed over the Internet was poor. As the Internet telephony industry has grown, sound quality has improved, but the technology may require further refinement. Additionally, as a result of the Internet's capacity constraints, callers could experience delays, errors in transmissions or other interruptions in service. Transmitting telephone calls over the Internet, and other uses of the Internet, must also be accepted by customers as an alternative to traditional services. Because the Internet telephony market is evolving, predicting the size of these markets and their growth rate is difficult. If our market fails to continue to develop, then we will be unable to grow our customer base and our results of operations will be materially adversely affected.

If the Internet infrastructure is not adequately maintained, we may be unable to maintain the quality of our services and provide them in a timely and consistent manner.

        Our future success will depend upon the maintenance of the Internet infrastructure, including a reliable network backbone with the necessary speed, data capacity and security for providing reliability and timely Internet access and services. To the extent that the Internet continues to experience increased numbers of users, frequency of use or bandwidth requirements, the Internet may become congested and be unable to support the demands placed on it and its performance or reliability may decline thereby impairing our ability to complete calls and provide other services using the Internet at consistently high quality. The Internet has experienced a variety of outages and other delays as a result of failures of portions of its infrastructure or otherwise. Future outages or delays could adversely affect our ability to complete calls and provide other services. Moreover, critical issues concerning the commercial use of the Internet, including security, cost, ease of use and access, intellectual property ownership and other legal liability issues, remain unresolved and could materially and adversely affect both the growth of Internet usage generally and our business in particular. Finally, important opportunities to increase traffic on The iBasis Network will not be realized if the underlying infrastructure of the Internet does not continue to be expanded to more locations worldwide.

Our ability to provide our services using the Internet may be adversely affected by computer vandalism.

        If the overall performance of the Internet is seriously downgraded by website attacks or other acts of computer vandalism or virus infection, our ability to deliver our communication services over the Internet could be adversely impacted, which could cause us to have to increase the amount of traffic we have to carry over alternative networks, including the more costly public-switched telephone network. In addition, traditional business interruption insurance may not cover losses we could incur because of any such disruption of the Internet. While some insurers are beginning to offer products purporting to cover these losses, we do not have any of this insurance at this time.

Risks Related to the Exchange Offer

If the Exchange Offer is unsuccessful we may be unable to repay the Existing Notes at maturity.

        We do not currently believe that we will be able to generate sufficient cash flow from operations to repay the Existing Notes at maturity on March 15, 2005. As a result, we would be unable to repurchase or repay the Existing Notes at maturity, in their entirety, without obtaining additional financing.

Failure to complete the Exchange Offer would have a material adverse effect on our business.

        If we are unable to complete the Exchange Offer, there is a substantial risk that uncertainty about our ability to repay or refinance the Existing Notes could erode customer confidence that would have a material adverse effect on our financial condition and results of operations.

Our interest expense compared to the Existing Notes will increase as a result of the Exchange Offer.

        The New Notes will bear interest at the rate of 6.75%. Our interest expense will increase by approximately $382,000 per year as a result of the higher interest rate on the New Notes. The New Notes will mature in May 2009, which may result in additional total interest expense of approximately $1.6 million from the maturity date of the Existing Notes to the maturity date of the New Notes.

We may be unable to repay the New Notes or the New Senior Notes.

        At maturity, the principal amount of the New Notes and the New Senior Notes then outstanding will become due and payable. Neither the New Notes nor the New Senior Notes have the benefit of a sinking fund or other requirement that we prepay principal. At maturity we may not have sufficient funds and may be unable to arrange for additional financing to pay the principal amount or repurchase price due on the New Notes or the New Senior Notes then outstanding.

If you do not tender your Existing Notes, the Existing Notes you retain are expected to become less liquid as a result of the Exchange Offer.

        There is a limited public market for the Existing Notes. If the Exchange Offer is completed successfully, the liquidity of the market for the Existing Notes remaining after the completion of the Exchange Offer will be substantially reduced. A reduced float of the Existing Notes after the consummation of the Exchange Offer may cause the market price, if any, of the Existing Notes to decline and their trading price to be more volatile.

        We have not obtained a third-party determination that the Exchange Offer is fair to holders of the Existing Notes.

        We have designed the New Notes to be economically attractive by offering holders a higher interest rate and significantly lower conversion price in return for an extension of the maturity. The Exchange Offer has been unanimously approved by our Board of Directors. However, we have not retained and do not intend to retain any unaffiliated representative to act solely on behalf of the holders for purposes of negotiating the terms of the Exchange Offer and/or preparing a report concerning the fairness of the Exchange Offer. We cannot assure holders of the Existing Notes that the value of the New Notes will equal or exceed the value of the Existing Notes, and we do not take a position or make a recommendation as to whether you ought to participate in the Exchange Offer.

The New Notes will be subordinated to our senior indebtedness.

        The New Notes will be unsecured and subordinated to our senior indebtedness. As a result, we will not be able to make payments on the New Notes until we have paid in full all of our senior indebtedness in the event of our insolvency, liquidation, reorganization or payment default on senior indebtedness. We may, therefore, not have sufficient cash to pay the amounts due on the New Notes. Under the New Note Indenture, we and our subsidiaries may only incur specified permitted indebtedness as more fully described in the New Note Indenture. If we incur additional debt, our ability to pay amounts due on the New Notes could be adversely affected. As of December 31, 2003, we had approximately $29.8 million of senior indebtedness: $25.2 million of the Existing Senior Notes and $2.3 million in outstanding borrowings pursuant to a credit agreement with our bank and approximately $2.3 million outstanding in capital lease obligations. We may also incur additional debt in the future. The New Notes will be obligations exclusively of iBasis. Our cash flow and our ability to service our debt, including the New Notes, will be partially dependent upon the earning of our subsidiaries. In addition, we are partially dependent on the distribution of earnings, loans or other payments by our subsidiaries to us. Our subsidiaries are separate and distinct legal entities. Our subsidiaries will have no obligation to pay any amounts due on the New Notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings and business considerations. Our right to receive any assets of any subsidiary upon its liquidation or reorganization, and, therefore your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. As of December 31, 2003, our subsidiaries had no obligations to which the Existing Notes are, and the New Notes would have been, effectively subordinated.

We may be required to repurchase the New Notes upon a change of control.

        You may require us to repurchase all or any portion of your New Notes upon a change of control. A change of control includes the acquisition by any person or group of more than 50% of the voting power of our outstanding securities entitled to generally vote for directors, stockholder approval of any plan or proposal for our liquidation, dissolution or winding up, any consolidation or merger or sale of substantially all assets and certain changes in the constitution in our board of directors. We may not have sufficient cash funds to repurchase the New Notes upon a change of control. Under our senior indebtedness documents, including our bank revolving line of credit, the Existing Senior Notes and the proposed terms of the New Senior Notes, may prevent us from paying the purchase price. If we are prohibited from repurchasing the New Notes we could seek consent from our lenders to repurchase the New Notes. If we are unable to obtain their consent, we could attempt to refinance the New Notes. If we were unable to obtain a consent or refinance, we would be prohibited from repurchasing the New Notes. If we were unable to repurchase the New Notes upon a change of control, it would result in an event of default under the New Notes Indenture. An event of default under the New Notes Indenture could result in a further event of default under our other then-existing debt. In addition, the occurrence of a change of control may be an event of default under our other debt. As a result, we would be prohibited from paying amounts due on the New Notes under the subordination provisions of the New Notes Indenture.

We will be increasing the period of time during which we have outstanding indebtedness and pay interest.

        As a result of the Exchange Offer, we may have outstanding indebtedness of $38.2 million until May 2009, rather than March 2005. Our ratio of debt to equity for the years 2005 to 2009 will be greater than if we repaid the Existing Notes in March 2005. Our interest payment obligations will continue for a longer period of time as a result of this indebtedness. We may not be unable to generate sufficient cash flow from operations to pay the interest when due and principal amount due on the New Notes in May 2009.

We may not be able to pay our debt and other obligations.

        There can be no assurance that we will be able to pay interest and other amounts due on the New Notes as and when they become due and payable. If our cash flow from operations is inadequate to meet our obligations, we could face substantial liquidity problems. If we are unable to generate sufficient cash flow from operations or otherwise obtain funds necessary to make required payments on the New Notes or our other obligations, we would be in default under their terms, which would permit the holders of the New Notes to accelerate the maturity of the New Notes and could also cause defaults under current indebtedness or future indebtedness we may incur. Any default could have a material adverse effect on our financial condition, results of operations and cash flows. In addition, there can be no assurance that we would be able to repay amounts due on the New Notes if payment of the New Notes were to be accelerated following the occurrence of an event of default as defined in the New Notes Indenture.

There is a limited public market for the Existing Notes and we anticipate a limited public market for the New Notes.

        There is a limited trading market for the Existing Notes and we anticipate a limited trading market for the New Notes. We do not intend to apply for listing of the New Notes on any security exchange or other stock market, although we expect they will be eligible for trading in the PORTAL Market of the National Association of Securities Dealers, Inc.

Any rating of the New Notes may cause their trading price to fall.

        One or more rating agency may rate the New Notes. If the rating agencies rate the New Notes, they may assign a lower rating than expected by investors. Rating agencies may also lower ratings on the New Notes in the future. If the rating agencies assign a lower than expected rating or reduce their ratings in the future, the trading price of the New Notes could decline.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        This Prospectus, including without limitation Management's Discussion and Analysis of Financial Condition and Results of Operations, contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 194, as amended (the Exchange Act). We intend the forward-looking statements to be covered by the safe harbor for forward-looking statements in such sections of the Exchange Act. These forward-looking statements include, without limitation, statements about our market opportunity, strategies, competition, expected activities, expected profitability and investments as we pursue our business plan, and the adequacy of our available cash resources. These forward-looking statements are usually accompanied by words such as "believe," "anticipate," "plan," "seek," "expect," "intend" and similar expressions. The forward-looking information is based on various factors and was derived using numerous assumptions.

        Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth below under "Risk Factors" and elsewhere in this prospectus. The factors set forth below under "Risk Factors" and other cautionary statements made in this Prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The forward-looking statements contained in this Prospectus represent our judgment as of the date of this Prospectus. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

THE COMPANY

Description of Business

Company Overview

        We are an international telecommunications carrier that utilizes the Internet to provide economical international telecommunications services. Our continuing operations consist of our Voice-Over-Internet-Protocol, or VoIP, business. We offer wholesale services through our worldwide network to carriers, telephony resellers and others around the world by operating through various service agreements with local service providers in the United States, Europe, Asia, the Middle East, Latin America, Africa and Australia.

        During the third quarter of 2003, we introduced our retail prepaid calling card services and have marketed such services primarily to ethnic communities within major domestic markets through distributors. Our entry into the retail prepaid calling card business is based on our strategy to leverage our existing international VoIP network with additional enhanced services that have the potential to deliver higher margins than our wholesale international telecommunications services. In addition, the retail prepaid calling card business typically has a faster cash collection cycle than wholesale international telecommunications services. While revenues for these services were not material in 2003, we expect that our prepaid calling card services will, in the future, become a significant portion of our revenues.

        We have a history of operating losses and, as of December 31, 2003, our accumulated deficit was $412.2 million and our stockholders' deficit was $42.1 million and we used $3.2 million in cash from operations in 2003. These results are primarily attributable to the expenditures necessary to build our network and develop and expand our market. We have $67.9 million of debt obligations due within the next two years, including $25.2 million of Existing Senior Notes due in January 2005 and $38.2 million of Existing Notes due in March 2005 (see Note 6 to our Consolidated Financial Statements). We believe that our forecasted financial performance in 2004 will generate sufficient revenues, earnings and cash flows to enable us to refinance this debt based on our understanding of current market conditions and comparable debt issues in our industry sector. We expect to accomplish such a refinancing through a successful completion of the Exchange Offer and our contemporaneous refinancing of the Existing Senior Notes. However, in the event we fail to execute on our current plan, we experience events described in "Risk Factors," we do not successfully complete the Exchange Offer and our contemporaneous refinancing of the Existing Senior Notes or we experience circumstances currently unknown or unforeseen by us, we may not be able to meet our debt obligations.

        We were incorporated as a Delaware corporation in 1996. Our principal executive offices are located at 20 Second Avenue, in Burlington, Massachusetts and our telephone number is (781) 505-7500.

Industry Overview

        Market Overview.    The international voice and fax traffic market is estimated to be worth more than US $50 billion. We believe that this market will continue to grow as countries around the world continue to deregulate their telecommunication markets, prices fall and underlying trends in migration and economic integration drive fundamental demand.

        Global deregulation combined with rapid technological advances has enabled the emergence of many new communications service providers in dozens of local markets. In their efforts to remain competitive, national carriers are focusing their capital spending on "last-mile" services such as fixed-line, wireless, and cable that account for the most of their revenues. Consequently, communications service providers are looking for ways to expand their ability to serve all of their customers' telecommunications needs, while simultaneously reducing the cost of providing international services. Increasingly, the world's carriers are seeking to outsource international voice traffic to efficient Voice over Internet Protocol or VoIP networks, such as The iBasis Network, whose inherently lower infrastructure and transport costs improve a carrier's competitiveness and bottom line, without compromising service quality.

        Emergence of Internet Telephony.    Although it has been possible to transmit VoIP since 1995, only recently has the technology improved such that phone-to-phone calls can be transmitted over data networks with quality nearly indistinguishable from that of traditional voice networks. International VoIP traffic has grown rapidly; according to industry analyst, TeleGeography, traffic grew from 5.9 billion minutes in 2000, to 10.1 billion in 2001, to 18.1 billion in 2002, and is forecast to reach 24 billion in 2003.

        Unlike fixed-line telecommunication networks and managed IP networks, the Internet has many potential points of congestion where information, in the form of data packets, can be delayed or dropped. For non-real time communications, such as email for example, a slight delay in the receipt of a message is not significant. However, for real-time communications, such as telephone calls, the result of a delay in transmitting the call, or losing the call altogether, is significant. To minimize the risk of delays, or losing calls, over the Internet, we utilize complex and proprietary performance monitoring and call routing technology to ensure consistently high call completion and voice quality. We have developed patent-pending quality management technology that enables us to deliver call completion rates and average call durations (the standard metrics for measuring quality in telecommunications) that we believe are consistently equal to or better than those achieved by traditional fixed-line carriers.

        Internet telephony's principal benefits are:

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  Cost Advantage from Internet Transport.    Traditional voice networks use circuit-switching technology, which establishes dedicated channels between an originating and terminating point for the duration of a call. Physical facilities (typically fiber and associated equipment) are dedicated to voice traffic between switching nodes, regardless of changes in demand. In contrast, Internet telephony is based on packet-switching technology. This technology completes a call by digitizing and dividing a speaker's voice into small packets that travel to their destination along lines carrying packets of other Internet traffic, in much the same way as email travels. Using a network of service facilities connected to the public Internet for transport is less costly than building a dedicated network as our calls share the Internet with other traffic.

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  Cost Advantage from IP Technology.    Internet telephony gateway equipment that is used to convert and route phone calls over the Internet is less expensive and requires less physical space in telecom facilities than traditional telecommunications equipment.

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  Cost Advantage from Bypass of International Settlement Rates.    Traditional international long distance calls are completed through international toll switches that provide access to the terminating network. These networks are often owned by government bodies or telecommunications carriers who charge settlement rates (or tariffs) well in excess of costs. Although these fees are being reduced in many countries as industry deregulation continues, these charges remain significant. Calls routed over the Internet bypass these toll switches, avoiding a significant portion of these fees, which further lowers the cost of completing such calls.

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  Positioning for New Services.    In contrast to the closed, proprietary structure inherent in a traditional circuit-switched voice network, Internet telephony embraces an open architecture and open standards, which facilitates innovation at lower cost. Traditional voice networks have been designed specifically to provide one basic service, making it difficult and costly to introduce new services over those networks and their proprietary platforms. As data networks convert all services into data packets, new services are delivered from industry standard servers, integrating the Internet with the revolution in commodity computing.

        Outsourcing Internet Telephony services.    Given the advantages, many carriers have begun to carry some portion of their voice traffic over IP networks. Despite the move by some large carriers to develop their own international VoIP infrastructures, carriers have been more interested in outsourcing international traffic to providers such as iBasis. The reasons for the preference to outsource international traffic include:

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  the relatively low percentage of revenue that international service represents for many large carriers;

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  the disproportionate cost and complexity of deploying and supporting international service infrastructure as compared with domestic investment opportunities;

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  a hesitation to build new networks and cannibalize traffic from their traditional voice networks;

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  concerns over sufficient in-house VoIP expertise to ensure that voice quality and network reliability are comparable to that of the public-switched telephone network, especially when routing traffic over the Internet versus private networks; and

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  generally reduced capital budgets for network investment of any kind.

Retail Prepaid Calling Card Services

        Leveraging on our ability to provide wholesale Internet telephony and hosted billing services, we launched our retail prepaid calling card business in the U.S. in the third quarter of 2003. According to industry analyst Atlantic-ACM, the prepaid retail calling card market is forecasted to grow from approximately $3.5 billion in 2002 to more than $6 billion in 2003. We sell our retail prepaid calling card through established distributors to retail outlets in major metropolitan markets across the U.S. We have established a dedicated operation to sell and service our prepaid retail calling card services, which is led by an experienced industry executive. Typically, retail prepaid calling cards deliver gross margins that are substantially higher than in the wholesale Internet telephony business.

iBasis Services

        iBasis wholesale international Internet telephony enables carriers and other communications service providers to outsource international voice and fax traffic, substantially lowering their transport and service support costs, without compromising quality. We provide our carrier customers access to The iBasis Network, our international Internet telephony network, through "Internet Central Offices" or "ICOs" and "Internet Branch Offices" or "IBOs" as described below under the section captioned "The iBasis Network." ICOs are strategically located in major telecommunications hubs in the U.S., Asia, and Europe. Our services provide the following key benefits to our customers:

        High Quality Call Completion.    Our network, monitoring and management technologies enable us to complete international voice and fax calls with quality comparable to that of traditional circuit-switched voice networks. This high quality is reflected in the fact that carriers choose to provide our Internet telephony services to their retail customers undifferentiated from their traditional services. We achieve high quality over the Internet through a variety of controls and technologies. At our 24x7, expert-staffed global Network Operations Centers (NOCs) in Burlington, Massachusetts, USA and Hong Kong, we are able to monitor our carrier customers' voice traffic and add/remove routing choices according to real time performance. Using our patent-pending Assured Quality Routing technology, we dynamically route customers' traffic over multiple Internet backbones, completing calls on our partners' phone networks in destination countries.

        Cost Effective Services.    Our call transport costs are lower because packet switching is more efficient than traditional circuit-switching. Because we use the Internet, rather than a private IP network, to deliver international voice traffic, we have greater infrastructure flexibility and lower costs than service providers that employ dedicated point-to-point connections. VoIP equipment is less costly and has lower facilities costs (due to its smaller physical footprint) than equivalent capacity circuit-switched equipment. We offer an open, scalable architecture that enables carriers and communications service providers to connect within a short period of time and without investment or special expertise. An additional advantage derives from our ability to bypass many of the international tariffs or settlement rates associated with some international traffic carried over circuit- switched voice networks, which produces additional cost savings. Our enhanced services—IP Call Card, ConnectPoint Global Access—all build upon the underlying network to create cost effective value-added solutions for our customers.

        Simple Value Propositions that Reduce Complexity and Solve Current Customer Problems.    In the current global telecom environment, carriers are spending money only on what is necessary for their immediate business plans. The iBasis service portfolio does not rely on expectations that customers will choose to begin and will be successful with new services. While some customers buy our routes individually, some customers give to iBasis all of their international traffic which they pick-up as a "byproduct" of their locally-focused operations. We help them do the "small but essential' job of terminating their international traffic—conveniently and effectively. Likewise, our customers find themselves with rapidly growing demand for prepay and audio-conferencing services where outsourcing to iBasis enables them to eliminate an old-technology audio-conferencing platform or to quickly create an option for customers to prepay while the market window still exists, all without expenditure of capital. ConnectPoint Global Access provides customers local access numbers in countries around the world, delivering traffic across our network to a central point(s). The service enables our customers' customers to easily access resources (such as an out-of-country call center) that would otherwise require an international long distance direct dial or an international toll free call. ConnectPoint saves our customers the time and cost of developing their own global arrangements for local access and transport to the central point(s).

The iBasis Network

        The iBasis Network is our growing international network, over which we deliver large volumes of high quality international voice, fax and enhanced services at significant cost savings to our customers. iBasis transported approximately 3.5 billion minutes of traffic over our network in 2003, a traffic volume that would position iBasis among the ten largest carriers of international traffic in the world, based on global traffic statistics contained in the industry analyst publication TeleGeography 2003. As of December 31, 2003, we had Points of Presence—generally referred to as POP—in 95 countries. POPs designate points where the iBasis network connects to local telephone networks for call origination or termination.

        We have completed the deployment of our next generation switchless architecture, leveraging our existing Cisco AS5000 gateways and SC 2200 SS7 technology, as well as new patent-pending iBasis technology for quality management and advanced routing. Our Assured Quality Routing and PathEngine technology enable ongoing monitoring of network quality and automatic selection of best quality routes based on near real-time performance data. The new architecture provides us with significant savings in operational costs and capital expense by eliminating the need for costly telecommunications switches and other equipment and connectivity in central offices. It also has enabled us to simplify provisioning, real-time route monitoring, and network management by decreasing the number of network components involved in carrying a call. The result for our customers is higher voice quality, call completion and call duration.

        The iBasis Network consists of four principal elements:

  •
  Internet Central Offices (ICOs) and Internet Branch Offices (IBOs) that convert circuit-switched voice traffic into data for transmission and reception over the Internet or vice versa;

  •
  the transmission medium, which is principally the Internet;

  •
  Assured Quality Routing (AQR), our proprietary traffic monitoring and routing management software; and

  •
  our network operations centers (NOCs), from which we oversee and coordinate the operation of the ICOs and IBOs.

        Internet Central Offices and Internet Branch Offices.    Our customers can interconnect with our network, at their cost, by connecting dedicated voice circuits from their facilities to one of our ICOs, which are strategically located in Amsterdam, Frankfurt, Hong Kong, London, Los Angeles, New York, Paris, and Tokyo. Alternatively, our customers may elect to install an iBasis IBO at their facilities. ICOs and IBOs receive calls directly from a local carrier's switched network. VoIP gateways in each ICO or IBO digitize, compress and packetize voice and fax calls and then transmit them over the Internet. At the destination, another ICO or IBO reverses the process and the call is switched back from the Internet to a local carrier's circuit-switched network in the destination country. Some of our customers and termination partners have their own VoIP gateway equipment—we generally interconnect with these customers and partners via the Internet. As this trend progresses, our already asset-effective business model gains further strength, as iBasis no longer bears all the cost of converting calls between traditional voice network and the Internet and dedicated physical circuit-switched interconnects are eliminated altogether.

        The Internet.    We use the Internet to transmit the substantial majority of our voice and fax traffic because of its global coverage, low cost and flexible connectivity. As a result, we have avoided the expense and delay of deploying and maintaining a private, dedicated network of fiber and cable connections. In addition, because we do not have fixed, point-to-point connections, we can adapt to changes in international traffic flows rapidly and at minimal cost. We effectively address the challenges of using the Internet for high quality, real-time voice communications by:

  •
  selecting only high quality, service-oriented Internet service providers as our vendors;

  •
  purchasing multiple, high-speed connections into the Internet backbone; and

  •
  continuously monitoring the quality of the connections between our PoPs and the Internet.

        In certain infrequent circumstances we use private leased lines or traditional circuit-based voice networks to terminate traffic to destinations where there is insufficient Internet bandwidth available to meet our quality standards.

        Assured Quality Routing.    We have deployed a proprietary patent-pending system of tools—collectively known as, Assured Quality Routing to maintain high quality service over the Internet. AQR optimizes the quality of calls placed over The iBasis Network by integrating quality parameters into routing decisions. These parameters include measures of quality that are of direct importance to carriers including call duration, call completion and post-dial delay as well as underlying determinants of successful data transmission, namely packet loss, jitter and latency. AQR automatically reroutes traffic in anticipation of quality dropping below specific thresholds, sending subsequent calls through another Internet path, to an alternative terminating IP partner or to a circuit-switched backup vendor if necessary.

        Global Network Operations Centers.    We manage our network and implement AQR through our network operations centers (NOCs). iBasis NOCs use leading network management tools from Hewlett-

Packard and a number of other vendors, which are integrated with our AQR systems to enable us to monitor, test and diagnose all components of The iBasis Network. NOCs in Burlington, Massachusetts and Hong Kong are staffed by network and traffic engineers to provide expert coverage 7 days a week, 24 hours a day, 365 days of the year, and are equipped with:

  •
  tools that support the monitoring and analysis of various components of The iBasis Network to identify and address potential network problems before they affect our customers;

  •
  system redundancy, including power back-up; and

  •
  a help desk that allows us to respond quickly to our customer's needs and concerns.

Research and Development

        Our research and development activities are primarily focused on developing, improving and expanding The iBasis Network. These activities include the development of specific tools for our networks, such as our patent-pending Assured Quality Routing and PathEngine technologies. In addition, our engineering personnel contribute to the support and operation of our global network operations centers, which oversee and coordinate the operation of our ICO's and IBO's. Research and development expenses were $13.4 million, $17.8 million and $23.9 million for 2003, 2002 and 2001, respectively.

Markets and Customers

        Our customer base can be segregated by size into Tier 1, Tier 2 and Tier 3 carriers. Generally, Tier 1 carriers are Our customer base can be segregated by size into Tier 1, Tier 2 and Tier 3 carriers. Generally, Tier 1 carriers are large domestic and international carriers, such as AT&T, MCI, Sprint, Qwest and Verizon, and certain government-affiliated or privatized dominant carriers, such as Belgacom, KPN and Deutsche Telekom. Tier 1 carriers generally have annual revenues in excess of $2 billion. Tier 2 carriers have revenues generally in the range of $750 million to $2 billion, but have fewer direct operating agreements with other carriers and fewer international facilities. Tier 3 carriers are typically switch-based resellers with revenues of less than $750 million.

        The majority of traffic carried over The iBasis Network is from Tier 1 carriers. In 2003, Tier 1 carriers, the world's largest and most demanding carriers, accounted for 61% of our traffic. The ability to provide quality call completion consistently acceptable to Tier 1 carriers is of vital importance because these carriers control the vast majority of the world's retail traffic. Tier 1 carriers will continue to be a main area of focus for our sales force.

        The proportion of our traffic originating from outside of the United States was 43% of total revenue and 41% of total traffic in 2003. Non-U.S. origination generally produces higher margins than US-originated traffic. As of December 31, 2003, iBasis provided services to more than 237 carriers worldwide and one carrier accounted for more than 10% of revenue in 2003. Only one carrier accounted for more than 10 percent of our revenue for 2002. For further discussion of our revenues related to significant customers and customers in other countries and other geographic information, refer to Notes 2 and 9 to our Consolidated Financial Statements.

        In countries where we terminate our traffic, we have established relationships with local service providers that have strong local market expertise and relationships. Some of our overseas partners are very large, well-established national carriers. Others are emerging carriers or Internet Service Providers (ISPs) who are able to provide the interconnection necessary to terminate minutes for us in their country.

        Increasingly, traffic flows are becoming reciprocal—formerly distinct customers and suppliers are becoming "trading-partners—as deregulation and competition erode the distinction between the business models of our customers and suppliers. We expect continued growth in both size and profitability as this trend progresses and we further consolidate our position as a leading carrier that interconnects the world's local service providers.

        We have put particular emphasis on our wholesale international long distance telephone service originating from outside the U.S. as our margins for calls originating from outside the U.S. are generally higher than for calls originated from the U.S. Deregulation and increased competition in the telecommunications industry has caused prices for long distance telephone service to steadily decline, particularly in the U.S. As a wholesale provider of long distance telephone services, our margins in this business reflect the effect of these lower prices. We attempt to offset the effect of these lower prices by negotiating lower costs from our call termination partners and by increasing the cost efficiency and utilization of our network. Our retail prepaid calling card services offer the potential to realize higher margins than our wholesale long distance telephone services. With our prepaid calling cards, we are able to charge per-minute rates that can exceed our wholesale long distance rates, as well as fees associated with the use of these prepaid calling cards.

Sales and Marketing

        Sales Strategy.    Our sales efforts for Internet telephony target leading telecommunications carriers globally. Our sales force is composed of experienced personnel with well-established relationships in the telecommunications industry, based in key markets worldwide and typically responsible for business development in a small number of countries regionally. Our sales process often involves a test by our potential customers of our services in which they route traffic over our network to a particular country. Our experience to date has been that once a carrier has begun to use our network for a single country and finds our quality to be acceptable, the sales process for increasing the volume of traffic they send to us and growing the number of destinations for which they use our network becomes incrementally easier.

        We also seek to establish and grow relationships with service providers that can terminate the local leg of international calls. We believe that our ability to deliver a high volume of minutes makes us an attractive potential partner for local service providers.

        As deregulation and competition push all local service providers to both originate and terminate as much traffic as possible on their local networks, iBasis will increasingly enjoy "reciprocal" relationships with the providers with which we do business, further improving sales productivity.

        We have offices providing sales coverage in Europe, Africa, the Middle East, Latin America, the Caribbean, the Asia-Pacific region, and North America.

        Marketing Strategy.    We seek to attract termination partners as well as customers and consequently address our marketing efforts to both. Most retail origination is controlled by the largest (Tier 1) retail carriers. We believe that we have largely achieved our primary marketing objectives of awareness and acceptance among much of this customer segment, as evidenced by our penetration of these carriers, particularly in the United States, Western Europe and China. We will continue to reinforce our brand presence with this segment in 2004 to help increase our share of their international traffic. Also, we will concentrate on state-owned carriers, known as PTTs—in Asia and in developing economies generally—whom we view as natural customers. While we increasingly expect our customers to also be our termination partners, local circumstances in many countries still are such that we look to partner with ISPs, new Competitive Local Exchange Carriers (CLECs) and specialist termination providers. Unlike marketing to the well-known Tier 1 carriers, we actively identify and attract smaller termination partners in many countries, many of which are start-ups formed specifically to terminate international traffic. Our marketing plan includes public relations activity, outreach with industry analysts and the trade press, participation in industry trade shows and conferences, targeted mailings and a comprehensive Website. We expect our Web-based marketing efforts to continue to increase in prominence in attracting and qualifying leads.

        Our sales and marketing strategy for our retail prepaid calling card business is to create relationships with established distributors in major urban markets in the U.S. Although we have initially concentrated our efforts on the U.S. market, we may introduce our retail prepaid calling card business in international markets in the future.

Strategic Technology Relationships

        Strategic technology relationships are important because they give us early access to new technologies, a voice in vendors' development direction and because strategic partners engage with us in support of our sales and marketing programs.

Cisco Systems

        Since its founding in 1996, we have maintained a strong, strategic technology and business relationship with Cisco Systems. The iBasis Network is the largest international Cisco Powered Network for Internet telephony. This designation means that The iBasis Network is built end-to-end with Cisco products and technologies, and meets a high standard of reliability and performance. As a Cisco Powered Network, we have enhanced access to Cisco technical resources and are able to more quickly deliver new capabilities and service features. We have regularly engaged in numerous early field trials of Cisco VoIP technologies, during which we gain experience with new features before they are available to the marketplace. We have also conducted joint sales and marketing activities with Cisco.

Competition

        We compete in two markets: wholesale international long distance telephone services and retail prepaid calling card services. As described more completely in the section captioned "Risk Factors," the market for international long distance voice and fax call completion services is highly competitive. In the international long distance telephone business, we compete with other wholesale telecommunications carriers worldwide. Many of these carriers have more resources, longer operating histories and more established positions in the telecommunications marketplace, and, in some cases, have begun to develop Internet telephony capabilities. We also compete with smaller companies, including those that may be specialists in just one or two routes. We also compete against our customers' ability to carry traffic themselves, whereby either retail carriers develop their own international networks or interconnect with one another and exchange international traffic by "meeting" in a major telecoms hub, such as London. At present, we do not compete with cable operators, or local exchange carriers, such as the U.S. "Baby Bells". Also, at present, we do not compete with emerging retail VoIP carriers as most have not developed international networks. We compete principally on quality of service and price. In the overall international long distance market, which was approximately 180 billion minutes of phone calls in 2003, we were among the ten largest carriers with about 2% market share. In our specific subset of that market—international VoIP traffic, which is estimated at about 24 billion minutes in 2003, iBasis has approximately 15% market share.

        In the retail prepaid calling card business, we compete with major telecommunications carriers, and many smaller telecommunications providers. As we have just recently introduced this service, many of our competitors have a longer operating history and a more established market presence in the retail prepaid calling card business than us. Also, many of these competitors have greater resources than us. The U.S. market for retail prepaid calling card services is currently estimated at over $4 billion per year.

        Although the market for wholesale international traffic and retail prepaid calling card services is highly competitive and will almost certainly remain so, we believe that our brand-strength, customer base, established global distribution and patented ability to manage traffic across the (low-cost) Internet, while maintaining required quality, collectively represent a competitive advantage that will allow us to continue expanding both volumes and margins.

Government Regulation

        As more fully described in the "Risk Factors" our business is subject to U.S. and foreign laws, which may include those relating to telecommunications.

        We are not licensed to offer traditional telecommunications services in any U.S. state and we have not filed tariffs for any service at the Federal Communications Commission or at any state regulatory commission. Nonetheless, aspects of our operations may currently be, or become, subject to state or federal regulations governing licensing, universal service funding, advertising, disclosure of confidential communications or other information, excise taxes, transactions restricted by U.S. embargo and other reporting or compliance requirements.

        While the FCC to date has maintained an informal policy that information service providers, including Internet telephony providers, are not telecommunications carriers for regulatory purposes, various entities have challenged this idea, both before the FCC and at various state government agencies. As a result, the FCC has held hearings and announced a Notice of Proposed Rulemaking. An adverse ruling could subject us to licensing requirements and additional fees and subsidies increasing the costs of providing our services.

        The regulatory treatment of Internet Telephony and other iBasis services varies widely among other countries and is subject to constant change. Until recently, most countries did not have regulations addressing Internet Telephony or other VoIP services such as calling cards, in some cases classifying these services as unregulated services. As the Internet telephony market has grown and matured, increasing numbers of regulators have begun to reconsider whether to regulate Internet telephony and other VoIP services. Some countries currently impose little or no regulation on Internet telephony or VoIP services. Conversely, other countries that prohibit or limit competition for traditional voice telephony services generally do not permit Internet telephony or VoIP services or strictly limit the terms under which such services may be provided. Still other countries regulate Internet telephony and VoIP services like traditional voice telephony services, requiring Internet telephony companies to obtain licenses, incorporate local subsidiaries, make universal service contributions and pay other taxes.

        We have advocated and supported deregulation for free and open market competition in a variety of countries.

Intellectual Property

        We regard our copyrights, service marks, trademarks, trade dress, trade secrets, patents, patent applications and similar intellectual property as critical to our success and we rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with out employees, customers, partners, and others to protect our proprietary rights. Our policy is to patent the technology, inventions and improvements that we consider important to the development of our business. As of March 31, 2004, we had five pending United States patent applications for The iBasis Network and other inventions related to our business. We pursue the registration of our trademarks and service marks in the United States and overseas. As of March 31, 2004, we have been granted trademark registration for the marks iBasis, Assured Quality Routing, and ConnectPoint in the United States, and iBasis in the European community, and have pending registration applications for other service marks. We also rely on trade secrets, technical know-how and continuing innovation to develop and maintain our competitive position. We have granted licenses in the ordinary course of business for occasional use of the company's name, logo, trademarks and/or servicemarks to certain marketing partners pursuant to joint marketing and/or other agreements. Likewise, we have been granted certain licenses for use in the ordinary course of business.

Employees

        As of December 31, 2003, we employed 210 people. Our employees are not represented by a labor union and we consider our relations with our employees to be good.

Geographic Areas

        For financial information about geographic areas, including information about revenues and long-lived assets, see Note 9, "Segment and Geographic Information" to our Consolidated Financial Statements.

Properties

        We lease the following facilities:

Location	Square Footage	Expiration of Lease	Facility Use
Burlington, MA	50,504	April 2005	Office space and a global network operations center
New York, NY	11,654	Various, 2008-2010	House telecommunications equipment
Miami, FL	10,500	February 2010	Vacant
Los Angeles, CA	3,156	April 2008	House telecommunications equipment
Hong Kong	576	March 2005	House telecommunications equipment

        In addition to the facilities listed above, we have obtained collocation space in special facilities around the world that are dedicated to housing equipment of multiple competitive telephony carriers. We lease these smaller spaces to house Internet routing and related equipment. We lease collocation space in Amsterdam, Frankfurt, Hong Kong, London, Paris, and Tokyo. We also rent smaller office space in London and Beijing. We believe that our existing facilities are adequate for our current needs and that suitable additional or alternative space will be available in the future on commercially reasonable terms.

Legal Proceedings

        In addition to litigation that we have initiated or responded to in the ordinary course of business, we are currently party to the following potentially material legal proceedings:

        Beginning August 1, 2001, we were served with several class action complaints that were filed in the United States District Court for the Southern District of New York against us and several of our officers, directors, and former officers and directors, as well as against the investment banking firms that underwrote our November 11, 1999 initial public offering of the Common Stock and our March 9, 2000 secondary offering of the Common Stock. The complaints were filed on behalf of persons who purchased the Common Stock during different time periods, all beginning on or after November 10, 1999 and ending on or before December 6, 2000.

        The complaints are similar to each other and to hundreds of other complaints filed against other issuers and their underwriters, and allege violations of the Securities Act of 1933 and the Securities Exchange Act of 1934 primarily based on the assertion that there was undisclosed compensation received by our underwriters in connection with our public offerings. The plaintiffs have sought an undetermined amount of monetary damages in relation to these claims. On September 4, 2001, the cases against iBasis were consolidated. On October 9, 2002, the individual defendants were dismissed from the litigation by stipulation and without prejudice. We believe that iBasis and the individual defendants have meritorious defenses to the claims made in the complaints and should it ever become necessary we intend to contest the lawsuits vigorously. Nevertheless, in deciding to pursue settlement, we considered, among other factors, the substantial costs and the diversion of our management's attention and resources that would be required by litigation. We cannot assure you that the settlement which has been finalized will be accepted by the court, or that we will be fully covered by collateral or related claims from underwriters, and that we would be successful in resulting litigation. In addition, even though we have insurance and contractual protections that could cover some or all of the potential damages in these cases, or amounts that we might have to pay in settlement of these cases, an adverse resolution of one or more of these lawsuits could have a material adverse affect on our financial position and results of operations in the period in which the lawsuits are resolved. We are not presently able to estimate potential losses, if any, related to the lawsuits.

        We are also party to suits for collection, related commercial disputes, claims from foreign service partners and carriers over reconciliation of payments for Internet bandwidth and/or access to the public switched telephone network, and claims from estates of bankrupt companies alleging that we received preferential payments from such companies prior to their bankruptcy filings. We intend to employ all available defenses in contesting claims against us. The results or failure of any suit may have a material adverse affect on our business.

Market Information

        The Common Stock began trading publicly on the Nasdaq National Market on November 10, 1999 and was traded under the symbol "IBAS." On November 13, 2002, we received a determination from Nasdaq that shares of the Common Stock would no longer trade on the Nasdaq National Market because we failed to meet certain minimum listing requirements. The Common Stock began trading on the Nasdaq-operated Over-the-Counter Bulletin Board on November 14, 2002 under the same symbol "IBAS." The following table shows the range of the high and low per share closing prices of the Common Stock, as reported by the Nasdaq National Market and the Over-the-Counter Bulletin Board for the periods indicated. Over-the-Counter Bulletin Board market quotations reflect interdealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.

	High	Low
Fiscal 2004:
First Quarter	$2.01	$1.41
Second Quarter (through April 27, 2004)	1.75	1.46
Fiscal 2003:
First Quarter	$0.54	$0.38
Second Quarter	1.37	0.38
Third Quarter	1.92	0.88
Fourth Quarter	1.96	1.27
Fiscal 2002:
First Quarter	$1.78	$0.71
Second Quarter	1.10	0.31
Third Quarter	0.65	0.22
Fourth Quarter	0.55	0.20

Holders

        As of April 27, 2004, there were 230 holders of record of the Common Stock. This does not reflect persons or entities who hold their shares in nominee or "street" name through various brokerage firms.

Dividends

        We have never declared or paid cash dividends on the Common Stock. Our existing financing arrangements place restrictions on our ability to pay cash dividends. We intend to retain all future earnings to finance future growth, and, therefore, we do not anticipate paying any cash dividends in the foreseeable future.

Consolidated Financial Statements

        The information required by this item appears elsewhere in this Prospectus.

Selected Financial Data

        The following summary condensed consolidated financial information as of and for the years ended December 31, 2003, 2002, 2001, 2000 and 1999 have been derived from our audited financial statements. The summary condensed consolidated financial information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this Prospectus.

	Year Ended December 31,
	2003	2002	2001	2000	1999
	(in thousands, except per share data)
Net revenue	$178,159	$164,942	$110,180	$61,218	$19,417
Total costs and operating expenses	201,569	236,533	257,711	130,489	41,049
Loss from operations	(23,410)	(71,591)	(147,531)	(69,271)	(21,632)
Loss from continuing operations	(10,938)	(56,501)	(140,918)	(62,291)	(21,087)
Income (loss) from discontinued operations	1,251	(65,222)	(49,771)	—	—
Net loss	$(9,687)	$(121,723)	$(190,689)	$(62,291)	$(21,087)
Basic and diluted net loss per share:
Loss from continuing operations	$(0.24)	$(1.25)	$(3.30)	$(1.85)	$(2.29)
Income (loss) from discontinued operations	0.03	(1.45)	(1.17)	—	—
Basic and diluted net loss per share	$(0.21)	$(2.70)	$(4.47)	$(1.85)	$(2.29)

	December 31,
	2003	2002	2001	2000	1999
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents, restricted cash and marketable securities	$17,270	$32,317	$118,690	$300,327	$123,666
Working capital	3,264	21,906	155,509	258,513	27,915
Total assets	67,538	98,524	328,825	447,818	153,473
Long term debt, net of current portion	65,829	93,590	171,343	190,880	11,689
Total stockholders' (deficit) equity	(42,108)	(33,972)	86,717	206,896	126,904

Supplementary Financial Information

        The information required by this item is set forth in Note 13, Summary of Quarterly Information (Unaudited), of the notes to our Consolidated Financial Statements appearing elsewhere in this Prospectus.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Overview

        We are an international telecommunications carrier that utilizes the Internet to provide economical international telecommunications services to carriers and telephony resellers around the world. Our continuing operations consists of our VoIP business including incorporated subsidiaries around the world designed to enhance our global operations. We currently operate through various service agreements with local service providers in the United States, Europe, Asia, the Middle East, Latin America, Africa and Australia.

        During 2003, many major telecommunications carriers announced plans to deploy VoIP technology in their networks, to migrate their traffic to VoIP, and to introduce VoIP-based services to their retail customers. In addition, new providers of retail telephony services based on VoIP emerged during 2003. We believe this trend may have a positive impact on our business in the future by lowering the level of capital investment required for our network and potentially positioning us to receive a larger volume of international traffic in the future. Telephone calls that enter The iBasis Network as traditional Public Switched Telecommunications Network ("PSTN") calls must be converted into Internet protocol (IP) for transport through our VoIP infrastructure and over the public Internet. In contrast, telephone calls that enter our network already in the form of IP do not require conversion from traditional PSTN to IP through a VoIP gateway. Thus, VoIP-based traffic we receive require a lower capital investment in our network. These major carriers have initially focused their VoIP plans on their U.S. networks, rather than their international network. We believe that it may be more economical for these major carriers to send their VoIP-based international traffic to our network rather than making the capital investment necessary in their international network infrastructure. Many of the new providers of VoIP-based telephony services do not have an international infrastructure in place and, similarly, we believe it may be more economical for these emerging carriers to send their VoIP-based international traffic to us.

        During the third quarter of 2003, we introduced our retail prepaid calling card services and have marketed such services primarily to ethnic communities within major domestic markets through distributors. Our entry into the retail prepaid calling card business is based on our strategy to leverage our existing international VoIP network with additional services that have the potential to deliver higher margins than our wholesale international telecommunications services. In addition, the retail prepaid calling card business typically has a faster cash collection cycle than wholesale international telecommunications services. While revenues for these services were not material in 2003, we expect that our prepaid calling card services will, in the future, become a significant portion of our revenues.

        We have a history of operating losses and, as of December 31, 2003, our accumulated deficit was $412.2 million and our stockholders' deficit was $42.1 million and we used $3.2 million in cash from operations in 2003. These results are primarily attributable to the expenditures necessary to build our network and develop and expand our market. We have $67.9 million of debt obligations due within the next two years, including $25.2 million of Existing Senior Notes due in January 2005 and $38.2 million of Existing Notes due in March 2005. We expect to refinance such debt through a successful completion of the Exchange Offer and our contemporaneous refinancing of the Existing Senior Notes.

        Beginning in 2001, we have taken a series of actions to reduce operating expenses, restructure our operations, reduce outstanding debt and provide additional liquidity. Such actions primarily included:

  •
  reductions in workforce;

  •
  consolidation of Internet central offices;

  •
  sale of our previous messaging business;

  •
  sale of the assets associated with our previous Speech Solutions business;

  •
  settlement of certain capital lease agreements;

  •
  repurchase of a portion of the Existing Notes then outstanding for cash;

  •
  exchange of a portion of the Existing Notes then outstanding for the Existing Senior Notes and warrants to purchase Common Stock, and

  •
  establishment of a new credit facility with a bank.

        We have reported our Speech Solutions Business, which was sold during July 2002, as a discontinued operation within the statement of operations for the years ended December 31, 2003, 2002 and 2001 under the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long Lived Assets."

        During 2002 and 2001, we recognized a gain of $25.8 and $14.5 million, in connection with the early termination of $40.6 million and $20.9 million of the Existing Notes, respectively.

        During 2003, we entered into agreements with principal holders of the Existing Notes then outstanding which resulted in the retirement of $50.4 million of such notes in exchange for new debt instruments at 50% of the face value of the retired notes. Under the terms of the agreement, the holders of the retired notes received $25.2 million of the Existing Senior Notes and warrants to purchase 4,915,416 shares of the Common Stock. Each warrant has an exercise price of $0.65 per share and an exercise term of five years. The Existing Senior Notes mature on January 15, 2005 and share in a second priority lien on our assets and are subordinated to our bank revolving line of credit.

        Management continues to implement plans to control operating expenses and capital expenditures, as well as to monitor and manage accounts payable and accounts receivable and refinance existing debt to enhance cash flow. Management's plans also include:

  •
  aggressive management of credit risk;

  •
  monitoring and reduction of capital expenditures;

  •
  monitoring and reduction of selling, general and administrative expenses;

  •
  offsetting of accounts receivable and accounts payable balances with carriers;

  •
  reduction in circuit costs reflecting efforts to further improve network operations and make it more cost efficient;

  •
  use of our new switchless architecture which eliminates the need for costly telecommunications switches and other equipment; and

  •
  explore refinancing alternatives in connection with the Existing Senior Notes dues in January 2005 as well as the Existing Notes.

        As a result of our restructuring programs and our continued focus on controlling expenses, our research and development, selling and marketing and general and administrative expenses, in total, declined to $28.6 million for 2003 from $53.2 million for 2002. In addition, our data communications and telecommunications costs have declined to 85.8% of net revenue for 2003 from 86.6% of net revenue for 2002.

        We expect to be able to achieve profitability in 2004 through a combination of the following:

  •
  leveraging our international VoIP network to attract additional traffic from major telecommunications carriers that have announced plans to introduce VoIP technology;

  •
  growing our recently introduced retail prepaid calling card service, which we believe will have a favorable effect on our margins and cash flow;

  •
  increasing the efficiency and utilization of our network to lower our data communications and telecommunications expenses and minimize capital expenditures; and

  •
  continuing to maintain tight control on operating expenses.

        We anticipate that the December 31, 2003 balance of $17.3 million in cash and cash equivalents will be sufficient to fund our operations for the next twelve months. We are currently focused on re-capitalizing the Company, particularly with respect to the $25.2 million of Existing Senior Notes, which mature in January 2005, and the $38.2 million of the Existing Notes, which mature in March 2005. We believe that our forecasted financial performance in 2004 will generate sufficient revenues, earnings and cash flows to enable us to refinance this debt based on our understanding of current market conditions and comparable debt issues in our industry sector. We expect to accomplish such a refinancing through a successful completion of the Exchange Offer and our contemporaneous refinancing of the Existing Senior Notes. However, in the event we fail to execute on our current plan, we experience events described in "Risk Factors," we do not successfully complete the Exchange Offer and our contemporaneous refinancing of the Existing Senior Notes or we experience circumstances currently unknown or unforeseen by us, we may not be able to meet our debt obligations.

Critical Accounting Policies

        Revenue Recognition.    For our wholesale business, our revenue transactions are derived from the resale of international minutes of calling time. We recognize revenue in the period the service is provided, net of revenue reserves for potential billing disputes. Such disputes can result from disagreements with customers regarding the duration, destination or rates charged for each call. For our retail prepaid calling card business, revenue is deferred upon activation of the cards and is recognized as the prepaid calling card balances are reduced based upon minute usage and service charges. Revenue from both the resale of minutes as well as the usage of the prepaid calling cards is recognized when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller's price to the buyer is fixed or determinable and collectibility is reasonably assured.

        Increased competition from other providers of telephony services and greater expansion into new markets, such as prepaid calling services could materially adversely affect revenue in future periods. The loss of a major customer could have a material adverse affect on our business, financial condition, operating results, cash flows and future prospects.

        Allowance for Doubtful Accounts.    We perform ongoing credit evaluations of our customers and adjust credit limits based upon payment history and the customer's current credit worthiness, as determined by our review of their current credit information. We continuously monitor collections and payments from our customers and maintain a provision for estimated credit losses. The allowance for doubtful accounts is based on our assessment of the collectibility of specific customer accounts. In the event that we become aware of deterioration in a particular customer's financial condition, we perform a review to determine if additional provisions for doubtful accounts are required. We have been able to mitigate our credit risk by using reciprocal arrangements with customers, who are also iBasis' suppliers, to offset our outstanding receivables. A majority of our accounts receivable are from international carriers. A significant change in the liquidity or financial position of our customers, or a change in the telecommunications industry, could have a material adverse impact on the collectibility of our accounts receivables and our future operating results.

        Impairment of Long Lived Assets.    Our long lived assets consist primarily of property and equipment. We have assessed the realizability of these assets and determined that there was no asset impairment as of December 31, 2003 for these assets. Any future impairment would not impact cash flow but would result in an additional charge in our statement of operations.

        Long term investment in non-marketable security.    Our long term investment in a non-marketable security represents an equity investment in a privately-held company that was made in connection with a round of financing with other third-party investors. As our investment does not permit us to exert significant influence or control over the entity in which we have invested, the recorded amount represents our cost of the investment less any adjustments we make when we determine that an investment's carrying value is other-than-temporarily impaired.

        The process of assessing whether the equity investment's net realizable value is less than its carrying cost requires a significant amount of judgment due to the lack of a mature and stable public market for investments of this type. In making this judgment, we carefully considered the investee's most recent financial results, cash position, recent cash flow data, projected cash flows (both short and long-term), financing needs, recent financing rounds, most recent valuation data, the current investing environment, management or ownership changes, and competition. This valuation process is based primarily on information that we request, receive and discuss with the investees' management on a quarterly basis.

        We consider our equity investment to be other than temporarily impaired if, as of the end of any quarter, we believe that the carrying value of the investment is greater than the estimated fair value. Such evaluation is performed on a quarterly basis. Based on our evaluation as of December 31, 2003, we have not been made aware of any additional facts or circumstances from our last evaluation that would lead us to believe that an other than temporary impairment of our investment has occurred. However, if the privately-held company, in which we have an investment, fails to achieve its future operating plan, or fails to obtain financing as required, our investment may become, in a future period, other than temporarily impaired. Any future impairment would not impact cash flow but would result in an additional charge in our statement of operations.

        In addition, estimates of fair values and the ultimate net realizable value of these type of investments is very subjective and is based on the investing environment and other factors that are outside of our control and therefore could lead to a significant charge in our reported result in any quarter in which we determine that the carrying value of the investment exceeds its estimated net realizable value.

        Restructuring Charges.    During 2002 and 2001, we recorded significant charges to operations in connection with our restructuring programs. The related reserves reflect estimates, including those pertaining to severance costs and facility exit costs. We reassess the reserve requirements to complete each restructuring program at the end of each reporting period. Actual experience may be different from these estimates. We had no restructuring charges in 2003.

Results from Continuing Operations

        The following table sets forth for the periods indicated the principal items included in the Consolidated Statements of Operations as percentages of net revenue.

	Year Ended December 31,
	2003	2002	2001
Net revenue	100.0%	100.0%	100.0%
Costs and operating expenses:
Data communications and telecommunications	85.8	86.6	92.9
Research and development	7.5	10.8	21.7
Selling and marketing	4.2	6.8	18.4
General and administrative	4.3	14.6	23.3
Depreciation and amortization	11.3	19.3	29.4
Non-cash stock-based compensation	—	0.6	1.2
Loss on sale of messaging business	—	1.3	—
Restructuring costs	—	3.4	47.0
Total costs and operating expenses	113.1	143.4	233.9
Loss from operations	(13.1)	(43.4)	(133.9)
Interest income	0.1	0.8	8.3
Interest expense	(2.2)	(7.1)	(15.0)
Gains on bond repurchases and exchanges	9.3	15.6	13.2
Other expenses, net	(0.2)	(0.2)	(0.5)
Loss from continuing operations	(6.1)	(34.3)	(127.9)
Loss (income) from discontinued operations	0.7	(39.5)	(45.2)
Net loss	(5.4)%	(73.8)%	(173.1)%

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

        Net revenue.    Our primary source of revenue is fees that we charge customers for completing voice and fax calls over our network. Revenue is dependent on the volume of voice and fax traffic carried over the network, which is measured in minutes. We charge our customers fees, per minute of traffic, that are dependent on the length and destination of the call and recognize this revenue in the period in which the call is completed. Our average revenue per minute is based upon our total net revenue divided by the number of minutes of traffic over our network for the applicable period.

        During the third quarter of 2003, we introduced our retail prepaid calling card services and have marketed such services primarily to ethnic communities within major domestic markets through distributors. While revenue for these services were not material for 2003, we expect that our prepaid calling card services will, in the future, become a significant portion of our revenues.

        Our net revenue increased by approximately $13.3 million to $178.2 million for 2003 from $164.9 million for 2002. While traffic carried over our network increased to 3.5 billion minutes for 2003 from 2.6 billion minutes for 2002, such increase was partially offset by the decline in the average revenue per minute. The average revenue per minute was 5.1 cents per minute in 2003 compared to 6.4 cents per minute in 2002. The long distance telecommunications industry has been experiencing declining prices in recent years, due to the effects of deregulation and increased competition. In addition, our average revenue per minute can fluctuate from period to period as a result of shifts in traffic over our network to higher priced, or lower priced, destinations.

        Data communications and telecommunications expenses.    Data communications and telecommunications expenses are composed primarily of termination and circuit costs. Termination costs are paid to local service providers to terminate voice and fax calls received from our network.

Terminating costs are negotiated with the local service provider. Should competition cause a decrease in the prices we charge our customers and, as a result, a decrease in our profit margins, our contracts, in some cases, provide us with the flexibility to renegotiate the per-minute termination fees. Circuit costs include charges for Internet access at our Internet Central Offices, fees for the connections between our Internet Central Offices and our customers and/or service provider partners, facilities charges for overseas Internet access and phone lines to the primary telecommunications carriers in particular countries, and charges for the limited number of dedicated international private line circuits we use.

        Data communications and telecommunications expenses increased by $10.0 million to $152.9 million for 2003 from $142.9 million for 2002. The increase in data communications and telecommunications expense was primarily driven by the increase in traffic, as discussed above, offset by a decline in the average rate per minute and a reduction in our circuit costs. The largest component of this expense, termination costs, increased $15.4 million, or 11.7%, to $147.2 million for 2003 from $131.8 million for 2002 while circuit costs decreased $5.3 million, or 48.4%, to $5.7 million for 2003 from $11.0 million for 2002. The decrease in circuit costs was due to our efforts to further improve our network operations and make it more cost efficient. We achieved cost savings by renegotiating prices with vendors and service provider partners, entering into more variable rather than fixed cost arrangements, reducing the number of service providers, conducting extensive studies of our circuit needs and eliminating under-utilized circuits by re-engineering more cost-effective solutions. As a percentage of net revenue, data communications and telecommunications expenses decreased to 85.8% for 2003 from 86.6% for 2002. We expect data communications and telecommunications expenses to continue to decrease slightly as a percentage of net revenue as we further increase utilization and efficiency of our network and achieve economies of scale.

        Research and development expenses.    Research and development expenses include the expenses associated with developing, operating, supporting and expanding our international and domestic network, expenses for improving and operating our global network operations centers, salaries, and payroll taxes and benefits paid for employees directly involved in the development and operation of our global network operations centers and the rest of our network. Also included in this category are research and development expenses that consist primarily of expenses incurred in enhancing, developing, updating and supporting our network and our proprietary software applications.

        Research and development expenses decreased by $4.4 million to $13.4 million for 2003 from $17.8 million for 2002. The decrease in expenses reflect the effect of our 2002 restructuring program, which included the consolidation of our Internet central offices and a workforce reduction of 19 engineers, as well as our on-going efforts to improve the operations of The iBasis Network. As a result, third-party network maintenance costs declined by $2.1 million and personnel-related costs declined by $2.3 million. As a percentage of net revenue, research and development expenses decreased to 7.5% for 2003 from 10.8% for 2002. We expect that research and development expenses will remain relatively level for the near future and continue to decrease as a percentage of net revenue.

        Selling and marketing expenses.    Selling and marketing expenses include expenses relating to the salaries, payroll taxes, benefits and commissions that we pay for sales personnel and the expenses associated with the development and implementation of our promotion and marketing campaigns. Selling and marketing expenses decreased by $3.8 million, or 33.4%, to $7.5 million for 2003 from $11.3 million for 2002. The decrease in expenses reflects the effect of our 2002 restructuring program, which included a workforce reduction of 10 sales and marketing personnel. As a result, personnel-related costs, including sales commissions, declined by $3.4 million and travel expenses declined by $0.7 million. As a percentage of net revenue, selling and marketing expenses decreased to 4.2% for 2003 from 6.8% for 2002. We anticipate that selling and marketing expenses will remain relatively level for the near future and will continue to decrease as a percentage of net revenue.

        General and administrative expenses.    General and administrative expenses include salary, payroll taxes and benefits and related costs for general corporate functions, including executive management, finance and administration, legal and regulatory, facilities, information technology and human resources. General and administrative expenses decreased by $16.5 million, or 68.3%, to $7.7 million for 2003 from $24.2 million for 2002. During 2003, we recognized a $0.8 million expense for potentially uncollectible customer accounts compared to $10.0 million in 2002. In addition, during 2003, we had a bad debt recovery of $4.3 million, resulting from the collection of a previously reserved customer receivable balance, which was recorded as a credit in the 2003 statement of operations. As a percentage of net revenue, general and administrative expenses decreased to 4.3% for 2003 from 14.6% for 2002. Excluding the above-mentioned collection of a previously reserved receivable balance, general and administrative expenses decreased to 6.5% of net revenue for 2003. We expect general and administrative expenses will remain relatively level for the near future and will continue to decrease as a percentage of revenues. Any additional collections of previously reserved receivables will also be recorded as a decrease in general and administrative expenses in the period of such collections.

        Depreciation and amortization expenses.    Depreciation and amortization expenses decreased by $11.8 million, or 37.0%, to $20.1 million for 2003 from $31.9 million for 2002. This decrease was largely due to the $28.5 million reduction in historical cost value of our network equipment due to our agreement to settle the majority of our capital lease obligations with our primary equipment vendor in August 2002, the write-off of property and equipment as a part of our restructuring plans that were executed in 2002 as well as the end of the useful lives of certain networking equipment. As a percentage of net revenue, depreciation and amortization expenses decreased to 11.3% for 2003 from 19.3% for 2002. We expect depreciation and amortization expenses to continue to decrease in the near future, in both absolute dollars and as a percentage of net revenue.

        Non-cash stock-based compensation.    Non-cash stock-based compensation represents compensation expense recorded in connection with the grant of stock options to our employees with exercise prices less than the fair value of the Common Stock at the respective dates of grant. Such grants were either made prior to our initial public stock offering or were assumed in connection with our acquisition of PriceInteractive, Inc. in 2001, and were expensed over the vesting periods of the options granted. The decrease in non-cash stock-based compensation to $0.1 million in 2003 from $1.0 million in 2002 was due to the expiration of certain option agreements issued in connection with acquisition of PriceInteractive, Inc. in 2001, as well as our stock option exchange program which was completed in December 2002.

        Loss on disposal of messaging business.    In March 2002, we sold our messaging line of business to Call Sciences, an enhanced communications service provider. During 2002, we recognized a loss on the sale of $2.1 million, net of the royalty stream.

        Restructuring and other non-recurring costs.    During 2002, we announced cost reduction measures and recorded a net charge of approximately $5.5 million in the statement of operations in 2002. The charge included the write off of leasehold improvements as well as termination costs for the Miami facility space and telecommunication circuits and employee severance costs. We did not have any restructuring charges in 2003.

        The components of the restructuring charge were as follows:

(in thousands)
Write-off of property and equipment	$2,427
Termination of contractual obligations	2,794
Employee severance costs	750
Less: Change in estimate of 2001 restructuring costs	(435)
Total	$5,536

        Interest income.    Interest income is primarily composed of income earned on our cash and cash equivalents and marketable securities. Interest income decreased by $1.1 million, or 87.5%, to $0.2 million in 2003 from $1.3 million in 2002. The decrease is primarily a result of our average cash balance during the period, including marketable securities, declining by approximately 70% in 2003 compared to 2002. In addition, lower average interest rates in 2003, compared to 2002, contributed to the decline in interest income. We anticipate that interest income will remain relatively level for the near future.

        Interest expense.    Interest expense is primarily composed of interest paid on the Existing Notes and various capital lease agreements established to finance a substantial majority of the hardware and software components of our network. Interest expense decreased by $7.6 million, or 65.8%, to $4.0 million in 2003 from $11.6 million in 2002. This decrease was attributable to reduced interest paid on capital equipment financing, the impact in 2003 of both the early termination of $40.6 million of the Existing Notes throughout 2002 and the early termination of $50.8 million of our capital lease obligations in August 2002. Our interest expense was also reduced as a result of the exchange of $50.4 million of the Existing Notes for $25.2 million of Existing Senior Notes during 2003.

        In accordance with SFAS No. 15, "Accounting by Debtors and Creditors Regarding Troubled Debt Restructuring," we recorded a gain on the exchange of approximately $16.6 million during 2003. SFAS No. 15 requires that the gain on the exchange be recorded net of the future payments on the Existing Senior Notes, the fair value of the warrants issued, the write off of the net book value of the deferred financing costs originally capitalized with the issuance of the Existing Notes and any other fees or costs. While our future cash flows relating to interest payments will not be affected by the exchange, our future statements of operations will show a reduction of interest expense due to the inclusion of the interest payments on the Existing Senior Notes within the gain. We expect interest expense to continue to decrease in the near term.

        Gain on bond repurchases and exchanges.    During 2003, we entered into agreements with principal holders of the Existing Notes which resulted in the retirement of $50.4 million of such notes in exchange for new debt instruments at 50% of the face value of the retired notes. Under the terms of the agreement, the holders of the retired notes received $25.2 million of Existing Senior Notes and warrants for 4,915,416 shares of the Common Stock. Each warrant has an initial exercise price of $0.65 per share and is exercisable over a five-year term. The Existing Senior Notes, which mature on January 15, 2005, share in a second priority lien on our assets and are subordinated to our bank revolving line of credit.

        The gain we recognized in 2003 was calculated as follows:

2003
(in thousands)
Face value of surrendered Existing Notes	$50,350
Less: Face value of issued Existing Senior Notes	(25,175)
Future interest payments on Existing Senior Notes	(5,527)
Fair value of warrants issued	(1,375)
Reduction of deferred debt financing costs	(723)
Professional fees	(935)
Gain	$16,615

        During 2002, we repurchased a portion of the Existing Notes and recorded gains. The gains were calculated as follows:

2002
(in thousands)
Carrying value of repurchased Notes	$40,588
Less: Cost of repurchase of Notes	(13,993)
Write-off of deferred debt financing costs	(805)
Gain	$25,790

        Other expenses, net.    Other expenses, net were $0.3 million and $0.4 million in 2003 and 2002, respectively, and relate mostly to state excise and franchise taxes.

        Loss from continuing operations.    Our loss from continuing operations was $10.9 million and $56.5 million for 2003 and 2002, respectively. The reduction in the loss from continuing operations in 2003 was primarily a result of substantially lower costs and operating expenses as a percentage of net revenue. As a result of our restructuring programs and our continued focus on controlling expenses, our research and development, selling and marketing and general and administrative expenses, in total, declined to $28.6 million for 2003 from $53.2 million for 2002. In addition, our data communications and telecommunications costs have declined to 85.8% of net revenue for 2003 from 86.6% of net revenue for 2002.

        Income (loss) from discontinued operations.    On July 15, 2002, we completed the sale of substantially all the assets of our Speech Solutions Business for $18.5 million in cash ($1.5 million of this amount is in escrow). The loss from discontinued operations of $65.2 million in 2002 represents the operating loss of the Speech Solutions Business for 2002. In the fourth quarter of 2003, we recognized additional consideration of $1.3 million for an earn-out payment based on the achievement of certain 2003 revenue-based milestones associated with our former Speech Solutions Business. The cash payment associated with the earn-out was $1.0 million and was received in February 2004.

        Income Taxes.    We have not recorded an income tax benefit for the loss associated with our operating losses as it is more likely than not that these benefits will not be realized.

        Net loss.    The net loss for 2003 was $9.7 million, or $0.21 per share, compared to a net loss of $121.7 million, or $2.70 per share, for 2002. In 2003, income from discontinued operations was $1.3 million. The net loss of $121.7 million in 2002 included a loss from discontinued operations of $65.2 million. The net loss from continuing operations in 2003 was $10.9 million, which was $45.6 million lower than 2002. In total, our research and development, selling and marketing, and general and administrative expenses declined $24.6 million to $28.6 million in 2003 compared to $53.2 million in 2002. The reduction in these expenses reflects the effect of our 2001 and 2002 restructuring programs, as well as our continuing focus on reducing costs. In addition, depreciation and amortization decreased $11.8 million and interest expense declined $7.6 million in 2003 compared to 2002.

Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

        Net revenue.    Our net revenue increased by approximately $54.7 million to $164.9 million for 2002 from $110.2 million for 2001. The increase in revenue from 2001 was the result of an increase in traffic carried over our network to 2.6 billion minutes for 2002 from 1.4 billion minutes for 2001, offset by the decline in the average rate per minute. The average revenue per minute was 6.4 cents per minute in 2002 compared to 8.2 cents per minute in 2001. The lower average revenue per minute reflects the continuing decline in prices in the long distance telecommunications industry. In addition, our average revenue per minute can fluctuate from period to period as a result of shifts in traffic over our network to higher priced, or lower priced, destinations.

        Data communications and telecommunications expenses.    Data communications and telecommunications expenses increased by $40.5 million, or 39.6%, to $142.8 million for 2002 from $102.3 million for 2001. The increase in data communications and telecommunications expense was primarily driven by the increase in traffic described above, offset by the decline in the average rate per minute. The largest component of the expense, termination costs, increased by $44.5 million, or 51.0%, to $131.8 million for 2002 from $87.3 million for 2001. Circuit and other costs decreased by $4.0 million, or 36.4%, to $11.0 million for 2002 from $15.0 million for 2001. The decrease in these circuit costs was due to our efforts to further improve our network operations and make it more cost efficient. We achieved cost savings by renegotiating prices with vendors and service provider partners, entering into more variable rather than fixed cost arrangements, reducing the number of service providers, conducting extensive studies of our circuit needs and eliminating under-utilized circuits by re-engineering more cost-effective solutions. As a percentage of net revenue, data communications and telecommunications expenses decreased to 86.6% for 2002 from 92.9% for 2001.

        Research and development expenses.    Research and development expenses decreased by $6.1 million, or 25.7%, to $17.8 million for 2002 from $23.9 million for 2001. The decrease in expenses is due the consolidation of our Internet central offices and workforce reductions of 71 employees from our 2001 restructuring program and 19 employees from our 2002 restructuring program. As a result, personnel-related costs declined $3.1 million and third-party network maintenance costs declined by $1.7 million. As a percentage of net revenue, research and development expenses decreased to 10.8% for 2002 from 21.7% for 2001.

        Selling and marketing expenses.    Selling and marketing expenses decreased by $9.0 million, or 44.5%, to $11.3 million for 2002 from $20.3 million for 2001. The decrease in expenses reflects the effect of workforce reductions of 39 employees from our 2001 restructuring program and 10 employees from our 2002 restructuring program. As a result, personnel-related costs, including commissions, declined $4.6 million, travel costs decreased $2.3 million and promotional expenditures were reduced by $1.5 million. As a percentage of net revenue, selling and marketing expenses decreased to 6.8% for 2002 from 18.4% for 2001.

        General and administrative expenses.    General and administrative expenses decreased by $1.4 million, or 5.4%, to $24.2 million for 2002 from $25.6 million for 2001. During 2002, our cost reduction measures for general and administrative expenses included workforce reductions in the first and second quarter of 2002. These 2002 cost reductions were partially offset by a $0.9 million increase in bad debt expense in 2002 compared to 2001. As a percentage of net revenue, general and administrative expenses decreased to 14.6% for 2002 from 23.3% for 2001.

        Depreciation and amortization expenses.    Depreciation and amortization expenses decreased by $0.5 million, or 1.5%, to $31.9 million for 2002 from $32.4 million for 2001. This decrease was due to the reduction in historical cost value of our network equipment due to our agreement to settle the majority of our capital lease obligations with our primary equipment vendor as well as the write-off of property and equipment as a part of our restructuring plans. As a percentage of net revenue, depreciation and amortization expenses decreased to 19.3% for 2002 from 29.4% for 2001.

        Non-cash stock-based compensation.    Non-cash stock-based compensation represents compensation expense incurred in connection with the grant of stock options to our employees with exercise prices less than the fair value of the Common Stock at the respective dates of grant. Such grants were either made prior to our initial public stock offering or were assumed in connection with our acquisition of PriceInteractive, Inc., and are being expensed over the vesting periods of the options granted. For 2002 and 2001, we recorded $1.0 million and $1.4 million, respectively, in non-cash stock-based compensation expense.

        Loss on sale of messaging business.    In March 2002, we sold our messaging line of business to Call Sciences, an enhanced communications service provider. The sale included all of our messaging business, including, among other items, our Santa Clara, California data center, our customers, revenue streams, and customer prospects in exchange for $168,000 and a future royalty stream. During 2002, we recognized a loss on the sale of $2.1 million, net of the royalty stream.

        Restructuring costs.    During 2002, we restructured to better align the organization and resources with our corporate strategy and recorded a net charge of totaling approximately $5.5 million. Included in the charges are the write-off of property and equipment, the termination of contractual obligations and, in Q2, employee severance.

        The components of the restructuring and other non-recurring costs were as follows:

(in thousands)
Write-off of property and equipment	$2,427
Termination of contractual obligations	2,794
Employee severance costs	750
Less: Change in estimate of 2001 restructuring costs	(435)
Total	$5,536

        The fixed asset write-off is primarily related to the closure and abandonment of our Miami and Singapore Internet central offices. The costs include the write-off of leasehold improvements as well as an estimated provision for termination costs for the facility space and telecommunication circuits. As we continue to focus on serving the largest international carriers, Tier One carriers, who tend to maintain greater geographic footprints, management approved a plan to close our Miami and Singapore Internet Central Offices and route traffic through our other central facilities. In addition, we wrote-off certain assets relating to our transitioning to a new switchless architecture in its VoIP network.

        The employee severance costs resulted from a reduction in the workforce as we terminated 44 employees on June 28, 2002. Of these 44 people, 19 were within research and development, 10 were from sales and marketing and 15 were from general and administrative departments.

        In addition our 2002 restructuring expense was reduced by a change in estimated restructuring costs relating to our 2001 restructuring and specifically related to a reduction in the estimated cost of terminating contractual lease obligations.

        These cost reduction measures were completed in the first quarter of 2003 and had a minimal impact on business operations during 2002.

        Interest income.    Interest income is primarily composed of income earned on our cash and cash equivalents, restricted cash and marketable securities. Interest income decreased by $7.9 million, or 85.9%, to $1.3 million in 2002 from $9.2 million in 2001. The decrease is primarily a result of our average cash balance during the year, including marketable securities, declining by approximately 70% in 2002 compared to 2001. In addition, lower average interest rates in 2002, compared to 2001, contributed to the decline in interest income.

        Interest expense.    Interest expense is primarily composed of interest paid on the Convertible Subordinated Notes (which includes the Existing Notes and our 11 1/2% Convertible Subordinated Notes) and various capital lease agreements established to finance a substantial majority of the hardware and software components of our network. Interest expense decreased by $4.9 million, or 29.7%, to $11.6 million in 2002 from $16.5 million in 2001. This decrease was attributable to reduced interest paid on capital equipment financing, the early extinguishment of $40.6 million of our 11 1/2% Convertible Subordinated Notes and the early extinguishment of $50.8 million of our capital lease obligations.

        Gain on repurchase of Convertible Subordinated Notes.    During 2002 and 2001, we recognized a gain of $25.8 million and $14.5 million, respectively, in connection with the early extinguishment of $40.6 million and $20.9 million, respectively, of our Convertible Subordinated Notes (which includes the Existing Notes and our 11 1/2% Convertible Subordinated Notes).

        The gains were calculated as follows:

	2002	2001
	(in thousands)
Carrying value of repurchased Notes	$40,588	$20,882
Less: Cost of repurchase of Notes	(13,993)	(5,863)
Write-off of deferred debt financing costs	(805)	(470)
Gain	$25,790	$14,549

        Other expenses, net.    Other expenses, net were $0.4 million and $0.6 million in 2002 and 2001, respectively, and relate mostly to state excise and franchise taxes.

        Loss from continuing operations.    Our loss from continuing operations was $56.5 million and $140.9 million for the years ended December 31, 2002 and 2001, respectively. The reduction in our loss from continuing operations in 2002 was primarily a result of lower costs and operating expenses as a percentage of revenue, lower restructuring costs and a larger gain on bond repurchases and exchanges.

        Loss from discontinued operations.    On July 15, 2002 we sold our Speech Solutions Business for $18.5 million in cash ($1.5 million of this amount is in escrow). The operating loss and the loss on the disposal of the business totaled $65.2 million in 2002. The loss on the disposal of the discontinued operation of $58.9 million included the write-off of goodwill and other purchased intangibles of $57.3 million and costs to sell the operation of $1.6 million.

        Income taxes.    We have not recorded an income tax benefit for the losses associated with its operating losses as it is more likely than not that those benefits will not be realized.

        Net loss.    The net loss for 2002 was $121.7 million, or $2.70 per share, compared to a net loss of $190.7 million, or $2.70 per share, for 2001. In 2002, the loss from discontinued operations was $65.2 million compared to $49.8 million in 2001. The net loss from continuing operations was $56.5 million in 2002, which was $84.4 million lower than 2001. The increase in revenues, combined with proportionately lower data communications and telecommunications costs, in 2002, resulted in a reduction of $14.2 million in our net loss. Restructuring costs in 2002 decreased by $46.3 million to

$5.5 million compared to $51.8 million in 2001. In total, our research and development, selling and marketing, and general and administrative expenses declined $16.6 million to $53.2 million in 2002 compared to $69.8 million in 2001. The reduction in these expenses reflects the effect of our 2001 and 2002 restructuring programs.

Liquidity and Capital Resources

        Our principal capital and liquidity needs historically have related to the development of our network infrastructure, our sales and marketing activities, research and development expenses, and general capital needs. Our capital needs have been met, in large part, from the net proceeds from public offerings of Common Stock and Existing Notes. In addition, we have also met our capital needs through vendor capital leases and other equipment financings. We expect to continue to utilize equipment financing in the future to partially fund our future capital equipment needs.

        Net cash used in continuing operating activities was $3.2 million (net of the collection of a previously reserved receivable balance of $4.3 million), $43.0 million and $68.4 million in 2003, 2002 and 2001, respectively. Cash used in continuing operating activities in 2003 of $3.2 million related to our loss from continuing operations of $10.9 million and the non-cash gain on our debt exchange of $16.6 million, partially offset by non-cash charges of $17.0 million and changes in other assets and liabilities of $7.4 million. Cash used in continuing operating activities in 2002 of $43.0 million related to our loss from continuing operations of $56.5 million, the non-cash gain on our debt repurchases of $25.8 million and changes in other assets and liabilities of $11.8 million, partially offset by non-cash charges of $51.1 million. Cash used in continuing operations in 2001 of $68.4 million related to our loss from continuing operations of $140.9 million, the non-cash gain on our debt repurchases of $14.5 million and changes in other assets and liabilities of $8.7 million, partially offset by non-cash charges of $95.7 million.

        Net cash used in discontinued operating activities was $1.9 million and $13.3 million in 2002 and 2001, respectively.

        Net cash used in investing activities was $5.2 million in 2003, of which $4.5 million was used for capital expenditures and $0.7 million was a payment relating to an adjustment associated with the sale of our Speech Solutions Business. Net cash provided by investing activities was $46.6 million in 2002. This primarily reflected $34.0 million in the sale and maturity of marketable securities and $17.0 million in proceeds received from the sale of the Speech Solutions Business, partially offset by $4.6 million for capital expenditures. Net cash used in investing activities was $15.1 million in 2001. This primarily reflected $38.1 million in cash paid for the acquisition of the Speech Solutions Business, and $35.1 million for capital expenditures, partially offset by $58.1 million in proceeds from the sale and maturity of marketable securities. We expect our capital expenditures to be approximately $6 million to $8 million in 2004.

        On November 13, 2002, we received a determination from Nasdaq that shares of the Common Stock would no longer trade on the Nasdaq National Market because we failed to meet certain minimum listing requirements. The Common Stock began trading on the Over-the-Counter Bulletin Board on November 14, 2002 under the symbol "IBAS." We may experience difficulty in obtaining future equity financing, as we may have to provide greater disclosure and comply with state securities laws and regulations because our stock is quoted on the Over-the-Counter Bulletin Board.

        The following table sets forth, for the periods presented, total long term debt and cash flows from financing activities.

	December 31,
	2003	2002	2001
	(in thousands)
Long term debt:
Existing Notes	$38,180	$88,530	$129,118
Existing Senior Notes	25,175	—	—
Capital Lease obligations	2,271	8,109	64,668
Revolving line of credit	2,300	2,300	—
Term loan	—	—	3,867
Total long term debt	67,926	98,939	197,653
Less: current portion	2,097	5,349	26,310
Long term debt, less current portion	$65,829	$93,590	$171,343
	Year Ended December 31,
	2003	2002	2001
	(in thousands)
Cash flows from financing activities:
Repurchase of Existing Notes	$—	$(13,992)	$(5,862)
Increase (decrease) in restricted cash	—	8,867	(8,867)
Principal payments on capital leases	(5,838)	(38,918)	(23,760)
Revolving line of credit borrowings	9,200	2,300	—
Revolving line of credit payments	(9,200)	—	—
Term loan borrowings	—	—	4,000
Term loan repayments	—	(3,866)	(2,655)
Proceeds from stock plans and warrants	91	407	1,436
Fees paid for exchange of notes	(935)	—	—
Cash used in financing activities	$(6,682)	$(45,202)	$(35,708)

        Net cash used in financing activities was $6.7 million in 2003, of which $5.8 million was used to repay our capital lease obligations and $0.9 million was paid for fees in connection the exchange of our outstanding bonds. Net cash used in financing activities was $45.2 million in 2002. This primarily reflected $14.0 million used to repurchase $40.6 million face value of the Existing Notes, and $38.9 million in payments of our capital leases and other debt obligations, including the early extinguishment of $28.5 million of certain capital lease obligations. In the fourth quarter of 2002, we borrowed $2.3 million under a revised credit agreement. This credit agreement did not require cash collateral and, therefore, $8.9 million of previously restricted cash is reported as a cash inflow due to the termination of this collateral requirement. Net cash used in financing activities was $35.7 million in 2001. This primarily reflected $26.4 million in payments of capital leases and other debt obligations, $8.9 million in restricted cash related to our previous credit agreement, and $5.9 million used to repurchase $20.9 million face value of the Existing Notes, partially offset by $4.0 million in bank borrowings and $1.4 million in proceeds from employee stock purchase and option plans.

        To date, we have had negative cash flows from operations. The above table summarizes our financing activities for 2001 to 2003. As shown, such use of cash for financing activities has been significantly reduced in 2003 from historical requirements. Such reductions in cash used for financing activities and our plans to further reduce operating and investing cash flows are summarized below.

        Throughout 2001 and 2002, management took a series of actions to reduce operating expenses and to restructure operations, which consisted primarily of reductions in workforce, the consolidation of Internet central offices, the sale of the messaging business, the sale of the Speech Solutions Business and the settlement of certain capital lease agreements. Moreover, management continues to control operating expenses and capital expenditures as well as to monitor and manage accounts payable and accounts receivable in order to fund us until we reach profitability.

        Management's plans include the:

  •
  aggressive management of credit risk;

  •
  monitoring and reduction of capital expenditures;

  •
  monitoring and reduction of selling, general and administrative expenses;

  •
  offsetting of accounts receivable and accounts payable balances with carriers;

  •
  reduction in circuit costs as a result of improving network utilization;

  •
  use of our new switchless architecture which eliminates the need for costly telecommunications switches and other equipment;

  •
  exploration of alternative financing arrangements to partially replace or supplement those currently in place in order to provide us with long-term financing to support our working capital needs.

        On August 5, 2002 we completed an agreement with our primary equipment vendor to reduce our capital lease obligations and related future cash commitments. Under the terms of the agreement, we paid our vendor $28.5 million in exchange for the elimination of $50.8 million in existing vendor debt, $9.0 million in future interest obligations (assuming the debt was held to maturity) and $4.0 million in tax and other obligations for a total of $63.8 million of future obligations. The difference between the cash paid and the recorded outstanding obligation on that date was accounted for as a reduction in the carrying value of the underlying capital assets. This transaction reduced interest expense by $2.5 million and depreciation and amortization by $3.3 million in the months subsequent to the transaction from the amounts that would have otherwise been recognized in 2002.

        We lease equipment from various vendors under master agreements and multiple sublease agreements. Each of the multiple equipment leases specifies its own term, rate and payment schedule, depending upon the value and amount of equipment leased. Based upon existing lease agreements as of December 31, 2003, we anticipate cash payments of approximately $2.3 million as repayment of these obligations with $2.1 million to be paid in the next year.

        In December 2003, we amended and extended our revolving line of credit with our bank. The new $15.0 million revolving line of credit replaced two secured lines of credit that totaled $15.0 million. The revolving line of credit bears interest at the bank's prime rate plus 1%, matures on January 5, 2005 and is collateralized by substantially all of our assets. Borrowings under the revolving line of credit are on a formula basis and are limited to eligible accounts receivable. The revolving line of credit requires us to comply with various non-financial covenants and financial covenants, including minimum profitability. We were in compliance with all of these covenants as of December 31, 2003. As of December 31, 2003, we had $2.3 million in borrowings and unused borrowing capacity of $2.9 million, based on our borrowing formula, under the new revolving line of credit. As of December 31, 2002, we had $2.3 million in borrowings under our previous revolving lines of credit with our bank. As of December 31, 2003 and 2002, we had issued and outstanding letters of credit, under our revolving lines of credit, totaling $2.6 million and $3.3 million, respectively.

        During 2003, we entered into agreements with principal holders of the Existing Notes which resulted in the retirement of $50.4 million of such notes in exchange for new debt instruments at 50% of the face value of the retired notes. Under the terms of the agreement, the holders of the retired notes received $25.2 million of Existing Senior Notes and warrants to purchase 4,915,416 shares of the Common Stock. Each warrant has an exercise price of $0.65 per share and is exercisable over a five-year term. The Existing Senior Notes, which mature on January 15, 2005, share in a second priority lien on our assets and are subordinated to our revolving line of credit.

        We anticipate that the December 31, 2003 balance of $17.3 million in cash and cash equivalents will be sufficient to fund our operations for the next twelve months. We are currently focused on re-capitalizing the Company, particularly with respect to the $25.2 million of Existing Senior Notes, which mature in January 2005, and the $38.2 million of the Existing Notes, which mature in March 2005. We believe that our forecasted financial performance in 2004 will generate sufficient revenues, earnings and cash flows to enable us to refinance this debt based on our understanding of current market conditions and comparable debt issues in our industry sector. We expect to accomplish such a refinancing through a successful completion of the Exchange Offer and our contemporaneous refinancing of the Existing Senior Notes. However, in the event we fail to execute on our current plan, we experience events described in "Risk Factors," we do not successfully complete the Exchange Offer and our contemporaneous refinancing of the Existing Senior Notes or we experience circumstances currently unknown or unforeseen by us, we may not be able to meet our debt obligations.

        Under accounting principles generally accepted in the U.S., certain obligations and commitments are not required to be included in the consolidated balance sheets and statements of operations. These obligations and commitments, while entered into in the normal course of business, may have a material impact on liquidity. We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

        The following table summarizes our future contractual obligations as of December 31, 2003 and displays our future contractual obligations:

		Payment Due Dates
	Total	Less than 1 Year	1 to 2 Years	2 to 3 Years	3 to 5 Years	After 5 Years
	(in thousands)
Existing Notes	$38,180	$—	$38,180	$—	$—	$—
Existing Senior Notes	25,175	—	25,175	—	—	—
Capital lease obligations	2,271	2,097	174	—	—	—
Revolving line of credit	2,300	—	2,300	—	—	—
Operating leases	12,345	3,394	2,233	1,709	4,283	726
Total	$80,271	$5,491	$68,062	$1,709	$4,283	$726

        In addition to the contractual obligations listed above, interest on the Existing Notes and Existing Senior Notes is as follows:

		Payment Due Dates
	Total	Less than 1 Year	1 to 2 Years
Interest on Existing Notes	$3,293	$2,195	$1,098
Interest on Existing Senior Notes	4,343	2,895	1,448
Total	$7,636	$5,090	$2,546

Pro Forma Contractual Obligations

        The following table summarizes our pro forma future contractual obligations as of December 31, 2003, assuming completion of the exchange offer of our Existing Notes and completion of the refinancing of our Existing Senior Notes:

		Payment Due Dates
	Total	Less than 1 Year	1 to 2 Years	2 to 3 Years	3 to 5 Years	After 5 Years
	(in thousands)
New Notes	$38,180	$—	$—	$—	$38,180	$—
New Senior Notes	25,175	—	—	25,175	—	—
Capital lease obligations	2,271	2,097	174	—	—	—
Revolving line of credit	2,300	—	2,300	—	—	—
Operating leases	12,345	3,394	2,233	1,709	4,283	726
Total	$80,271	$5,491	$4,707	$26,884	$42,463	$726
Interest on New Notes	$12,885	$2,577	$2,577	$2,577	$5,154	$—
Interest on New Senior Notes	6,042	2,014	2,014	2,014	—	—
Total	$18,927	$4,591	$4,591	$4,591	$5,154	$—

Future Accounting Pronouncements

        In 2003, we adopted the following accounting pronouncements:

        In January and December 2003, the FASB issued FASB Interpretation No. 46 (FIN 46) and No. 46, revised (FIN 46R), "Consolidation of Variable Interest Entities." These statements, which address accounting for entities commonly known as special-purpose or off-balance sheet, require consolidation of certain interests or arrangements by virtue of holding a controlling financial interest in such entities. Certain provisions of FIN 46R related to interests in special purpose entities were applicable for the period ended December 31, 2003. We must apply FIN 46R to our interests in all entities subject to the interpretation as of the first interim or annual period ending after March 15, 2004. Adoption of this new method of accounting for variable interest entities is not expected to have a material impact on our consolidated results of operations and financial position.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

Quantitative and Qualitative Disclosures About Market Risk

        Our primary market risk exposure is related to interest rates and foreign currency exchange rates. To date, we have not engaged in trading market risk sensitive instruments or purchasing hedging instruments, whether interest rate, foreign currency exchange, commodity price or equity price risk. We have not purchased options or entered into swaps or forward or futures contracts.

        Our investments in commercial paper and debt instruments are subject to interest rate risk, but due to the short-term nature of these investments, interest rates would not have a material impact on their value at December 31, 2003. Our primary interest rate risk is the risk on borrowings under our line of credit agreements, which are subject to interest rates based on the bank's prime rate. A change in the applicable interest rates would also affect the rate at which we could borrow funds or finance equipment purchases. All other debt, including capital lease obligations, are fixed rate debt. A 10% change in interest rates would not have a material impact on interest expense associated with our line of credit agreement. In addition, a 10% change in interest rates would not significantly impact the fair value of the Existing Senior Notes.

        We conduct our business in various regions of the world, but most of our revenues are denominated in U.S. dollars with the remaining being generally denominated in Euros or British pounds. Although most of our costs are U.S. dollar denominated, some of our costs are in Euros or British pounds which partially offsets our risk from revenues denominated in these currencies.

DESCRIPTION OF THE EXCHANGE OFFER

Purpose of the Exchange Offer

        We do not currently believe that we will be able to generate sufficient cash to repay the Existing Notes in full at maturity on March 15, 2005. Our unrestricted cash, cash equivalents and marketable investments were approximately $17.3 million at December 31, 2003. We would be unable to repurchase or repay at maturity the Existing Notes without obtaining additional financing. If we are unable to complete the Exchange Offer and our contemporaneous refinancing of the Existing Senior Notes, there is a substantial risk that uncertainty about our ability to repay or refinance the Existing Notes could erode customer confidence, which would have a material adverse effect on our financial position, results of operations and cash flows.

        The purpose of the Exchange Offer is to offer holders of the Existing Notes a higher interest rate and significantly lower conversion price in return for extension of the maturity. If the Exchange Offer is successful, it will provide more time for us to achieve profitability and positive cash flow so that we can repay or refinance our debt prior to its revised maturity. We cannot assure you that, even if the Exchange Offer is successful, we will achieve these objectives.

        The Exchange Offer is not being made to, nor will we accept tenders for exchange from, holders of Existing Notes in any jurisdiction in which the Exchange Offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange Offer; Period for Tendering

        This Prospectus and the accompanying letter of transmittal contain the terms and conditions of the Exchange Offer. Upon the terms and subject to the conditions included in this Prospectus and in the accompanying letter of transmittal, which together are the Exchange Offer, we will accept for exchange Existing Notes which are properly tendered on or prior to the expiration date, unless you have previously withdrawn them.

  •
  When you tender to us Existing Notes as provided below, our acceptance of the Existing Notes will constitute a binding agreement between you and us upon the terms and subject to the conditions in this Prospectus and in the letter of transmittal when available.

  •
  For each $1,000 principal amount of Existing Notes you tender accepted by us in the Exchange Offer, we will issue to you that principal amount of New Notes. Upon completion of the Exchange Offer, we will also pay accrued and unpaid interest up to the date of acceptance on Existing Notes that we accept for exchange.

  •
  The Exchange Offer is conditioned on the holders of 95% in principal amount of the Existing Notes having tendered and not withdrawn their Existing Notes at the expiration of the Exchange Offer. Our obligation to accept Existing Notes for exchange in the Exchange Offer is also subject to the conditions described under "Conditions to the Exchange Offer."

        The Exchange Offer expires at midnight New York City time on May     , 2004. We may, however, in our sole discretion, extend the period of time for which the Exchange Offer is open. References in this Prospectus to the expiration date mean midnight New York City time on May     , 2004 or, if extended by us, the latest time and date to which the Exchange Offer is extended by us.

  •
  We will keep the Exchange Offer open for no fewer than 20 business days, or longer if required by applicable law, after the date that we first mail notice of the Exchange Offer to the holders of the Existing Notes.

  •
  We expressly reserve the right, at any time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance of any Existing Notes, by giving oral or written notice of an extension to the Exchange Agent and notice of that extension to the holders as described below. During any extension, all Existing Notes previously tendered will remain subject to the Exchange Offer unless withdrawal rights are exercised. Any Existing Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the Exchange Offer.

  •
  We expressly reserve the right to amend or terminate the Exchange Offer at any time prior to the expiration date, and not to accept for exchange any Existing Notes that we have not yet accepted for exchange, if any of the conditions of the Exchange Offer specified below under "Conditions to the Exchange Offer" are not satisfied.

  •
  We will give oral or written notice of any extension, amendment, waiver, termination or non-acceptance described above to holders of the Existing Notes as promptly as practicable. If we amend this Exchange Offer in any respect or waive any condition to the Exchange Offer, we will give written notice of the amendment or waiver to the Exchange Agent and will make a public announcement of the amendment or waiver as promptly as practicable afterward. If we extend the expiration date, we will give notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date. As required by SEC rules, we will extend the Exchange Offer by at least five business days if we amend the offer in any material respect, including waiver of a material condition. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcements other than by issuing a release to the Business Wire.

  •
  Holders of Existing Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer.

  •
  We intend to conduct the Exchange Offer in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the SEC.

Important Reservation of Rights Regarding the Exchange Offer

        You should note that:

  •
  all questions as to the validity, form, eligibility, time of receipt and acceptance of Existing Notes tendered for exchange will be determined by us in our sole discretion, and its determination shall be final and binding;

  •
  we reserve the absolute right to reject any and all tenders of any particular Existing Notes not properly tendered or not to accept any particular Existing Notes the acceptance of which might, in our judgment or the judgment of our counsel, be unlawful;

  •
  we reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Existing Notes either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender Existing Notes in the Exchange Offer. If we waive a condition with respect to any particular noteholder, we will waive it for all noteholders. Unless we agree to waive any defect or irregularity in connection with the tender of Existing Notes for exchange, you must cure any defect or irregularity within any reasonable period of time as we shall determine;

  •
  our interpretation of the terms and conditions of the Exchange Offer either before or after the expiration date shall be final and binding on all parties; and

  •
  neither we, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Existing Notes for exchange, nor shall any of them incur any liability for failure to give any notification.

Conditions to the Exchange Offer

        We will accept for exchange all Existing Notes validly tendered and not withdrawn if at least 95% of Existing Notes are tendered for exchange before the expiration of the Exchange Offer. We will not be required to accept for exchange any Existing Notes and may terminate, amend or extend the Exchange Offer before the acceptance of the Existing Notes, if, on or before the expiration date:

  •
  holders of at least 95% of the principal amount of Existing Notes have not validly tendered and not withdrawn their Existing Notes;

  •
  we or any of our respective subsidiaries do not receive or obtain any consent, authorization, approval or exemption of or from any governmental authority that may be required or advisable in connection with the completion of this Exchange Offer, including that the registration statement of which this Prospectus is a part shall not have been declared, or shall not continue to be, effective;

  •
  any action, proceeding or litigation seeking to enjoin, make illegal, delay the completion of or challenge in any respect the Exchange Offer, or otherwise relating in any manner to the Exchange Offer, is instituted or threatened;

  •
  any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect or any statute, rule, regulation, governmental order or injunction shall have been proposed, enacted, enforced or deemed applicable to the Exchange Offer, any of which would or might restrain, prohibit or delay completion of the Exchange Offer or impair the contemplated benefits of the Exchange Offer, to us

  •
  any tender or exchange offer, other than this Exchange Offer, with respect to some or all of the outstanding Existing Notes, or any merger, acquisition or other business combination proposal involving us or a substantial portion of our assets, shall have been proposed, announced or made by any person or entity; or there has occurred;

  •
  any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States or the European Union;

  •
  the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States;

  •
  any change in the general political, market, economic or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on the business, condition (financial or other), income, operations or our prospects or otherwise materially impair in any way our contemplated future conduct;

  •
  in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

  •
  a material adverse change in our financial condition or business prospects or an unforeseeable event that makes completion of the Exchange Offer inadvisable.

        The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. On or before the expiration date, we may waive these conditions in our sole discretion in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the above rights will not be considered a waiver of that right, and these rights will be considered to be ongoing rights which may be asserted, before the expiration date, at any time and from time to time.

        If we determine in our reasonable discretion that any of the conditions are not satisfied, it may:

  •
  refuse to accept any Existing Notes, return all tendered Existing Notes to the tendering holders and terminate the Exchange Offer;

  •
  extend the Exchange Offer and retain all Existing Notes tendered before the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw these Existing Notes (see "Withdrawal Rights" below); or

  •
  waive unsatisfied conditions relating to the Exchange Offer and accept all properly tendered Existing Notes that have not been withdrawn. If we waive any material condition to the offer, we will extend the Exchange Offer by at least five business days, as required by Rule 13e-4(e)(3) promulgated under the Exchange Act.

Procedures for Tendering

What to submit and how:

        If you, as the registered holder of Existing Notes, wish to tender your Existing Notes for exchange in the Exchange Offer, you must transmit a properly completed and duly executed letter of transmittal (when available) (or agent's message in lieu thereof as described below under "Book-Entry Transfer") to The Bank of New York, as Exchange Agent, at the address set forth below under "Exchange Agent" on or prior to the expiration date.

        In addition,

  (1)
  a timely confirmation of a book-entry transfer of Existing Notes, if such procedure is available, into the Exchange Agent's account at DTC using the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the expiration date; or

  (2)
  you must comply with the guaranteed delivery procedures described below.

        The method of delivery of Existing Notes, letters of transmittal and notices of guaranteed delivery is at your election and risk. If delivery is by mail, we recommend that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or Existing Notes should be sent to the Company.

How to sign your letter of transmittal and other documents:

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Existing Notes being surrendered for exchange are tendered either:

  (1)
  by a registered holder of the Existing Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  (2)
  for the account of an eligible institution.

        If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantees must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Exchange Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program, referred to in this Prospectus as STAMP, or such other "signature guarantee program" as may be determined by the Exchange Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

        If the letter of transmittal or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations or others acting in a fiduciary or representative capacity, the person should so indicate when signing and, unless waived by us, proper evidence satisfactory to us of its authority to so act must be submitted.

Book-Entry Transfer

        The Exchange Agent will make a request to establish an account with respect to the Existing Notes at DTC for purposes of the Exchange Offer promptly after the date of this Prospectus. Any financial institution that is a participant in DTC's systems may make book-entry delivery of Existing Notes by causing DTC to transfer Existing Notes into the Exchange Agent's account in accordance with DTC's Automated Tender Offer Program procedures for transfer. However, the exchange for the Existing Notes so tendered will only be made after timely confirmation of book-entry transfer of Existing Notes into the Exchange Agent's account, and timely receipt by the Exchange Agent of an agent's message, transmitted by DTC and received by the Exchange Agent and forming a part of a book-entry confirmation. The agent's message must state that DTC has received an express acknowledgment from the participant tendering Existing Notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce the agreement against that participant.

        If your Existing Notes are held through DTC, you must complete a form called "instructions to registered holder and/or book-entry participant," which will instruct the DTC participant through whom you hold your notes of your intention to tender your Existing Notes or not tender your Existing Notes. Please note that delivery of documents to DTC in accordance with its procedures does not constitute delivery to the Exchange Agent and we will not be able to accept your tender of notes until the Exchange Agent receives a letter of transmittal (or an agent's message in lieu thereof) and a book-entry confirmation from DTC with respect to your notes. A copy of that form is available from the Exchange Agent.

        We have arranged for the New Notes to be issued in the form of global notes registered in the name of DTC or its nominee and each holder's interest in it will be transferable only in book-entry form through DTC.

Guaranteed Delivery Procedures

        If you are a holder of Existing Notes and you want to tender your Existing Notes but the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

  (1)
  the tender is made through an eligible institution;

  (2)
  prior to the expiration date, the Exchange Agent receives, by facsimile transmission, mail or hand delivery, from that eligible institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us and stating:

  •
  the name and address of the holder of Existing Notes;

  •
  the amount of Existing Notes tendered; and

  •
  that the tender is being made by delivering that notice and guaranteeing that within three Nasdaq National Market trading days after the date of execution of the notice of guaranteed delivery, confirmation of a book-entry transfer of the tendered Existing Notes to the Exchange Agent; and

  (3)
  confirmation of a book-entry transfer is received by the Exchange Agent within three Nasdaq National Market trading days after the date of execution of the Notice of Guaranteed Delivery.

Acceptance of Existing Notes and Delivery of New Notes

        Once all of the conditions to the Exchange Offer are satisfied or waived, we will accept, promptly after the expiration date, all Existing Notes properly tendered and will issue the New Notes promptly after acceptance of the Existing Notes. See "Conditions to the Exchange Offer." For purposes of the Exchange Offer, our giving of oral or written notice of our acceptance to the Exchange Agent will be considered our acceptance of the Exchange Offer.

        In all cases, we will issue New Notes in exchange for Existing Notes that are accepted for exchange only after timely receipt by the Exchange Agent of:

  •
  a book-entry confirmation of transfer of Existing Notes into the Exchange Agent's account at DTC using the book-entry transfer procedures described below, and

  •
  a properly completed and duly executed letter of transmittal (or agent's message in lieu thereof).

        We will have accepted validly tendered Existing Notes if and when we have given oral or written notice to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the New Notes from us, and will make the exchange on, or promptly after, the expiration date. Following this exchange the holders in whose names the New Notes will be issuable upon exchange will be deemed the holders of record of the New Notes.

        The reasons we may not accept tendered Existing Notes are:

  •
  the Existing Notes were not validly tendered pursuant to the procedures for tendering. See "Procedures for Tendering";

  •
  we determine in our reasonable discretion that any of the conditions to the Exchange Offer have not been satisfied. See "Conditions to the Exchange Offer";

  •
  a holder has validly withdrawn a tender of Existing Notes as described under "Withdrawal Rights"; or

  •
  we have, prior to the expiration date of the Exchange Offer and in our sole discretion, delayed or terminated the Exchange Offer. See "Terms of the Exchange; Period for Tendering."

        If we do not accept any tendered Existing Notes for any reason, we will return any unaccepted or non-exchanged Existing Notes tendered as promptly as practicable after the expiration or termination of the Exchange Offer.

        Existing Notes which are not tendered for exchange or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and remain subject to the Existing Note Indenture.

Withdrawal Rights

        You can withdraw your tender of Existing Notes at any time on or prior to the expiration date. You may also withdraw your tender if we have not accepted your Existing Notes for payment after the expiration of 40 business days from the commencement of the Exchange Offer.

        For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses listed below under "Exchange Agent". Any notice of withdrawal must specify:

  •
  the name of the person having tendered the Existing Notes to be withdrawn;

  •
  the principal amount of the Existing Notes to be withdrawn; and

  •
  if Existing Notes have been tendered using the procedure for book-entry transfer described above, the name and number of the account at DTC to be credited with the withdrawn Existing Notes, and otherwise comply with the procedures of that facility.

        Please note that all questions as to the validity, form, eligibility and time of receipt of notices of withdrawal will be determined by us, and our determination shall be final and binding on all parties. Any Existing Notes so withdrawn will be considered not to have been validly tendered for exchange for purposes of the Exchange Offer.

        If you have properly withdrawn Existing Notes and wish to re-tender them, you may do so by following one of the procedures described under "Procedures for Tendering" above at any time on or prior to the expiration date.

Exchange Agent

        The Bank of New York has been appointed as the Exchange Agent for the Exchange Offer. All executed letters of transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the letter of transmittal and requests for notices of guaranteed delivery (each, when available) should be directed to the Exchange Agent, addressed as follows:

Deliver to:

By Hand or Overnight Courier:	By Mail:
The Bank of New York Reorganization Unit Attn: Duong Nguyen 101 Barclay Street, 7E New York, New York 10286	The Bank of New York Reorganization Unit Attn: Duong Nguyen 101 Barclay Street, 7E New York, New York 10286
Facsimile Transmissions: (By Eligible Institutions Only)
The Bank of New York Reorganization Unit Attn: Duong Nguyen (212) 298-1915
To Confirm by Telephone:
(212) 815-3687

        Delivery to an address other than as listed above or transmission of instructions via facsimile other than as listed above does not constitute a valid delivery.

Dealer Manager

        Imperial Capital, LLC, a registered broker dealer, is acting as the dealer manager in connection with the Exchange Offer. Imperial Capital, LLC will receive a fee in the manner described below for its services as dealer manager, payable if and when the Exchange Offer is completed. In addition, we will reimburse Imperial Capital, LLC for all of its reasonable expenses, whether or not the Exchange Offer is consummated.

        We will pay Imperial Capital, LLC for its services as the dealer manager for the Exchange Offer, a fee, in cash, equal to 1% of the aggregate principal amount of all Existing Notes tendered and accepted in the Exchange Offer.

        We have agreed to indemnify Imperial Capital, LLC against specified liabilities relating to or arising out of the Exchange Offer, including civil liabilities under the federal securities laws, and to contribute to payments that Imperial Capital, LLC may be required to make in respect thereof. However, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and, therefore, may be unenforceable. Imperial Capital, LLC may from time to time hold Existing Notes, New Notes and our common stock in its proprietary accounts, and to the extent it owns Existing Notes in these accounts at the time of the Exchange Offer, Imperial Capital, LLC may tender these Existing Notes in the Exchange Offer.

Fees and Expenses

        In addition to the fees and expenses payable to the dealer manager described above, we will pay the exchange agent and the information agent reasonable and customary fees for their services (and will reimburse them for their reasonable out-of-pocket expenses in connection therewith). We have retained D.F. King & Co., Inc. to act as the information agent for the Exchange Offer and The Bank of New York to act as the exchange agent for the Exchange Offer. The information agent may contact holders of existing notes by mail, telephone, facsimile transmission and personal interviews and may request brokers, dealers and other nominee shareholders to forward materials relating to the Exchange Offer to beneficial owners. The information agent and the exchange agent each will receive reasonable compensation for their respective services, will be reimbursed for reasonable out-of-pocket expenses and will be indemnified against liabilities in connection with their services, including liabilities under the federal securities laws.

        Neither the information agent nor the exchange agent has been retained to make solicitations or recommendations. The fees they receive will not be based on the principal amount of existing notes tendered pursuant to the Exchange Offer.

        The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by us. We estimate these expenses to be approximately $734,000 in the aggregate, assuming all of the Existing Notes are tendered into the Exchange Offer.

Transfer Taxes

        Holders who tender their Existing Notes for exchange will not be obligated to pay any transfer taxes, except that holders who instruct us to register New Notes in the name of, or request that Existing Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder, will be responsible for the payment of any applicable transfer tax.

Consequences of Failure to Properly Tender Existing Notes in the Exchange Offer

        Issuance of the New Notes in exchange for the Existing Notes under the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Existing Notes, a properly completed and duly executed letter of transmittal (or agent's message in lieu thereof), when available, and all other required documents. Therefore, holders desiring to tender Existing Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Existing Notes for exchange.

        To the extent that Existing Notes are tendered and accepted in connection with the Exchange Offer, any trading markets for the remaining Existing Notes could be adversely affected. See "Risk Factors—Risks Relating to the Exchange Offer."

        To the extent that any Existing Notes remain outstanding following completion of the Exchange Offer, they will remain our obligations.

DESCRIPTION OF THE NEW NOTES

        We will issue the New Notes under an indenture (referred to as the New Notes Indenture), to be dated as of May     , 2004, between us and The Bank of New York, as trustee. The following summarizes some, but not all, of the provisions of the New Notes and the New Notes Indenture. You should refer to the actual terms of the New Notes and the New Notes Indenture, copies of which have been filed as exhibits to the registration statement of which this Prospectus is a part, for the definitive terms and conditions. We will provide to you, upon request, copies of the proposed forms of the New Notes and New Notes Indenture. As used in this description, the words "we," "us" or "our" do not include any current or future subsidiary of iBasis.

General

        The New Notes are unsecured general obligations that are subordinate in right of payment to our senior indebtedness, including our bank revolving line of credit and the Existing Senior Notes and will be subordinated to the New Senior Notes, as described below under "Subordination."

        The New Notes are convertible into Common Stock as described below under "Conversion."

        We will issue the New Notes in an aggregate principal amount of $38,180,000. The New Notes will be issued in fully registered form and denominated in integral multiples of $1,000. The New Notes will be issued as a global note. See "Form, Denomination and Registration" below.

        The New Notes will mature on May     , 2009. Interest will be payable at a rate of 6.75% per year on                        and                         . The record dates for payment of interest will be                        and            . Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        We will maintain an office in the Borough of Manhattan in New York, New York where New Notes may be presented for registration, transfer, exchange or conversion. Initially, this will be the office of the Trustee located at 101 Barclay Street, New York, New York 10286. We may, at our option, pay interest on the New Notes by check mailed to the registered holders of New Notes. However, holders of more than $2,000,000 in principal amount of New Notes may elect in writing to be paid by wire transfer; provided that any payment to The Depository Trust Company (referred to as DTC) or its nominee will be made by wire transfer of immediately available funds to the account of DTC or its nominee.

        No service charge will be made for any registration, exchange or transfer of the New Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

        We are not restricted under the New Notes Indenture from paying dividends or repurchasing securities. However, we are subject to certain financial and other covenants under the New Notes Indenture, described more fully below under "Covenants." You are not protected in the event of a highly leveraged transaction or a change in control of iBasis, except as described below under "Repurchase at Option of Holders Upon a Change of Control."

Conversion

        You may, at your option, convert your New Notes, in whole or in part, at any time prior to maturity, into Common Stock at a conversion rate equal to $1.85 per share (the "Conversion Price"). The New Notes are convertible in denominations of $1,000 and any integral multiples thereof. If the New Notes are called for redemption, your conversion rights on the New Notes called for redemption will expire at the close of business of the last business day before the redemption date, unless we default in payment of the redemption price. If you have submitted your New Notes for repurchase after a change of control, you may only convert your New Notes if you deliver a withdrawal notice before the close of business on the last business day before the repurchase date.

        Except as described below, we will not make any adjustment for accrued interest or dividends on Common Stock upon conversion of the New Notes. If you convert your New Notes after a record date and prior to the next interest payment, you will have to pay us interest, unless the New Notes have been called for redemption or are eligible for repurchase under the New Notes Indenture. We will pay a cash adjustment for any fractional shares based on the market price of the Common Stock on the last business day before the conversion date.

        The Conversion Price will be adjusted if:

  1.
  we dividend or distribute on the Common Stock shares of the Common Stock;

  2.
  we subdivide or combine the Common Stock;

  3.
  we issue rights or warrants to all holders of the Common Stock to purchase Common Stock at less than the current market price;

  4.
  we dividend or distribute to all holders of the Common Stock, capital stock or evidences of indebtedness, cash or assets, but excluding:

  •
  dividends, distribution and rights or warrants referred to in (1) and (3) above, or

  •
  dividends and distribution paid exclusively in cash.

  5.
  we make a dividend or distribution consisting exclusively of cash to all holders of Common Stock if the aggregate amount of these distributions combined together with (A) all other all-cash distributions made within the preceding 12 months in respect of which we made no adjustment plus (B) any cash and the fair market value of other consideration payable in any tender offers by iBasis or any of our subsidiaries for Common Stock concluded within the preceding 12 months in respect for which we made no adjustment, exceeds 10% of our market capitalization, being the product of the then current market price of the Common Stock multiplied by the number of shares of Common Stock then outstanding;

  6.
  the purchase of Common Stock pursuant to a tender offer made by us or any of our subsidiaries involves an aggregate consideration that, together with (A) any cash and the fair market value of any other consideration payable in any other tender offer by us or any of our subsidiaries for Common Stock expiring within the 12 months preceding such tender offer plus (B) the aggregate amount of any such all-cash distributions referred to in (5) above to all holders of Common Stock within the 12 months preceding the expiration of the tender offer for which we have made no adjustment, exceeds 10% of our market capitalization on the expiration of such tender offer; or

  7.
  payment on tender offers or exchange offers by a third party other than us or our subsidiaries if, as of the closing date of the offer, our board of directors does not recommend rejection of the offer. We will only make this adjustment if a tender offer increases the person's ownership to more than 25% of our outstanding Common Stock and the payment per share is greater than the current market price of the Common Stock. We will not make this adjustment if the tender offer is a merger or transaction described below under "Consolidation, Merger or Assumption."

        If we implement a stockholders' rights plan, we will be required under the New Notes Indenture to provide that the holders of New Notes will receive the rights upon conversion of the New Notes, whether or not these rights were separated from the Common Stock prior to conversion.

        If we reclassify the Common Stock, consolidate, merge or combine with another person or sell or convey our property and assets as an entirety or substantially as an entirety, each New Note then outstanding will, without the consent of the holder of any New Note, become convertible only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, combination, sale or conveyance by a holder of the number of shares of Common Stock into which the New Note was convertible immediately prior to the reclassification, consolidation, merger, combination, sale or conveyance. This calculation will be made based on the assumption that the holder of Common Stock failed to exercise any rights of election that the holder may have to select a particular type of consideration. The adjustment will not be made for a consolidation, merger or combination that does not result in any reclassification, conversion, exchange or cancellation of the Common Stock.

        You may, in some circumstances, be deemed to have received a distribution or dividend subject to United States federal income tax as a result of an adjustment (or the nonoccurrence of an adjustment) to the Conversion Price. See "United States Federal Income Tax Considerations."

        We are permitted to reduce the Conversion Price of the New Notes for limited periods of time, if our board of directors deems it advisable. Any such reduction shall be effective for not less than 20 days. We are required to give at least 15 days prior notice of any such reduction. We may also reduce the Conversion Price to avoid or diminish income tax to holders of the Common Stock in connection with a dividend or distribution of stock or similar event.

        No adjustment in the Conversion Price will be required unless it would result in a change in the Conversion Price of at least one percent. Any adjustment not made will be taken into account in subsequent adjustments.

Provisional Redemption

        We may not redeem the New Notes prior to May     , 2005. Starting on that date, we may redeem all or a part of the New Notes at a redemption price equal to $1,000 per New Note, plus accrued and unpaid interest to the redemption date, if the closing price of the Common Stock has exceeded 150% of the Conversion Price for at least 20 trading days in any consecutive 30-trading day period ending on the trading day prior to the mailing of the notice of redemption.

Optional Redemption

        At any time on or after May     , 2007, we may redeem the New Notes, in whole or in part, at our option, at the redemption prices specified below. The redemption price, expressed as a percentage of the principal amount, is as follows for the 12-month periods beginning on May    of the year indicated:

YEAR	REDEMPTION PRICE
2007	102%
2008	101%

and 100% of the principal amount on and after            , 2009. In each case we will also pay accrued and unpaid interest to, but excluding, the redemption date. If the redemption date is an interest payment date, we will pay interest to the record holders as of the relevant record date. We are required to give notice of redemption not more than 60 and not less than 30 days before the redemption date under the New Notes Indenture.

        No "sinking fund" is provided for the New Notes, which means that the New Notes Indenture does not require us to redeem or retire the New Notes periodically. We may not redeem the New Notes if there is a default under the New Notes Indenture or our other senior indebtedness documents.

Repurchase at the Option of the Holders Upon a Change of Control

        If we were to experience a change in control, holders of the New Notes would have the right, subject to conditions and restrictions, to require us to repurchase some or all of the New Notes at a price equal to 105% of the principal amount, plus accrued and unpaid interest to, but excluding, the repurchase date. If a repurchase date is an interest payment date, we will pay to the record holder on the record date.

        We will be required to mail you a notice within 10 days after the occurrence of a change of control. The notice must describe the change of control, your right to elect repurchase of the New Notes and the repurchase date. We must deliver a copy of the notice to the Trustee and cause a copy, or a summary of the notice, to be published in a newspaper of general circulation in New York, New York. You may exercise your repurchase rights by delivering written notice to us and the Trustee. The notice must be accompanied by the New Notes duly endorsed for transfer to us. You must deliver the exercise notice on or before the close of business on the thirty-fifth calendar day after the mailing date of the change of control notice.

        A change of control will be considered to have occurred if:

  •
  any person or group is a beneficial owner of more than 50% of the voting power of our outstanding securities entitled to generally vote for directors;

  •
  our stockholders approve any plan or proposal for our liquidation, dissolution or winding up;

  •
  we consolidate with or merge into any other corporation or any other corporation merges into us and, as a result, our outstanding Common Stock is changed or exchanged for other assets or securities, unless our stockholders immediately before the transaction own, directly or indirectly, immediately following the transaction at least 51% of the combined voting power of the corporation resulting from the transaction in substantially the same proportion as their ownership of our voting stock immediately before the transaction;

  •
  we convey, transfer or lease all or substantially all of our assets to any person; or

  •
  the "continuing directors" do not constitute a majority of our board of directors at any time.

        However, a change in control will not be deemed to have occurred if:

  •
  the last sale price of the Common Stock for any 5 trading days during the 10 trading days immediately before the change in control is equal to at least 105% of the Conversion Price, or

  •
  all of the consideration, excluding cash payments for fractional shares in the transaction constituting the change in control consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market, and as a result of the transaction the New Notes become convertible solely into that common stock.

        The term "continuing director" means at any date a member of our board of directors:

  •
  who was a member of our board of directors on December 31, 2003; or

  •
  who was nominated or elected by at least a majority of the directors who were continuing directors at the time of the nomination or election or whose election to our board of directors was recommended by at least a majority of the directors who were continuing directors at the time of the nomination or election or by the nominating committee comprised of our independent directors.

        Under the above definition of continuing directors, if the current board of directors approve a new director or directors and then resigned, no change in control would occur, even though the current director would then cease to be a director. The interpretation of the phrase "all or substantially all"

used in the definition of change in control would likely depend on the facts and circumstances existing at such time. As a result, there may be uncertainty as to whether or not a sale or transfer of "all or substantially all" of our assets has occurred.

        You may require us to repurchase all or any portion of your New Notes upon a change of control. However, covenants under our senior indebtedness documents, including our bank revolving line of credit and the Existing Senior Notes, may prevent us from paying the purchase price. If we are prohibited from repurchasing the New Notes, we could seek consent from our lenders and holders of the Existing Senior Notes to repurchase the New Notes. If we are unable to obtain their consent, we could attempt to refinance the New Notes. If we were unable to obtain a consent or refinance, we would be prohibited from repurchasing the New Notes. If we were unable to repurchase the New Notes upon a change of control, it would result in an event of default under the New Notes Indenture, which could in turn result in an event of default under our other then-existing debt. In addition, the occurrence of the change of control event may be an event of default under our other debt. As a result, we would be prohibited from paying amounts due on the New Notes under the subordination provisions of the New Notes Indenture.

        The change in control feature may not necessarily afford you protection in the event of a highly leveraged transaction, a change in control of us or similar transactions involving us. We could, in the future, enter into transactions including recapitalizations, that would not constitute a change in control but that would increase the amount of our senior indebtedness or other debt, to the extent permitted by the New Notes Indenture. If we incur significant amounts of additional debt, this could have an adverse effect on our ability to make payments on the New Notes.

        Our board of directors does not have the right under the New Notes Indenture to limit or waive the repurchase right in the event of these types of leveraged transactions. Our requirement to repurchase New Notes upon a change of control could delay, defer or prevent such change of control. As a result, the repurchase right may discourage:

  •
  a merger, consolidation or tender offer;

  •
  the assumption of control by a holder of a large block of our shares; and

  •
  the removal of incumbent management.

        The repurchase feature is not the result of any specific effort to accumulate shares of Common Stock or to obtain control of us by means of a merger, tender offer or solicitation, or part of a plan by us to adopt a series of anti-takeover provisions. We have no present intention to engage in a transaction involving a change of control, although it is possible that we would decide to do so in the future.

        The Exchange Act and SEC rules thereunder require the distribution of specified types of information to security holders in the event of issuer tender offers and may apply in the event of a repurchase. We will comply with these rules to the extent applicable.

Subordination

        The New Notes are subordinated in right of payment to our existing and future senior indebtedness, including but not limited to the right of payment of our bank and the holders of the Existing Senior Notes or the New Senior Notes, as the case may be. The New Notes are also effectively subordinated in right of payment to all indebtedness and other obligations of our subsidiaries. As of December 31, 2003, we had approximately $29.8 million of senior indebtedness, including approximately $25.2 million of Existing Senior Notes, $2.3 million in borrowings outstanding pursuant to a credit agreement with our bank and approximately $2.3 million in capital lease obligations outstanding.

        Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, payments on the New Notes will be subordinated to the prior payment in full of all senior indebtedness, including our bank revolving line of credit and the Existing Senior Notes or the New Senior Notes, as the case may be. If the New Notes are accelerated following an event of default under the New Notes Indenture, the holders of any senior indebtedness, including but not limited to our bank and the holders of the Existing Senior Notes or the New Senior Notes, as the case may be, will be entitled to payment in full before the holders of the New Notes are entitled to receive any payment on the New Notes.

        We may not make any payments on the New Notes if:

  •
  we default in any payment on senior indebtedness beyond any grace period, or

  •
  any other default occurs and is continuing under any designated senior indebtedness that permits holders of the designated senior indebtedness to accelerate its maturity, and we and the Trustee receive a notice known as a payment blockage notice from a person permitted to give this notice under the New Notes Indenture.

        We may resume making payments on the New Notes:

  •
  in the case of a payment default, when the default is cured or waived or ceases to exist; and

  •
  in the case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after receipt of the payment blockage notice.

        No new period of payment blockage may be commenced unless:

  •
  365 days have elapsed since our receipt of the prior payment blockage notice; and

  •
  all scheduled payments on the New Notes have been paid in full.

        No default that existed on any senior indebtedness on the date of delivery of any payment blockage notice may be the basis for a subsequent payment blockage notice.

        The term "senior indebtedness" means the principal, premium, if any, and interest on, including bankruptcy interest, and any other payment on the following:

  •
  our indebtedness for money borrowed or evidenced by the Existing Senior Notes or the New Senior Notes, as the case may be, debentures, bonds or other securities;

  •
  our reimbursement obligations under letters of credit, bank guarantees or bankers' acceptances;

  •
  our indebtedness under interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts and other similar agreements and arrangements;

  •
  our indebtedness consisting of commitment or standby fees under our credit facilities or letters of credit;

  •
  our obligations under leases required or permitted to be capitalized under generally accepted accounting principles;

  •
  our obligations of the type listed above that has been assumed or guaranteed by us or in effect guaranteed, directly or indirectly, by us through an agreement to purchase; and

  •
  any amendment, modification, renewal, extension or refunding of any indebtedness or obligation of type listed in the bullet points above.

        Senior indebtedness does not include:

  •
  any indebtedness or amendment or modification that expressly provides that it is subordinate to or is not senior to or is on the same basis as the New Notes;

  •
  any indebtedness to any subsidiary;

  •
  indebtedness for trade payables or the deferred purchase price of assets or services incurred in the ordinary course of business; or

  •
  the New Notes.

        The term "designated senior indebtedness" means our obligations under any particular senior indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which we are a party) expressly provides that such indebtedness shall be "designated senior indebtedness" for purposes of the New Notes Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such senior indebtedness to exercise the rights of designated senior indebtedness).

        If the Trustee or any holder of New Notes receives any payment or distribution of our assets of any kind on the New Notes in contravention of any of the terms of the New Notes Indenture, then such payment or distribution will be held by the recipient in trust for the benefit of the holders of senior indebtedness, including our bank and the holders the Existing Senior Notes or the New Senior Notes, as the case may be, and will be immediately paid or delivered to the holders of senior indebtedness or their representative or representatives.

        Because the New Notes are unsecured and subordinated to our senior indebtedness, including our bank revolving line of credit and the Existing Senior Notes or the New Senior Notes, as the case may be, we will not be able to make payments on the New Notes until we have paid in full all of our senior indebtedness in the event of our insolvency, liquidation, reorganization or payment default on senior indebtedness. We may therefore not have sufficient assets to pay the amounts due on the New Notes.

        As described in more detail below under "Covenants," the New Notes Indenture restricts our ability to incur senior indebtedness and other obligations. If we incur additional debt, our ability to pay amounts due on the New Notes could be adversely affected. The subordination provisions will not prevent the occurrence of any default or event of default or limit the rights of any holder of New Notes to pursue any other rights or remedies with respect to the New Notes.

        The New Notes are obligations exclusively of iBasis. As a result, our cash flow and our ability to service our debt, including the New Notes, is partially dependent upon the earnings of our subsidiaries. In addition, we are partially dependent on the distribution of earnings, loans or other payments by our subsidiaries to us.

        Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the New Notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings and business considerations.

        Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore your right to participate in these assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. iBasis Global, Inc., one of our subsidiaries, is restricted from paying any obligations of the New Notes under covenants contained in certain senior indebtedness documents.

        As a result of the subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceedings, holders of the New Notes may receive less than other creditors on a ratable basis.

Covenants

Financial Covenants

        Under the New Notes Indenture, until the earlier of            , 2009, or any conversion, redemption or repurchase of all the New Notes, we are prohibited from incurring any additional indebtedness other than:

  •
  indebtedness under the New Notes and any of the Existing Notes, if any;

  •
  senior indebtedness (including indebtedness under the Existing Senior Notes) not to exceed $45,200,000 in principal amount outstanding at any time;

  •
  indebtedness not otherwise covered by any other clause which is outstanding on the date of execution of the New Notes Indenture;

  •
  indebtedness of iBasis to any subsidiary and indebtedness of any subsidiary to iBasis or another subsidiary;

  •
  indebtedness secured by our assets that is incurred by iBasis or a designated subsidiary from any bank, commercial finance company, other commercial lender or financial institution in an amount not to exceed in the aggregate the greater of (x) $15,000,000, or (y) an amount equal to the sum of (i) eighty-five percent (85%) of the face amount of our accounts receivable aged less than ninety (90) days, and (ii) forty percent (40%) of our property, plant and equipment;

  •
  indebtedness of iBasis or any of its Subsidiaries incurred or issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other indebtedness of iBasis or any of its subsidiaries (other than intercompany indebtedness); provided that (1) the principal amount (or accreted value, if applicable) of such indebtedness does not exceed the principal amount (or accreted value, if applicable) of the indebtedness extended, refinanced, renewed, replaced, defeased (whether legally or as to covenants only) or refunded (plus all accrued interest on such indebtedness and the amount of all fees, expenses and premiums incurred in connection therewith); (2)  such indebtedness has a final maturity date on or later than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (3) if the indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the New Notes, such indebtedness is subordinated in right of payment to, the New Notes on terms at least as favorable to the holders of New Notes as those contained in the documentation governing the indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (4) such indebtedness is incurred either by iBasis or by the subsidiary of iBasis which is the obligor on the indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

  •
  indebtedness of a person existing at the time such person becomes a subsidiary or assumed in connection with the acquisition by iBasis of assets from such person, in an amount not to exceed $25,000,000 in the aggregate; and

  •
  additional indebtedness that is pari passu with or subordinate to the New Notes, not to exceed $114,540,000.00 in the aggregate.

        Under the New Notes Indenture, we may not, and we may not permit any of our subsidiaries to:

  •
  issue, assume or guarantee any indebtedness secured by any lien on any property, or any improvements, additions and accessions thereto and all proceeds thereof, owned as of the date of the New Notes Indenture or thereafter acquired by iBasis or such subsidiary, other than (i) liens existing on the date the New Notes are issued or provided for pursuant to agreements (and terms thereof) existing on the date the New Notes are issued securing indebtedness (A) existing on the date the New Notes are issued or (B) to be incurred under agreements existing on the date the New Notes are issued; (ii) liens on the property of any person existing at the time such person becomes a designated subsidiary and not incurred as a result of (or in connection with or in anticipation of) such person becoming a designated subsidiary, provided that such liens do not extend to or cover any property of iBasis or any of its designated subsidiaries other than the property encumbered at the time such person becomes a designated subsidiary, all improvements, additions and accessions thereto and all proceeds thereof; (iii) liens affecting property existing at the time it becomes property of iBasis or a designated subsidiary, and all improvements, additions and accessions thereto and all proceeds thereof; (iv) any lien extending, renewing or replacing (or successive extensions, renewals or replacements of) any lien of any type permitted under clauses (i) through (iii) above, including any lien securing any refinancing indebtedness relating to the indebtedness referenced in clauses (i) through (iii) above, provided that lien extends to or covers only the property that is subject to the lien being extended, renewed or replaced and that the principal amount of indebtedness secured thereby shall not exceed the sum of (A) the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, (B) any additional indebtedness incurred to pay the cost of altering, improving or repairing such property and (C) any expenses of iBasis and its designated subsidiaries (including any premium) incurred in connection with any such extension, renewal or replacement; (v) liens securing indebtedness of iBasis or any designated subsidiary that is indebtedness secured by iBasis assets that is incurred by iBasis or a designated subsidiary from any bank, commercial finance company, other commercial lender or financial institution in an amount not to exceed in the aggregate the greater of (x) $15,000,000, or (y) an amount equal to the sum of (i) eighty-five percent (85%) of the face amount of our accounts receivable aged less than ninety (90) days, and (ii) forty percent (40%) of our property, plant and equipment; and (vi) other liens (exclusive of any lien of any type otherwise permitted under clauses (i) through (v) above) securing indebtedness of iBasis or any of its designated subsidiaries in an aggregate principal amount that does not at the time such indebtedness is incurred exceed            % of consolidated net tangible assets (as shown on our most recent audited consolidated balance sheet);

  •
  directly or indirectly: (i) declare or pay any dividend or make any distribution on account of our or any of our subsidiaries' equity interests (other than dividends or distributions payable in equity interests (other than capital stock that, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the New Notes mature (such stock referred to hereafter as "disqualified stock")) of iBasis, dividends or distributions payable to iBasis or any wholly owned subsidiary of iBasis that is a designated subsidiary) or dividends or distributions payable with respect to any shares of disqualified stock issued in compliance with the New Notes Indenture; (ii) purchase, redeem or otherwise acquire or retire for value any equity interests of iBasis or any direct or indirect parent of iBasis or other affiliate or subsidiary of iBasis (other than any such equity interests owned by iBasis or any wholly owned subsidiary of iBasis that is a designated subsidiary), other than any purchase, redemption, acquisition or retirement of any disqualified stock issued in compliance with the New Notes Indenture, any permitted employee repurchase or any qualified repurchase plan; or (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any indebtedness that is contractually subordinated to the New Notes, except at final maturity, other than through the purchase or acquisition by iBasis of indebtedness through the issuance in exchange therefor of equity interests other than disqualified stock (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "restricted payments"), unless, at the time of and after giving effect to such restricted payment: (a) no default or event of default shall have occurred and be continuing or would occur as a consequence thereof; (b) iBasis would, at the time of such restricted payment and after giving pro forma effect thereto as if such restricted payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional indebtedness pursuant to a fixed charge coverage ratio test set forth in the New Notes Indenture; and (c) such restricted payment, together with the aggregate of all other restricted payments made by iBasis and its subsidiaries after the date of issue of the New Notes (excluding restricted payments permitted by clauses (II) and (III) below), is less than the sum, without duplication, of (I) $5,000,000 plus (II) 50% of the consolidated net income of iBasis for the period (taken as one accounting period) from June 1, 2004 to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such restricted payment (or, if such consolidated net income for such period is a deficit, less 100% of such deficit), plus (III) to the extent not included in the amount described in clause (II) above, 100% of the aggregate net cash proceeds received after the date of issue of the New Notes by iBasis from the issue or sale of, or from additional capital contributions in respect of, equity interests of iBasis or of debt securities of iBasis or any subsidiary that have been converted into, or cancelled in exchange for, equity interests of iBasis (other than equity interests (or convertible debt securities) sold to a subsidiary or an affiliate of iBasis and other than disqualified stock or debt securities that have been converted into disqualified stock);

  •
  issue any disqualified stock and shall not permit any of its subsidiaries to issue any shares of preferred stock; provided, however, that iBasis may issue shares of disqualified stock if: (i) the fixed charge coverage ratio for our most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such disqualified stock is issued would have been at least 1.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the disqualified stock had been issued at the beginning of such four-quarter period; and (ii) no default or event of default shall have occurred and be continuing or would occur as a consequence thereof;

  •
  directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any designated subsidiary to (i)(A) pay dividends or make any other distributions to iBasis or any of its subsidiaries (1) on its capital stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any indebtedness owed to iBasis or any of its subsidiaries, (ii) make loans or advances to iBasis or any of its subsidiaries or (iii) transfer any of its properties or assets to iBasis or any of its subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) existing indebtedness as in effect on the issue date of the New Notes, and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the existing indebtedness as in effect on the issue date of the New Notes, (b) the New Notes Indenture and the New Notes,

    (c) applicable law, (d) any instrument governing acquired indebtedness or capital stock of a person acquired by iBasis or any of its subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, (e) by reason of customary non-assignment provisions in leases and licenses entered into in the ordinary course of business and consistent with past practices, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (g) agreements relating to the financing of the acquisition of real or tangible personal property acquired after the issue date of the New Notes, provided, that such encumbrance or restriction relates only to the property which is acquired and in the case of any encumbrance or restriction that constitutes a lien, such lien constitutes a purchase money lien, (h) any restriction or encumbrance in the nature of clause (iii) above contained in contracts for sale of assets permitted by this indenture in respect of the assets being sold pursuant to such contract, or (i) refinancing indebtedness, provided that the restrictions contained in the agreements governing such refinancing indebtedness are no more restrictive than those contained in the agreements governing the indebtedness being refinanced;

  •
  sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any affiliate (each of the foregoing referred to hereinafter as, an "affiliate transaction"), unless (i) such affiliate transaction is on terms that are no less favorable to iBasis or the relevant designated subsidiary than those that would have been obtained in a comparable transaction by iBasis or such subsidiary with an unrelated person and (ii) iBasis delivers to the Trustee (a) with respect to any affiliate transaction entered into after the date of the New Notes Indenture involving aggregate consideration in excess of $1,000,000, an officers' certificate certifying that such affiliate transaction complies with clause (i) above and that such affiliate transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any affiliate transaction involving aggregate consideration in excess of $5,000,000, an opinion as to the fairness to iBasis or such subsidiary of such affiliate transaction from a financial point of view issued by an investment banking firm of national standing; provided that the following shall not be deemed to be affiliate transactions: (x) any employment agreement entered into by iBasis or any of its subsidiaries in the ordinary course of business and consistent with the past practice of iBasis or such subsidiary, (y) transactions between or among iBasis and/or its wholly owned subsidiaries that are designated subsidiaries, and (z) restricted payments permitted by the New Notes Indenture; and

  •
  make any investments other than (a) investments in iBasis or in a wholly owned subsidiary of iBasis that is a designated subsidiary; (b) any investments in cash equivalents; (c) investments by iBasis or any subsidiary of iBasis in a person if as a result of such investment (i) such person becomes a wholly owned subsidiary of iBasis that is a designated subsidiary and that is engaged in the development, manufacture, marketing, provision or sale of communications and communications-related services and products or any other business conducted by iBasis on the issue date of the New Notes, or (ii) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, iBasis or a wholly owned subsidiary of iBasis that is a designated subsidiary and that is engaged in the development, manufacture, marketing, provision or sale of communications and communications-related services and products or any other business conducted by iBasis on the issue date of the New Notes; (d) investments outstanding as of the issue date of the New Notes; and (e)(i) other investments that do not exceed $5,000,000 in the aggregate at any time outstanding, and (ii) if the amount specified in clause (e)(i) above has been fully utilized, other investments (in addition to those permitted by clause (e)(i) above) that (A) are each individually approved by the Board of Directors as evidenced by a resolution of the Board of Directors delivered to the Trustee contemporaneously with such investment and (B) in the aggregate do not exceed $5,000,000 at any time outstanding.

Non-Financial Covenants

        Under the New Notes Indenture, we are required to:

  •
  maintain an office or agency in the Borough of Manhattan, The City of New York, where the New Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notice and demands to or upon us in respect of the New Notes and New Notes Indenture may be served;

  •
  appoint a Trustee whenever necessary to avoid or fill a vacancy in the office of Trustee, so that at all times there will be a Trustee under the New Notes Indenture;

  •
  cause any paying agent that we appoint other than the Trustee to execute and deliver to the Trustee an instrument in which it agrees to (i) hold all sums in trust for the benefit of the holders of the New Notes, (ii) give the Trustee notice of any failure by us to make any payment of the principal of and premium, if any, or interest on the New Notes when the same is due and payable, and (iii) pay to the Trustee all sums held in trust upon an event of default under the New Notes Indenture. If we act as our own paying agent, we must, on or before each due date of the principal of, premium, if any, or interest on the New Notes, set aside and hold in trust for the benefit of the holders of the New Notes a sum sufficient to pay such principal, premium, if any, or interest becoming due, and we must notify the Trustee of our failure to take any such action or any failure to make any payment when due;

  •
  do all things necessary to preserve and keep in full force and effect our corporate existence;

  •
  agree not to claim or take advantage of any stay, extension or usury law or other law, whenever enacted, that would prohibit or forgive us from paying all or any portion of the principal of or interest on the New Notes;

  •
  deliver to the Trustee within 120 days after the end of each fiscal year an officer's certificate, signed by our principal executive, principal financial or principal accounting officer, stating whether, to the best of their knowledge, the signer knows of any default under the New Notes Indenture that occurred during such period, and describing the nature of such default;

  •
  execute and deliver any further instruments and do any further acts, as may be requested by the Trustee, that are reasonably necessary to carry out the purposes of the New Notes Indenture; and

  •
  pay or discharge any material tax, assessment, charge, or claim.

Events of Default and Remedies

        The following events constitute "events of default" under the New Notes Indenture:

  •
  we fail to pay the principal or premium, if any, on any of the New Notes when due, whether or not prohibited by the subordination provisions of the New Notes Indenture;

  •
  we fail to pay interest on the New Notes when due if such failure continues for 30 days, whether or not prohibited by the subordination provisions of the New Notes Indenture;

  •
  we fail to deliver shares of Common Stock, including cash for fractional shares, 5 days after conversion of a New Note;

  •
  we fail to perform any covenant in the New Notes Indenture if such failure continues for 45 days after notice is given in accordance with the New Notes Indenture;

  •
  we fail to repurchase any New Notes after a change of control;

  •
  we fail to provide timely notice of a change of control;

  •
  we fail or any of our significant subsidiaries fail to make any payment at maturity on any indebtedness, including any applicable grace periods, in an amount in excess of $5.0 million, and such amount has not been paid or discharged within 30 days after notice is given in accordance with the New Notes Indenture;

  •
  a default by us or any significant subsidiary on any indebtedness that results in the acceleration of indebtedness in an amount in excess of $5.0 million, without this indebtedness being discharged or the acceleration being rescinded or annulled for 30 days after notice is given in accordance with the New Notes Indenture; or

  •
  certain events involving bankruptcy, insolvency or reorganization of us or any significant subsidiary.

        The Trustee is generally required under the New Notes Indenture, within 90 days after its becoming aware of a default, to provide holders written notice of all incurred default. However, the Trustee may, except in the case of a payment default on the New Notes, withhold this notice of default if it determines that withholding the notice is in the best interest of the holders.

        If an event of default has occurred and is continuing, the Trustee or the holders of not less than 25% in principal amount of outstanding New Notes, may declare the principal and premium on the New Notes to be immediately due and payable. After acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding New Notes may, under circumstances set forth in the New Notes Indenture, rescind the acceleration of all events of default, other than the payment of principal of the New Notes that have become due solely because of the acceleration, have been cured or waived as provided in the New Notes Indenture. If an event of default arising from events of bankruptcy, insolvency or reorganization occurs and is continuing with respect to iBasis, all unpaid principal of and accrued interest on the outstanding New Notes would become due and payable immediately without any declaration or other act on the part of the Trustee or holders of New Notes.

        Holders of a majority in principal amount of outstanding New Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to specified limitations. Before exercising any right or power under the New Notes Indenture at the direction of the holders, the Trustee will be entitled to receive from such holders reasonable security or indemnity against any costs, expenses and liabilities that it might incur as a result.

        Before you may take any action to institute any proceeding relating to the New Notes Indenture, or to appoint a receiver or a Trustee, or for any other remedy, each of the following must occur:

  •
  you must have given the Trustee written notice of a continuing event of default;

  •
  the holders of at least 25% of the aggregate principal amount of all outstanding New Notes must make a written request of the Trustee to take action because of the default;

  •
  holders must have offered reasonable indemnification to the Trustee against the cost, expenses and liabilities of taking action; and

  •
  the Trustee must not have taken action for 60 days after receipt of such notice and offer of indemnification.

        These limitations do not apply to a suit for the enforcement of payment of the principal of or any premium or interest on a New Note or the right to convert a New Note in accordance with the New Notes Indenture.

        Generally, the holders of not less than a majority of the aggregate principal amount of outstanding New Notes may waive any default or event of default, except if:

  •
  we fail to pay principal, premium or interest on any New Note when due;

  •
  we fail to convert any New Note into Common Stock; or

  •
  we fail to comply with any of the provisions of the New Notes Indenture that would require the consent of the holder of each outstanding New Note affected.

        We will send the Trustee a statement each year as to whether we are in default and the nature of any default under the New Notes Indenture.

Consolidation, Merger or Assumption

        We may not consolidate or merge into another person or sell, lease, convey or transfer all or substantially all of our assets to another person, whether in a single or series of related transactions, unless:

  •
  either (A) we are the surviving entity, or (B) the resulting corporation is a U.S. corporation and expressly assumes in writing all of our obligations under the New Notes and the New Notes Indenture;

  •
  no default or event of default exists or would occur; and

  •
  other specified conditions are satisfied.

Modifications of the New Notes Indenture

        The consent of the holders of a majority in principal amount of the outstanding New Notes affected is required to make a modification or amendment to the New Notes Indenture. However, a modification or amendment requires the consent of the holder of each outstanding New Note affected if it would:

  •
  reduce the interest rate or change the time of payment of interest on any New Note;

  •
  reduce the principal amount or any premium of any New Note;

  •
  extend the fixed maturity of any New Note;

  •
  reduce any amount payable upon redemption or repurchase of any New Note;

  •
  adversely change our obligation to repurchase any New Note upon a change of control;

  •
  adversely change the holder's right to institute suit for the payment of any New Note;

  •
  change the place where, or currency in which, any New Note is payable;

  •
  adversely modify the right to convert the New Notes;

  •
  adversely modify the subordination provisions of the New Notes;

  •
  change the percentage required to consent to modifications and amendments;

  •
  reduce the percentage of outstanding New Notes necessary for waiver of compliance with certain provisions of the New Notes Indenture or for the waiver of certain defaults; or

  •
  reduce the percentage in aggregate principal amount of outstanding New Notes required for the adoption of a resolution or the quorum required at any meeting of holders of New Notes at which a resolution is adopted.

Satisfaction and Discharge

        We may discharge our obligations under the New Notes Indenture while New Notes remain outstanding if:

  •
  all New Notes will become due in one year or are scheduled for redemption in one year; and

  •
  we deposit sufficient funds to pay all outstanding New Notes on their scheduled maturity or redemption date.

Notices

        Notice to holders of the New Notes will be given by mail to the addresses of such holders as they appear in the security register. Such notices will be deemed to have been given on the date of mailing of the notice.

Replacement of Notes

        We will replace New Notes that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the Trustee of the mutilated New Notes or evidence of the loss, theft or destruction thereof satisfactory to us and the Trustee. In the case of a lost, stolen or destroyed New Note, indemnity satisfactory to the Trustee and to us may be required at the expense of the holder of such New Note before a replacement New Note will be issued.

Governing Law

        The New Notes and the New Notes Indenture will be governed by the laws of the State of New York, without regard to conflicts of laws principles.

Concerning the Trustee

        We have appointed the Trustee as the initial paying agent, conversion agent, registrar and custodian for the New Notes. We may maintain deposit accounts and conduct other banking transactions with the Trustee or its affiliates in the ordinary course of business. In addition, the Trustee and its affiliates may in the future provide banking and other services to us in the ordinary course of their business.

        If the Trustee becomes one of our creditors, the New Notes Indenture and the Trust Indenture Act of 1939 may limit the right of the Trustee to obtain payment on or realize on security for its claims. If the Trustee develops any conflicting interest with the holders of New Notes or us, it must eliminate the conflict or resign.

Conversion, Registration, Transfer and Exchange of the New Notes

        You can convert your New Notes by delivering the New Notes to an office or agency of the Trustee in the Borough of Manhattan, the City of New York, along with a duly signed and completed notice of conversion, a form of which may be obtained from the Trustee. In the case of a global security, DTC will effect the conversion upon notice from the holder of a beneficial interest in the global security in accordance with DTC's rules and procedures. The conversion date will be the date on which the New Note and the duly signed and completed notice of conversion are delivered. As promptly as practicable on or after the conversion date, but no later than three business days after the conversion date, we will issue and deliver to the conversion agent certificates for the number of full shares of Common Stock issuable upon conversion, together with any cash payment for fractional shares. If you have previously elected to have us repurchase your New Notes, you will have to withdraw such election prior to conversion.

        Holders will not be required to pay a service charge for the conversion, registration, exchange or transfer of their New Notes. We may, however, require holders to pay any tax or other governmental charge in connection with the transfer or exchange of the New Notes other than stamp or other duties imposed with respect to the issuance of the New Notes. We are not required to exchange or register the transfer of:

  •
  any New Note for a period of 15 days before selection for redemption;

  •
  any New Note or portion selected for redemption;

  •
  any New Note or portion surrendered for conversion; or

  •
  any New Note or portion surrendered for repurchase but not withdrawn in connection with a change of control.

Form, Denomination and Registration

        The New Notes will be evidenced by a global security initially deposited with DTC, and registered in the name of Cede & Co. as DTC's nominee. The global security will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC, as described below.

        Transfers of beneficial interests in the global security will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, which may change from time to time.

        Except as set forth below, the global security may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        THE DESCRIPTIONS OF THE OPERATIONS AND PROCEDURES OF DTC THAT FOLLOW ARE PROVIDED SOLELY AS A MATTER OF CONVENIENCE. THESE OPERATIONS AND PROCEDURES ARE SOLELY WITHIN THE CONTROL OF DTC AND ARE SUBJECT TO CHANGES BY THEM FROM TIME TO TIME. WE TAKE NO RESPONSIBILITY FOR THESE OPERATIONS AND PROCEDURES AND URGES INVESTORS TO CONTACT DTC OR ITS PARTICIPANTS DIRECTLY TO DISCUSS THESE MATTERS.

        Institutions that have accounts with DTC or its nominees (called "participants") may own a beneficial interest in a global New Note. Persons that are not participants may beneficially own interests in the global security held by DTC only through participants or banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants"). So long as Cede, as the nominee of DTC, is the registered owner of the global security, Cede will be considered the sole holder of the global security for all purposes. Except as provided below, owners of beneficial interests in the global security will not:

  •
  be entitled to have certain certificates registered in their names;

  •
  be entitled to receive physical delivery of certificates in definitive form; or

  •
  be considered the registered holders thereof.

        A beneficial interest in the global security may not be exchanged for a New Note in certificated form unless (i) DTC (x) notifies us that it is unwilling or unable to continue as depositary for the global security or (y) has ceased to be a clearing agency registered under the Exchange Act and in either case we fail to appoint a successor depositary, (ii) we, at our option, notify the Trustee in writing that we elect to cause the issuance of the New Notes in certificated form or (iii) an event of default or any event which after notice or lapse of time or both would be an event of default occurs, and is continuing, with respect to the New Notes. In all cases, certificated New Notes delivered in exchange for any global security or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

        Transfers between participants will be affected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. The laws of some states require that some persons take physical delivery of securities in definitive form. As a result, holders may be unable to transfer beneficial interests in the global security to those persons.

        We will make cash payments of interest on and principal and redemption or repurchase price of the global security to Cede, the nominee for DTC as the registered holder of the global security. We will make these payments by wire transfer of immediately available funds. Neither we, the Trustee nor any paying agent will have any responsibility or liability for:

  •
  any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global security; or

  •
  maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We have been informed that DTC's practice is to credit participants' accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the New Notes represented by the global security as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to owners of beneficial interests in New Notes represented by the global security held through participants will be the responsibility of those participants, as is now the case with securities held for the accounts of customers registered in "street name."

        We will send any redemption notices to Cede. We will understand that if less than all of the New Notes are being redeemed, DTC's practice is to determine by lot the amount of the holdings of each participant to be redeemed.

        We also understand that neither DTC nor Cede will consent or vote with respect to the New Notes. We have been advised that under its usual procedures, DTC will mail an "omnibus proxy" to us as soon as possible after the record date. The omnibus proxy assigns Cede's consenting or voting rights to those participants to whose accounts the New Notes are credited on the record date identified in a listing attached to the omnibus proxy.

        A person having a beneficial interest in New Notes represented by the global security may be unable to pledge that interest to persons or entities that do not participate in the DTC system, or to take other actions in respect of that interest, because that beneficial interest is not represented by a physical certificate.

        We and the Trustee have no responsibility for the performance by DTC, its participants and its indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of New Notes, including the presentation of New Notes for conversion as described below, only at the direction of one or more participants whose DTC accounts are credited with interests in the global security and only in respect of the principal amount of the New Notes represented by the global security as to which those participants have given such a direction.

        DTC has advised us as follows:

  •
  DTC is a limited purpose trust company organized under the laws of the State of New York;

  •
  DTC is a member of the Federal Reserve System;

  •
  DTC is a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  DTC is a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other types of organizations. Some of the participants, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with a participant, either directly or indirectly.

        DTC is under no obligation to perform or continue to perform the above procedures, and these procedures may be discounted at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will cause New Notes to be issued in definitive form in exchange for the global security.

        The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global New Note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global New Note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

DESCRIPTION OF THE EXISTING NOTES

        We issued the Existing Notes under an indenture (referred to as the Existing Notes Indenture), dated as of March 15, 2000, by and between us and The Bank of New York, as trustee. The following summarizes some, but not all, of the provisions of the Existing Notes and the Existing Notes Indenture. You should refer to the actual terms of the Existing Notes and the Existing Notes Indenture, copies of which have been filed as exhibits to our Registration Statement on Form S-1, File No. 333-96533, initially filed with the Securities and Exchange Commission February 10, 2000, for the definitive terms and conditions. We will provide to you, upon request, copies of the forms of the Existing Notes and the Existing Notes Indenture. As used in this description, the words "we," "us" or "our" do not include any current or future subsidiary of iBasis.

General

        The Existing Notes are unsecured general obligations that are subordinate in right of payment as described below under "Subordination." The Existing Notes are convertible into Common Stock as described below under "Conversion." The aggregate principal amount of the Existing Notes is limited to $150 million. The Existing Notes are issued in fully registered form and denominated in integral multiples of $1,000. The Existing Notes mature on March 15, 2005 unless earlier converted, redeemed or repurchased.

        The Existing Notes bear interest at the annual rate of 5.75%. Interest is paid on each March 15 and September 15 of each year, subject to limited exceptions if the Existing Notes are converted, redeemed or repurchased prior to the interest payment date. The record dates for payment of interest is March 1 and September 1. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months.

        We maintain an office in the Borough of Manhattan in New York, New York where the Existing Notes may be presented for registration, transfer, exchange or conversion. Initially, this was an office or agency of the trustee. We may, at our option, pay interest on the Existing Notes by check mailed to the registered holders of Existing Notes. However, holders of more than $2,000,000 in principal amount of Existing Notes may elect in writing to be paid by wire transfer; provided that any payment to The Depository Trust Company (referred to as DTC) or its nominee is made by wire transfer of immediately available funds to the account of DTC or its nominee.

        We are not restricted under the Existing Notes Indenture from paying dividends or repurchasing securities or incurring indebtedness. The Existing Notes Indenture has no financial covenants. You are not protected in the event of a highly leveraged transaction or a change in control of iBasis, except as described below under "Repurchase at Option of Holders Upon a Repurchase Event."

        Holders are not required to pay a service charge for registration, exchange or transfer of their Existing Notes. We may, however, require holders to pay any tax or other governmental charge in connection with the transfer or exchange of the Existing Notes other than stamp or other duties imposed with respect to the issuance of the Existing Notes. We are not required to exchange or register the transfer of:

  •
  any Existing Note for a period of 15 days before selection for redemption;

  •
  any Existing Note or portion selected for redemption;

  •
  any Existing Note or portion surrendered for conversion; or

  •
  any Existing Note or portion surrendered for repurchase but not withdrawn in connection with a repurchase event.

Form, Denomination and Registration

        The Existing Notes are evidenced by a global security initially deposited with DTC, and registered in the name of Cede & Co. as DTC's nominee. The global security is deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC, as described below.

        Transfers of beneficial interests in the global security are subject to the applicable rules and procedures of DTC and its direct and indirect participants, which may change from time to time.

        Except as set forth below, the global security may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        THE DESCRIPTIONS OF THE OPERATIONS AND PROCEDURES OF DTC THAT FOLLOW ARE PROVIDED SOLELY AS A MATTER OF CONVENIENCE. THESE OPERATIONS AND PROCEDURES ARE SOLELY WITHIN THE CONTROL OF DTC AND ARE SUBJECT TO CHANGES BY THEM FROM TIME TO TIME. IBASIS TAKES NO RESPONSIBILITY FOR THESE OPERATIONS AND PROCEDURES AND URGES INVESTORS TO CONTACT DTC OR ITS PARTICIPANTS DIRECTLY TO DISCUSS THESE MATTERS.

        Institutions that have accounts with DTC or its nominees (called "participants") may own a beneficial interest in a global note. Persons that are not participants may beneficially own interests in the global security held by DTC only through participants or banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants"). So long as Cede, as the nominee of DTC, is the registered owner of the global security, Cede will be considered the sole holder of the global security for all purposes. Except as provided below, owners of beneficial interests in the global security will not:

  •
  be entitled to have certain certificates registered in their names;

  •
  be entitled to receive physical delivery of certificates in definitive form; or

  •
  be considered the registered holders thereof.

        A beneficial interest in the global security may not be exchanged for a note in certificated form unless (i) DTC (x) notifies us that it is unwilling or unable to continue as depositary for the global security or (y) has ceased to be a clearing agency registered under the Exchange Act and in either case we fail to appoint a successor depositary, (ii) we, at our option, notify the trustee in writing that we elect to cause the issuance of the Existing Notes in certificated form or (iii) an event of default or any event which after notice or lapse of time or both would be an event of default occurs, and is continuing, with respect to the Existing Notes. In all cases, certificated Existing Notes delivered in exchange for any global security or beneficial interest therein are registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

        Transfers between participants are affected in the ordinary way in accordance with DTC rules and are settled in clearinghouse funds. The laws of some states require that some persons take physical delivery of securities in definitive form. As a result, holders may be unable to transfer beneficial interests in the global security to those persons. We make cash payments of interest on and principal and redemption or repurchase price of the global security to Cede, the nominee for DTC as the registered holder of the global security.

        We make these payments by wire transfer of immediately available funds. Neither we, the trustee nor any paying agent has any responsibility or liability for:

  •
  any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global security; or

  •
  maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We have been informed that DTC's practice is to credit participants' accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the notes represented by the global security as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to owners of beneficial interests in notes represented by the global security held through participants are the responsibility of those participants, as is now the case with securities held for the accounts of customers registered in "street name."

        We send any redemption notices to Cede. We understand that if less than all of the Existing Notes are being redeemed, DTC's practice is to determine by lot the amount of the holdings of each participant to be redeemed.

        We also understand that neither DTC nor Cede consent or vote with respect to the Existing Notes. We have been advised that under its usual procedures, DTC mails an "omnibus proxy" to us as soon as possible after the record date. The omnibus proxy assigns Cede's consenting or voting rights to those participants to whose accounts the notes are credited on the record date identified in a listing attached to the omnibus proxy.

        A person having a beneficial interest in Existing Notes represented by the global security may be unable to pledge that interest to persons or entities that do not participate in the DTC system, or to take other actions in respect of that interest, because that beneficial interest is not represented by a physical certificate.

        We and the trustee have no responsibility for the performance by DTC, its participants and its indirect participants of their respective obligations under the rules and procedures governing their operations.

        DTC has advised us that it takes any action permitted to be taken by a holder of Existing Notes, including the presentation of Existing Notes for conversion as described below, only at the direction of one or more participants whose DTC accounts are credited with interests in the global security and only in respect of the principal amount of the Existing Notes represented by the global security as to which those participants have given such a direction. DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other types of organizations. Some of the participants, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with a participant, either directly or indirectly.

        DTC is under no obligation to perform or continue to perform the above procedures, and these procedures may be discounted at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will cause notes to be issued in definitive form in exchange for the global security.

        The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Conversion by Holders

        You may, at your option, convert your Existing Notes, in whole or in part, at any time prior to maturity into the Common Stock at an initial conversion price of $86.14 per share. You may convert Existing Notes in denominations of $1,000 and multiples of $1,000. The conversion price is subject to adjustment as described below. If the Existing Notes are called for redemption, holders' conversion rights on the Existing Notes called for redemption expire at the close of business of the last business day before the redemption date, unless we default in payment of the redemption price. If you have submitted your Existing Notes for repurchase after a repurchase event, you may only convert your Existing Notes if you deliver a withdrawal notice before the close of business on the last business day before the repurchase date.

        Except as described below, we do not make any adjustment for accrued interest or dividends on Common Stock upon conversion of the Existing Notes. If you convert your Existing Notes after a record date and prior to the next interest payment, you have to pay us interest, unless the Existing Notes have been called for redemption or are eligible for repurchase under the Existing Notes Indenture. We pay a cash adjustment for any fractional shares based on the market price of the Common Stock on the last business day before the conversion date.

        You can convert your Existing Notes by delivering the Existing Notes to an office or agency of the Trustee in the Borough of Manhattan, the City of New York, along with a duly signed and completed notice of conversion, a form of which may be obtained from the trustee. In the case of a global security, DTC effects the conversion upon notice from the holder of a beneficial interest in the global security in accordance with DTC's rules and procedures. The conversion date is the date on which the Existing Notes and the duly signed and completed notice of conversion are delivered. As promptly as practicable on or after the conversion date, but no later than three business days after the conversion date, we issue and deliver to the conversion agent certificates for the number of full shares of Common Stock issuable upon conversion, together with any cash payment for fractional shares. If you have previously elected to have us repurchase your Existing Notes, you have to withdraw such election prior to conversion.

        If you deliver an Existing Note for conversion, you are not required to pay any taxes or duties for the issue or delivery of Common Stock on conversion. However, we do not pay any transfer tax or duty payable as a result of the issuance or delivery of the Common Stock in a name other than that of the holder of the Existing Note. We do not issue or deliver Common Stock certificates unless we have been paid the amount of any transfer tax or duty or we have been provided satisfactory evidence that the transfer tax or duty has been paid.

        The conversion price of $86.14 per share will be adjusted if:

  1.
  we dividend or distribute on Common Stock shares of the Common Stock;

  2.
  we subdivide or combine the Common Stock;

  3.
  we issue rights or warrants to all holders of the Common Stock to purchase Common Stock at less than the current market price;

  4.
  we dividend or distribute to all holders of the Stock, capital stock or evidences of indebtedness, cash or assets, but excluding:

  •
  dividends, distribution and rights or warrants referred to in (1) and (3) above, or

  •
  dividends and distribution paid exclusively in cash.

  5.
  we make a dividend or distribution consisting exclusively of cash to all holders of Common Stock if the aggregate amount of these distributions combined together with (A) all other all-cash distributions made within the preceding 12 months in respect of which we made no adjustment plus (B) any cash and the fair market value of other consideration payable in any tender offers by iBasis or any of our subsidiaries for Common Stock concluded within the preceding 12 months in respect for which we made no adjustment, exceeds 10% of our market capitalization, being the product of the then current market price of the Common Stock multiplied by the number of shares of the Common Stock then outstanding;

  6.
  the purchase of Common Stock pursuant to a tender offer made by us or any of our subsidiaries involves an aggregate consideration that, together with (A) any cash and the fair market value of any other consideration payable in any other tender offer by us or any of our subsidiaries for Common Stock expiring within the 12 months preceding such tender offer plus (B) the aggregate amount of any such all-cash distributions referred to in (5) above to all holders of Common Stock within the 12 months preceding the expiration of the tender offer for which we have made no adjustment, exceeds 10% of our market capitalization on the expiration of such tender offer; or

  7.
  payment on tender offers or exchange offers by a third party other than us or our subsidiaries if, as of the closing date of the offer, our board of directors does not recommend rejection of the offer. We only make this adjustment if a tender offer increases the person's ownership to more than 25% of our outstanding Common Stock and the payment per share is greater than the current market price of the Common Stock. We do not make this adjustment if the tender offer is a merger or transaction described below under "Consolidation, Merger or Assumption."

        If we implement a stockholders' rights plan, we are required under the Existing Notes Indenture to provide that the holders of Existing Notes will receive the rights upon conversion of the Existing Notes, whether or not these rights were separated from the Common Stock prior to conversion.

        If we reclassify the Common Stock, consolidate, merge or combine with another person or sell or convey our property and assets as an entirety or substantially as an entirety, each Existing Note then outstanding will, without the consent of the holder of any Existing Note, become convertible only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, combination, sale or conveyance by a holder of the number of shares of Common Stock into which the note was convertible immediately prior to the reclassification, consolidation, merger, combination, sale or conveyance. This calculation will be made based on the assumption that the holder of Common Stock failed to exercise any rights of election that the holder may have to select a particular type of consideration. The adjustment will not be made for a consolidation, merger or combination that does not result in any reclassification, conversion, exchange or cancellation of the Common Stock.

        You may, in some circumstances, be deemed to have received a distribution or dividend subject to United States federal income tax as a result of an adjustment (or the nonoccurrence of an adjustment)

to the conversion price. For a description of the tax considerations with respect to an adjustment (or the nonoccurrence of an adjustment) to the conversion price of the New Notes, see "Description of the New Notes—United States Federal Income Tax Considerations."

        We are permitted to reduce the conversion price of the Existing Notes for limited periods of time, if our board of directors deems it advisable. Any such reduction shall be effective for not less than 20 days. We are required to give at least 15 days prior notice of any such reduction. We may also reduce the conversion price to avoid or diminish income tax to holders of the Common Stock in connection with a dividend or distribution of stock or similar event. No adjustment in the conversion price is required unless it would result in a change in the conversion price of at least one percent.

        Any adjustment not made is taken into account in subsequent adjustments.

Provisional Redemption

        We had a right to redeem some or all of the Existing Notes at any time prior to March 20, 2003, at a redemption price equal to $1,000 per Existing Note plus accrued and unpaid interest to the redemption date if the closing price of the Common Stock exceeded 150% of the conversion price for at least 20 trading days in any consecutive 30-trading day period ending on the trading day prior to the mailing of the notice of redemption. If we redeemed some or all of the Existing Notes prior to March 20, 2003, we also had to make an additional payment on the redeemed Existing Notes equal to $152.54 per $1,000 Existing Note, minus the amount of any interest we actually paid on the Existing Note prior to the date we mailed the notice. We had to make these additional payments on all Existing Notes called for redemption, including Existing Notes converted after the date we mailed the notice. To date, we have not exercised our right to provisionally redeem the Existing Notes.

Optional Redemption

        At any time on or after March 20, 2003, we may redeem the Existing Notes, in whole or in part, at our option, at the redemption prices specified below. The redemption price, expressed as a percentage of the principal amount, is as follows for the 12-month periods beginning on March 20 of the year indicated:

Year	Redemption Price
2003	102.30%
2004	101.15%

and 100% of the principal amount on and after March 15, 2005. In each case we will also pay accrued and unpaid interest to, but excluding, the redemption date. If the redemption date is an interest payment date, we will pay interest to the record holders as of the relevant record date. We are required to give notice of redemption not more than 60 and not less than 30 days before the redemption date under the Existing Notes Indenture. No "sinking fund" is provided for the Existing Notes, which means that the Existing Notes Indenture does not require us to redeem or retire the Existing Notes periodically. We may not redeem the Existing Notes if there is a default under the Existing Notes Indenture.

Repurchase at Option of Holders Upon a Repurchase Event

        If a repurchase event occurs, you have the right, at your option, to require us to repurchase all or any portion of your Existing Notes 40 days after we mail holders a notice of repurchase event. The repurchase price we are required to pay is 105% of the principal amount of the Existing Notes submitted for repurchase, plus accrued and unpaid interest to, but excluding, the repurchase date. If a repurchase date is an interest payment date, we pay to the record holder on the record date. At our option, instead of paying the repurchase price in cash, we may pay the repurchase price in Common

Stock, valued at 95% of the average of the closing prices for the five trading days immediately before and including the third trading day preceding the repurchase date. We may only pay the repurchase price in Common Stock if we satisfy conditions provided in the Existing Notes Indenture. We are required to mail you a notice within 10 days after the occurrence of a repurchase event. The notice must describe the repurchase event, your right to elect repurchase of the Existing Notes and the repurchase date. We must deliver a copy of the notice to the trustee and cause a copy, or a summary of the notice, to be published in a newspaper of general circulation in New York, New York. You may exercise your repurchase rights by delivering written notice to us and the trustee. The notice must be accompanied by the Existing Notes duly endorsed for transfer to us. You must deliver the exercise notice on or before the close of business on the thirty-fifth calendar day after the mailing date of the repurchase notice. A repurchase event will be considered to have occurred if:

  1.
  the Common Stock or other common stock into which the Existing Notes are convertible is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States, or

  2.
  one of the following "change in control" events occurs:

  •
  any person or group is a beneficial owner of more than 50% of the voting power of our outstanding securities entitled to generally vote for directors;

  •
  our stockholders approve any plan or proposal for our liquidation, dissolution or winding up;

  •
  we consolidate with or merge into any other corporation or any other corporation merges into us and, as a result, the outstanding Common Stock is changed or exchanged for other assets or securities unless our stockholders immediately before the transaction own, directly or indirectly, immediately following the transaction at least 51% of the combined voting power of the corporation resulting from the transaction in substantially the same proportion as their ownership of our voting stock immediately before the transaction;

  •
  we convey, transfer or lease all or substantially all of our assets to any person; or

  •
  the "continuing directors" do not constitute a majority of our board of directors at any time.

    However, a change in control will not be deemed to have occurred if:

    •
    the last sale price of the Common Stock for any 5 trading days during the 10 trading days immediately before the change in control is equal to at least 105% of the conversion price, or

    •
    all of the consideration, excluding cash payments for fractional shares in the transaction constituting the change in control consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market, and as a result of the transaction the Existing Notes become convertible solely into that common stock.

    The term "continuing director" means at any date a member of our board of directors:

    •
    who was a member of our board of directors on December 31, 1999; or

    •
    who was nominated or elected by at least a majority of the directors who were continuing directors at the time of the nomination or election or whose election to our board of directors was recommended by at least a majority of the directors who were continuing directors at the time of the nomination or election or by the nominating committee comprised of our independent directors.

        Under the above definition of continuing directors, if the current board of directors approve a new director or directors and then resigned, no change in control would occur, even though the current director would then cease to be an officer. The interpretation of the phrase "all or substantially all" used in the definition of change in control would likely depend on the facts and circumstances existing at such time. As a result, there may be uncertainty as to whether or not a sale or transfer of "all or substantially all" of our assets has occurred.

        You may require us to repurchase all or any portion of your Existing Notes upon a repurchase event. We may not have sufficient cash funds to repurchase the Existing Notes upon a repurchase event. We may elect, subject to certain conditions, to pay the repurchase price in Common Stock. Although there are currently no restrictions on our ability to pay the purchase price, future debt agreements may prohibit us from repaying the repurchase price in either cash or Common Stock. If we are prohibited from repurchasing the Existing Notes, we could seek consent from our lenders to repurchase the Existing Notes. If we are unable to obtain their consent, we could attempt to refinance the Existing Notes. If we were unable to obtain a consent or refinance, we would be prohibited from repurchasing the Existing Notes. If we were unable to repurchase the Existing Notes upon a repurchase event, it would result in an event of default under the Existing Notes Indenture. An event of default under the Existing Notes Indenture could result in a further event of default under our other then-existing debt. In addition, the occurrence of the repurchase event may be an event of default under our other debt. As a result, we would be prohibited from paying amounts due on the Existing Notes under the subordination provisions of the Existing Notes Indenture.

        The change in control feature may not necessarily afford you protection in the event of a highly leveraged transaction, a change in control of us or similar transactions involving us. We could, in the future, enter into transactions including recapitalizations, that would not constitute a change in control but that would increase the amount of our senior indebtedness or other debt. We are not prohibited from incurring senior indebtedness or debt under the Existing Notes Indenture. If we incur significant amounts of additional debt, this could have an adverse effect on our ability to make payments on the Existing Notes.

        In addition, our management could undertake leveraged transactions that could constitute a change in control. Our board of directors does not have the right under the Existing Notes Indenture to limit or waive the repurchase right in the event of these types of leveraged transaction. Our requirement to repurchase Existing Notes upon a repurchase event could delay, defer or prevent a change of control. As a result, the repurchase right may discourage:

  •
  a merger, consolidation or tender offer;

  •
  the assumption of control by a holder of a large block of our shares; and

  •
  the removal of incumbent management.

        The repurchase feature was a result of negotiations between us and the underwriters of the offering of the Existing Notes. The repurchase feature was not the result of any specific effort to accumulate shares of Common Stock or to obtain control of us by means of a merger, tender offer or solicitation, or part of a plan by us to adopt a series of anti-takeover provisions. At the time of the offering of the Existing Notes, we had no intention to engage in a transaction involving a change of control, although it was possible that we could have decided to do so in the future.

        The Exchange Act and SEC rules thereunder require the distribution of specified types of information to security holders in the event of issuer tender offers and may apply in the event of a repurchase. We comply with these rules to the extent applicable.

Subordination

        The Existing Notes are subordinated to the prior payment in full of all existing and future senior indebtedness as provided in the indenture. Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, payments on the Existing Notes is subordinated to the prior payment in full of all senior indebtedness. If the Existing Notes are accelerated following an event of default under the Existing Notes Indenture, the holders of any senior indebtedness will be entitled to payment in full before the holders of the Existing Notes are entitled to receive any payment on the notes.

        We may not make any payments on the Existing Notes if:

  •
  we default in any payment on senior indebtedness beyond any grace period, or

  •
  any other default occurs and is continuing under any designated senior indebtedness that permits holders of the designated senior indebtedness to accelerate its maturity, and we and the trustee receive a notice known as a payment blockage notice from a person permitted to give this notice under the indenture.

        We may resume making payments on the Existing Notes:

  •
  in the case of a payment default, when the default is cured or waived or ceases to exist; and

  •
  in the case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after receipt of the payment blockage notice.

        No new period of payment blockage may be commenced unless:

  •
  365 days have elapsed since our receipt of the prior payment blockage notice; and

  •
  all scheduled payments on the notes have been paid in full.

        No default that existed on any senior indebtedness on the date of delivery of any payment blockage notice may be the basis for a subsequent payment blockage notice.

        The term "senior indebtedness" means the principal, premium, if any, and interest on, including bankruptcy interest, and any other payment on the following:

  •
  our indebtedness for money borrowed or evidenced by notes, debentures, bonds or other securities;

  •
  our reimbursement obligations under letters of credit, bank guarantees or bankers' acceptances;

  •
  our indebtedness under interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts and other similar agreements and arrangements;

  •
  our indebtedness consisting of commitment or standby fees under our credit facilities or letters of credit;

  •
  our obligations under leases required or permitted to be capitalized under generally accepted accounting principles;

  •
  our obligations of the type listed above that has been assumed or guaranteed by us or in effect guaranteed, directly or indirectly, by us through an agreement to purchase; and

  •
  any amendment, modification, renewal, extension or refunding of any indebtedness or obligation of type listed in the bullet points above.

        Senior indebtedness does not include:

  •
  any indebtedness or amendment or modification that expressly provides that it is subordinate to or is not senior to or is on the same basis as the Existing Notes;

  •
  any indebtedness to any subsidiary;

  •
  indebtedness for trade payables or the deferred purchase price of assets or services incurred in the ordinary course of business; or

  •
  the Existing Notes.

        The term "designated senior indebtedness" means our obligations under any particular senior indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which we are a party) expressly provides that such indebtedness shall be "designated senior indebtedness" for purposes of the Existing Notes Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such senior indebtedness to exercise the rights of designated senior indebtedness).

        If the trustee or any holder of Existing Notes receives any payment or distribution of our assets of any kind on the notes in contravention of any of the terms of the Existing Notes Indenture, then such payment or distribution will be held by the recipient in trust for the benefit of the holders of senior indebtedness, and will be immediately paid or delivered to the holders of senior indebtedness or their representative or representatives.

        The Existing Notes are unsecured and subordinated to our senior indebtedness. As a result, we are not be able to make payments on the Existing Notes until we have paid in full all of our senior indebtedness in the event of our insolvency, liquidation, reorganization or payment default on senior indebtedness. We may therefore not have sufficient assets to pay the amounts due on the Existing Notes. Neither we nor our subsidiaries are prohibited from incurring debt under the Existing Notes Indenture. If we incur additional debt, our ability to pay amounts due on the Existing Notes could be adversely affected. As of December 31, 2003, we had approximately $29.8 million of senior indebtedness. We may also incur additional debt in the future. The subordination provisions do not prevent the occurrence of any default or event of default or limit the rights of any holder of Existing Notes to pursue any other rights or remedies with respect to the Existing Notes.

        The Existing Notes are obligations exclusively of iBasis. As a result, our cash flow and our ability to service our debt, including the Existing Notes, is partially dependent upon the earnings of our subsidiaries. In addition, we are partially dependent on the distribution of earnings, loans or other payments by our subsidiaries to us. Our subsidiaries are separate and distinct legal entities.

        Our subsidiaries have no obligation to pay any amounts due on the Existing Notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries also are contingent upon our subsidiaries' earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore your right to participate in these assets, is effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. As of December 31, 2003, our subsidiaries did not have any indebtedness to which the notes are effectively subordinated.

        As a result of the subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceedings, holders of the Existing Notes may receive less than other creditors on a ratable basis.

Covenants

        Under the Existing Notes Indenture, we are required to:

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  maintain an office or agency in the Borough of Manhattan, The City of New York, where the Existing Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notice and demands to or upon us in respect of the Existing Notes and Existing Notes Indenture may be served;

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  appoint a Trustee whenever necessary to avoid or fill a vacancy in the office of Trustee, so that at all times there will be a Trustee under the Existing Notes Indenture;

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  cause any paying agent that we appoint other than the Trustee to execute and deliver to the Trustee an instrument in which it agrees to (i) hold all sums in trust for the benefit of the holders of the Existing Notes, (ii) give the Trustee notice of any failure by us to make any payment of the principal of and premium, if any, or interest on the Existing Notes when the same is due and payable, and (iii) pay to the Trustee all sums held in trust upon an event of default under the Existing Notes Indenture. If we act as our own paying agent, we must, on or before each due date of the principal of, premium, if any, or interest on the Existing Notes, set aside and hold in trust for the benefit of the holders of the Existing Notes a sum sufficient to pay such principal, premium, if any, or interest becoming due, and we must notify the Trustee of our failure to take any such action or any failure to make any payment when due;

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  do all things necessary to preserve and keep in full force and effect our corporate existence;

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  agree not to claim or take advantage of any stay, extension or usury law or other law, whenever enacted, that would prohibit or forgive us from paying all or any portion of the principal of or interest on the Existing Notes;

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  deliver to the Trustee within 120 days after the end of each fiscal year an officer's certificate, signed by our principal executive, principal financial or principal accounting officer, stating whether, to the best of their knowledge, the signer knows of any default under the Existing Notes Indenture that occurred during such period, and describing the nature of such default;

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  execute and deliver any further instruments and do any further acts, as may be requested by the Trustee, that are reasonably necessary to carry out the purposes of the Existing Notes Indenture; and

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  pay or discharge any material tax, assessment, charge, or claim.

Events of Default and Remedies

        The following events constitute "events of default" under the Existing Notes Indenture:

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  we fail to pay the principal or premium, if any, on any of the Existing Notes when due, whether or not prohibited by the subordination provisions of the Existing Notes Indenture;

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  we fail to pay interest on the Existing Notes when due if such failure continues for 30 days, whether or not prohibited by the subordination provisions of the Existing Notes Indenture;

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  we fail to deliver shares of the Common Stock, including cash for fractional shares, 5 days after conversion of an Existing Note;

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  we fail to perform any covenant in the Existing Notes Indenture if such failure continues for 45 days after notice is given in accordance with the Existing Notes Indenture;

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  we fail to repurchase any Existing Notes after a repurchase event;

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  we fail to provide timely notice of a repurchase event;

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  we fail or any of our significant subsidiaries fail to make any payment at maturity on any indebtedness, including any applicable grace periods, in an amount in excess of $5,000,000, and such amount has not been paid or discharged within 30 days after notice is given in accordance with the Existing Notes Indenture;

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  a default by us or any significant subsidiary on any indebtedness that results in the acceleration of indebtedness in an amount in excess of $5,000,000, without this indebtedness being discharged or the acceleration being rescinded or annulled for 30 days after notice is given in accordance with the Existing Notes Indenture; or

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  certain events involving bankruptcy, insolvency or reorganization of us or any significant subsidiary.

        The trustee is generally required under the Existing Notes Indenture, within 90 days after its becoming aware of a default, to provide holders written notice of all incurred default. However, the trustee may except in the case of a payment default on the Existing Notes, withhold this notice of default if it determines that withholding the notice is in the best interest of the holders.

        If an event of default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of outstanding Existing Notes, may declare the principal and premium on the Existing Notes to be immediately due and payable. After acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Existing Notes may, under circumstances set forth in the Existing Notes Indenture, rescind the acceleration of all events of default, other than the payment of principal of the Existing Notes that have become due solely because of the acceleration, have been cured or waived as provided in the Existing Notes Indenture. If an event of default arising from events of bankruptcy, insolvency or reorganization occurs and is continuing with respect to iBasis, all unpaid principal of and accrued interest on the outstanding Existing Notes would become due and payable immediately without any declaration or other act on the part of the trustee or holders of Existing Notes.

        Holders of a majority in principal amount of outstanding Existing Notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, subject to specified limitations. Before exercising any right or power under the Existing Notes Indenture at the direction of the holders, the trustee will be entitled to receive from such holders reasonable security or indemnity against any costs, expenses and liabilities that it might incur as a result.

        Before you may take any action to institute any proceeding relating to the Existing Notes Indenture, or to appoint a receiver or a trustee, or for any other remedy, each of the following must occur:

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  you must have given the trustee written notice of a continuing event of default;

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  the holders of at least 25% of the aggregate principal amount of all outstanding Existing Notes must make a written request of the trustee to take action because of the default;

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  holders must have offered reasonable indemnification to the trustee against the cost, expenses and liabilities of taking action; and

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  the trustee must not have taken action for 60 days after receipt of such notice and offer of indemnification.

        These limitations do not apply to a suit for the enforcement of payment of the principal of or any premium or interest on an Existing Note or the right to convert an Existing Note in accordance with the Existing Notes Indenture.

        Generally, the holders of not less than a majority of the aggregate principal amount of outstanding Existing Notes may waive any default or event of default, except if:

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  we fail to pay principal, premium or interest on any note when due;

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  we fail to convert any note into Common Stock; or

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  we fail to comply with any of the provisions of the Existing Notes Indenture that would require the consent of the holder of each outstanding Existing Note affected.

        We annually send the trustee a statement as to whether we are in default and the nature of any default under the Existing Notes Indenture.

Consolidation, Merger or Assumption

        We may not consolidate or merge into another person or sell, lease, convey or transfer all or substantially all of our assets to another person, whether in a single or series of related transactions, unless:

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  either (A) we are the surviving entity, or (B) the resulting corporation is a U.S. corporation and expressly assumes in writing all of our obligations under the notes and the Existing Notes Indenture;

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  no default or event of default exists or would occur; and

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  other specified conditions are satisfied.

Modifications of the Existing Notes Indenture

        The consent of the holders of a majority in principal amount of the outstanding Existing Notes affected is required to make a modification or amendment to the Existing Notes Indenture. However, a modification or amendment requires the consent of the holder of each outstanding Existing Note affected if it would:

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  reduce the interest rate or change the time of payment of interest on any Existing Note;

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  reduce the principal amount or any premium of any Existing Note;

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  extend the fixed maturity of any Existing Note;

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  reduce any amount payable upon redemption or repurchase of any Existing Note;

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  adversely change our obligation to repurchase any Existing Note upon a repurchase event;

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  adversely change the holder's right to institute suit for the payment of any Existing Note;

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  change the place where, or currency in which, any Existing Note is payable;

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  adversely modify the right to convert the Existing Notes;

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  adversely modify the subordination provisions of the Existing Notes;

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  change the percentage required to consent to modifications and amendments;

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  reduce the percentage of outstanding Existing Notes necessary for waiver of compliance with certain provisions of the Existing Notes Indenture or for the waiver of certain defaults; or

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  reduce the percentage in aggregate principal amount of outstanding Existing Notes required for the adoption of a resolution or the quorum required at any meeting of noteholders at which a resolution is adopted.

Satisfaction and Discharge

        We may discharge our obligations under the Existing Notes Indenture while Existing Notes remain outstanding if:

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  all Existing Notes will become due in one year or are scheduled for redemption in one year; and

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  we deposit sufficient funds to pay all outstanding Existing Notes on their scheduled maturity or redemption date.

Notices

        Notice to holders of the Existing Notes are given by mail to the addresses of such holders as they appear in the security register. Such notices are deemed to have been given on the date of mailing of the notice.

Replacement of Notes

        We replace Existing Notes that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated Existing Notes or evidence of the loss, theft or destruction thereof satisfactory to us and the trustee. In the case of a lost, stolen or destroyed Existing Note, indemnity satisfactory to the trustee and to us may be required at the expense of the holder of such Existing Note before a replacement Existing Note will be issued.

Governing Law

        The Existing Notes and the Existing Notes Indenture are governed by the laws of the State of New York, without regard to conflicts of laws principles.

Concerning the Trustee

        We have appointed the trustee as the initial paying agent, conversion agent, registrar and custodian for the Existing Notes. We may maintain deposit accounts and conduct other banking transactions with the trustee or its affiliates in the ordinary course of business. In addition, the trustee and its affiliates may in the future provide banking and other services to us in the ordinary course of their business. If the trustee becomes one of our creditors, the indenture and the Trust Indenture Act of 1939 may limit the right of the trustee to obtain payment on or realize on security for its claims. If the trustee develops any conflicting interest with the holders of Existing Notes or us, it must eliminate the conflict or resign.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of (i) the material United States federal income tax consequences of the exchange of the Existing Notes for the New Notes by U.S. Holders (as defined below) and the ownership and disposition of the New Notes and the Common Stock into which the New Notes may be converted and (ii) the material United States federal income and estate tax consequences of the exchange of the Existing Notes for the New Notes by Non-U.S. Holders (as defined below) and the ownership and disposition of the New Notes and the Common Stock into which the New Notes may be converted. This discussion applies only to persons who acquire New Notes in exchange for Existing Notes in connection with the Exchange Offer. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (which we refer to as the Code), currently applicable Treasury regulations, and administrative and judicial rulings and decisions. Legislative, judicial or administrative changes could alter or modify the statements made and conclusions expressed in this discussion, possibly with retroactive effect. We have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service (which we refer to as the IRS) or an opinion of counsel with respect to any tax consequences of the exchange of Existing Notes for New Notes or of the ownership and disposition of the New Notes and the Common Stock into which the New Notes may be converted. Thus, we cannot assure you that the IRS would not successfully challenge one or more of the statements made or the conclusions expressed in this discussion.

        This discussion applies only to holders who hold the Existing Notes and the New Notes as capital assets, and who would so hold the Common Stock into which the New Notes may be converted. This discussion does not address all of the tax consequences that may be relevant to a particular holder in light of that holder's circumstances; some holders (e.g., life insurance companies, tax exempt organizations, financial institutions, persons whose functional currency is not the U.S. dollar, dealers in securities or currencies, regulated investment companies, S corporations, taxpayers subject to the alternative minimum tax provisions of the Code, nonresident aliens subject to tax on expatriates under Section 877 of the Code, broker-dealers, holders who acquired their Existing Notes as compensation for services, and holders who hold the Existing Notes, New Notes, or Common Stock into which the New Notes may be converted as part of a hedge, straddle, "synthetic security," or other integrated investment, risk reduction or constructive sale transaction) may be subject to special tax rules and limitations not discussed below. Except as specifically noted below, this discussion also does not address the tax consequences to nonresident aliens, foreign corporations, foreign partnerships or foreign trusts that are subject to U.S. federal income tax on a net basis on income with respect to the Existing Notes, New Notes, or Common Stock into which the New Notes may be converted because that income is effectively connected with the conduct of a U.S. trade or business. Those holders generally are taxed in a manner similar to U.S. Holders; however, special rules (including additional taxes) not applicable to U.S. Holders may apply. In addition, this discussion does not address any tax consequences under state, local or foreign tax laws, or, except as specifically discussed below, under U.S. estate and gift tax law. Consequently, you are urged to consult your tax advisors to determine the federal, state, local and foreign income and any other tax consequences of the acquisition, ownership, exchange and disposition of the Existing Notes, New Notes, and Common Stock into which the New Notes may be converted, including the consequences of any applicable tax treaties.

        The tax consequences to a partner in a partnership that owns the Existing Notes, New Notes, or Common Stock into which the New Notes may be converted depend in part on the status of the partner and the activities of the partnership. If you are a partner in such a partnership, you should consult your tax advisors regarding the consequences of the acquisition, ownership, exchange and disposition of the Existing Notes, New Notes, and Common Stock into which the New Notes may be converted.

TAX CONSEQUENCES TO U.S. HOLDERS

        We use the term "U.S. Holder" to mean a "United States person" who is the beneficial owner of an Existing Note, a New Note, or Common Stock received upon the conversion of a New Note.

        A "United States person" is:

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  a citizen or resident of the United States, as determined for U.S. federal income tax purposes;

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  a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States, or under the laws of the United States or of any state (including the District of Columbia);

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  an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source;

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  a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person; or

  •
  any person otherwise subject to U.S. federal income tax on a net income basis in respect of its worldwide taxable income.

The Exchange

        The tax treatment of a U.S. Holder's exchange of Existing Notes for New Notes pursuant to the Exchange Offer will depend on whether the exchange is treated as a "recapitalization" for federal income tax purposes. We intend to take the position that the exchange of Existing Notes for New Notes pursuant to the Exchange Offer constitutes a recapitalization. In general, the exchange will be treated as a recapitalization if the Existing Notes and the New Notes constitute "securities" for federal income tax purposes. Whether a note is a security for federal income tax purposes depends upon the facts and circumstances surrounding the origin and nature of that instrument. Instruments with a term of less than five years are less likely to be considered securities for tax purposes; instruments with a term of ten years or more generally are considered securities. Convertibility of a debt instrument into stock of the issuer makes "security" treatment more likely because of the holder's potential equity participation in the issuer. The Existing Notes have a term of five years, are convertible into our Common Stock and contain other indicia of a security. The New Notes are five year convertible instruments and also contain indicia of a security. For purposes of this discussion, we assume that the Existing Notes and the New Notes are securities, and that the exchange of Existing Notes for New Notes pursuant to the Exchange Offer will constitute a recapitalization for federal income tax purposes. There can be no assurance, however, that the IRS will not successfully assert a contrary position. Provided that the exchange is treated as a recapitalization, the exchange of the Existing Notes for New Notes pursuant to the Exchange Offer will not constitute a taxable exchange. As a result, (i) a U.S. Holder will not recognize any gain or loss as a result of exchanging its Existing Notes for New Notes, (ii) the holding period of the New Notes will include the holding period of the Existing Notes exchanged therefor; and (iii) the adjusted tax basis of the New Notes will be the same as the adjusted tax basis of the Existing Notes exchanged therefor immediately before the exchange.

        If the exchange of the Existing Notes for the New Notes fails to qualify as a recapitalization under the Code, a U.S. Holder would recognize gain or loss equal to the difference, if any, between the amount realized on the exchange and such U.S. Holder's adjusted tax basis in the Existing Notes. In that case, the amount realized would equal the issue price (determined as described below) of the New Notes received. Subject to the application of the market discount rules discussed in the next paragraph, any gain or loss would be capital gain or loss, and would be long-term capital gain or loss if at the time of the exchange the Existing Notes had been held for more than one year. The deduction of capital losses for U.S. federal income tax purposes is subject to limitations. A U.S. Holder's holding period for a New Note would commence on the date immediately following the date of issuance and that U.S. Holder's tax basis in the New Note would be the issue price of the New Note (determined as described below).

        If a U.S. Holder holds Existing Notes acquired at a "market discount", any gain recognized by the U.S. Holder on the exchange of such Existing Notes for New Notes would be recharacterized as ordinary interest income to the extent of the accrued market discount on the Existing Notes that had not previously been included as ordinary income.

The New Notes

  Payments of Interest

        Interest paid on the New Notes that is "qualified stated interest" (as defined below) will be includible in the U.S. Holder's gross income as ordinary interest income in accordance with the U.S. Holder's usual method of tax accounting for U.S. federal income tax purposes.

  Original Issue Discount

        Regardless of whether the exchange qualifies as a recapitalization, the New Notes will be treated as being issued with original issue discount ("OID") for U.S. federal income tax purposes if the stated redemption price at maturity of the New Notes exceeds their issue price, subject to a statutory de minimis exception. The amount of OID is de minimis if it is less than 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity from the date of exchange. A New Note's stated redemption price at maturity is generally defined as the sum of all payments provided by the New Note other than "qualified stated interest", which is stated interest that is unconditionally payable at least annually at a single fixed rate over the entire term of the New Note. Although the New Notes will not be listed on an exchange, we expect prices or trades of the New Notes to be quoted similarly to the Existing Notes such that they will be considered "publicly traded" for federal income tax purposes, and, consequently, their issue price will equal their fair market value on the closing date of the Exchange Offer. If there is insufficient trading or information as to the fair market value of the New Notes, the issue price of the New Notes will equal the fair market value of the Existing Notes exchanged therefor. We will determine the fair market value of the New Notes or, as applicable, the Existing Notes, as of the closing date of the Exchange Offer based upon available information, which may come from PORTAL, interdealer quotation systems, or the quotation systems of brokers, dealers or traders, providing pricing quotations or information concerning actual trades on or around the closing date of the Exchange Offer. If the New Notes are treated as issued with more than de minimis OID, a U.S. Holder (whether a cash or accrual method taxpayer) will be required to include in income all OID as it accrues, before the receipt of cash payments attributable to this income. The U.S. Holder will also increase its tax basis in the New Notes by a corresponding amount.

        The amount of OID includible in income by a U.S. Holder is the sum of the "daily portions" of OID with respect to the New Note from the date of purchase through the maturity date (or subsequent sale date, if resold). The daily portion is determined by allocating to each day in any accrual period other than the initial short accrual period and the final accrual period a pro rata portion of the amount equal to the product of the New Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). The "yield to maturity" is the discount rate that, when applied to all payments under a New Note, results in a present value equal to the issue price. The amount of OID allocable to the final accrual period is the difference between the amount payable at maturity and the adjusted issue price of the New Note at the beginning of the final accrual period. The amount of OID allocable to any initial short accrual period may be computed under any reasonable method. The adjusted issue price of the New Note at the start of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period and reduced by any prior payments with respect to the New Note. Under these rules, a U.S. Holder is required to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amounts of OID accrued on the New Notes held of record by persons other than corporations and other exempt holders.

        In certain circumstances (for example, in the event of certain redemptions), we may be obligated to pay amounts in excess of the stated interest and principal on the New Notes. We believe that the likelihood of the occurrence of the circumstances requiring such additional payments is remote; therefore, we will not treat those contingencies as affecting the yield of the New Notes for these purposes. Our determination that those contingencies are remote is binding on a U.S. Holder for federal income tax purposes unless the U.S. Holder discloses its contrary position in a timely filed tax return for the taxable year in which it acquires a New Note. However, our determination is not binding on the IRS, and if the IRS were to challenge this determination, the New Notes could be treated as having additional OID that U.S. Holders would generally realize as income in the manner described above.

        Generally, OID on the New Notes will constitute "investment income" for purposes of the limitations on deductibility of investment interest expense provided under the Code.

  Election to Treat All Interest on a New Note as OID

        A U.S. Holder may be eligible to make a special election to treat as OID all interest on a New Note (including, for this purpose, stated interest, OID and market discount as adjusted for any amortizable bond premium). If a U.S. Holder were to make this election, the consequences of holding a note could differ from those described above and under the captions "Amortizable Bond Premium", "Acquisition Premium" and "Market Discount", below. This discussion assumes that U.S. Holders will not make this special election.

  Amortizable Bond Premium

        Regardless of whether the exchange qualifies as a recapitalization under the Code, if, immediately after the exchange, a U.S. Holder had a tax basis in the New Notes (determined in accordance with applicable regulations) in excess of the stated redemption price at maturity of the New Notes, the New Notes would be treated as issued with amortizable bond premium, and no OID would be required to be included in the gross income of the U.S. Holder in respect of the New Notes. In addition, the U.S. Holder may elect to amortize the amortizable bond premium. An election to amortize amortizable bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the Internal Revenue Service. If a U.S. Holder makes the special election to treat as OID all interest on a New Note (as described above) for a New Note with amortizable bond premium, such election will result in a deemed election to amortize amortizable bond premium for all of the U.S. Holder's debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service with respect to debt instruments acquired after revocation.

  Acquisition Premium

        Assuming that the exchange qualifies as a recapitalization under the Code, a U.S. Holder would be treated as having "acquisition premium" with respect to the New Notes if the tax basis in that U.S. Holder's New Notes (determined in the manner described above) is greater than the issue price of the New Notes immediately after the exchange, but is less than or equal to the stated redemption price at maturity of the New Notes. In this case, the amount of any OID includible in the U.S. Holder's gross income in any taxable year will be reduced by an allocable portion of the acquisition premium (generally determined by multiplying the annual OID accrual by a fraction, the numerator of which is the amount of the acquisition premium, and the denominator of which is the total OID on the New Notes).

  Market Discount

        Assuming that the exchange qualifies as a recapitalization under the Code, if a U.S. Holder acquired Existing Notes for a purchase price that was less than the stated redemption price of the Existing Notes (or, if the Existing Notes were treated as issued with OID, their "revised issue price", as defined in Section 1278(a)(4) of the Code), the difference would constitute "market discount" for U.S. federal income tax purposes, subject to a de minimis exception. Accrued market discount with respect to the Existing Notes generally will carry over to the New Notes. If the New Notes have OID, some or all of the market discount on the Existing Notes could effectively convert into OID under the rules discussed above. In general, gain recognized upon the sale or other disposition of New Notes having market discount should be treated as ordinary income to the extent of the market discount that accrued during a U.S. Holder's holding period for the New Notes, unless the U.S. Holder elects to include market discount in gross income annually as the market discount accrues or pursuant to the special election by the U.S. Holder to treat as OID all interest on the New Note, as described above.

  Conversion of New Notes into Common Stock

        A U.S. Holder's conversion of a New Note into Common Stock will not be a taxable event, except that the receipt of cash in lieu of a fractional share of Common Stock will result in gain or loss (measured by the difference between the cash received in lieu of the fractional share and the U.S. Holder's tax basis in the fractional share).

        A U.S. Holder's tax basis in Common Stock received upon a conversion of a New Note will be the same as the U.S. Holder's tax basis in the New Note at the time of conversion, reduced by any basis allocated to a fractional share. The U.S. Holder's holding period for the Common Stock received will include the U.S. Holder's holding period for the New Note converted.

  Constructive Distributions With Respect to New Notes

        The conversion price of the New Notes is subject to adjustment under certain circumstances. Certain of those adjustments, such as the adjustment occurring on certain distributions of assets to holders of our Common Stock (or, in certain cases, the failure to make an adjustment), may be treated as constructive distributions to a U.S. Holder of New Notes, to the extent that they increase the proportionate interest of the U.S. Holder on an as-converted basis in our Common Stock. A U.S. Holder may be treated as receiving a constructive distribution without regard to whether the U.S. Holder ever exercises the conversion option and even though the U.S. Holder does not receive any cash or other property as a result of the conversion price adjustment. Conversely, in certain circumstances in which we are not required to make a full adjustment to the conversion ratio of the New Notes and the failure to make a full adjustment increases the proportionate interests of U.S. Holders of our Common Stock, the failure to make a full adjustment may be treated as a constructive distribution to the U.S. Holders of Common Stock, even though they do not receive any cash or other property. A constructive distribution to the U.S. Holder of New Notes will be treated in the manner described below under "The iBasis Common Stock".

  Sale, Exchange or Retirement of the New Notes

        Upon the sale, exchange or retirement of a New Note (other than a conversion of the New Notes into Common Stock), a U.S. Holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or retirement (other than accrued but unpaid interest, which will be taxable as such), and the U.S. Holder's adjusted tax basis in the New Note. Subject to the application of the market discount rules described above, any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the New Notes for more than one year at the time of sale, exchange or retirement.

The iBasis Common Stock

        Distributions paid on our Common stock to a U.S. Holder to the extent made from our current and/or accumulated earnings and profits, as determined for United States federal income tax purposes, will be included in the U.S. Holder's income as ordinary income dividends in accordance with the U.S. Holder's normal method of accounting. Dividends received by corporate U.S. Holders may be eligible for a dividends-received deduction, and dividends received by non-corporate U.S. Holders may be subject to tax at reduced rates if certain holding period requirements are met and the U.S. Holder refrains from making certain elections; otherwise, those dividends are taxable at ordinary income rates. Distributions in excess of our current and accumulated earnings and profits will first be treated as a nontaxable return of capital to the extent of the U.S. Holder's basis in the Common Stock (and will reduce the U.S. Holder's basis in the Common Stock correspondingly) and, subject to the potential application of the market discount rules described in the following paragraph, thereafter as gain from the sale or exchange of a capital asset. Any such gain will be treated in the manner described in the following paragraph.

        Upon the taxable sale, exchange or other disposition of our Common Stock, the U.S. Holder generally will, subject to the application of the market discount rules, recognize a capital gain or loss in an amount equal to the difference between the amount realized on such sale, exchange or other disposition (i.e., the amount of cash and the fair market value of other property received) and the U.S. Holder's adjusted tax basis in such Common stock. Generally, such capital gain or loss will be long-term capital gain or loss if the U.S. Holder has held (or is deemed to have held) such Common Stock for more than one year at the time of the taxable sale, exchange or other disposition. Net capital gain (i.e. the excess of net long-term capital gain over net short-term capital loss) will be subject to tax at reduced rates for non-corporate U.S. Holders and a U.S. Holder's ability to deduct capital loss will be subject to limitations. If there is accrued market discount on a New Note that has not been taken into income by a U.S. Holder at the time the U.S. Holder converts the New Note into Common Stock, such accrued market discount will carry over to the Common Stock received upon conversion. In general, gain recognized upon the taxable disposition of that Common Stock will be treated as ordinary income to the extent of the accrued market discount carried over to that Common Stock.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

        As used herein, the term "Non-U.S. Holder" means a beneficial owner of an Existing Note, a New Note or Common Stock acquired through the conversion of a New Note that is, for United States federal income tax purposes:

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  an individual who is classified as a nonresident alien for U.S. federal income tax purposes;

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  a foreign corporation; or

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  foreign estate or trust.

        The term "Non-U.S. Holder" as used herein does not include an individual present in the United States for 183 days or more in the taxable year of disposition or exchange and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Any such person is urged to consult his or her own tax adviser regarding the U.S. federal income tax consequences of the exchange of an Existing Note pursuant to the Exchange Offer and of the ownership and disposition of a New Note and any Common Stock acquired through the conversion of a New Note.

The New Notes and Common Stock Acquired through Conversion of New Notes

  Interest

        Subject to the discussion below concerning backup withholding, payments of principal, interest (including OID, if any) and premium on a New Note by us or any paying agent to a Non-U.S. Holder that is not holding the New Note in connection with a United States trade or business will not be subject to U.S. federal withholding tax, provided that, in the case of interest, (i) the Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote, is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and is not a controlled foreign corporation related to us, directly or indirectly, through stock ownership; and (ii) the beneficial owner of the New Note certifies on Internal Revenue Service Form W-8BEN, under penalties of perjury, that it is not a United States person.

        If a Non-U.S. Holder of a New Note is engaged in a trade or business in the United States, and if interest (including OID, if any) on the New Note is effectively connected with the conduct of this trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed above, will generally be taxed in the same manner as a U.S. Holder (see above), except that such Non-U.S. Holder will be required to provide to us a properly executed Internal Revenue Service Form W-8ECI in order to claim an exemption from withholding tax. These holders should consult their own tax advisers with respect to other U.S. tax consequences of the ownership and disposition of New Notes, including the possible imposition on corporate Non-U.S. Holders of a 30% (or lower applicable income tax treaty rate) branch profits tax.

  Conversion of New Notes into Common Stock

        A Non-U.S. Holder's conversion of a New Note into Common Stock will not be a taxable event. However, to the extent that a Non-U.S. Holder receives cash in lieu of a fractional share upon conversion, any gain upon the receipt of cash would be subject to the rules described below regarding the sale or exchange of Common Stock.

  Sale, Exchange or Other Disposition of Existing Notes, New Notes, or Common Stock

        Subject to an applicable treaty providing otherwise, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of Existing Notes, New Notes, or Common Stock, unless:

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  the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States; or

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  in the case of a sale or disposition of our Common Stock, we are or have been a United States real property holding corporation, within the meaning of Section 897 of the Code, at any time within the five-year period preceding the disposition or the Non-U.S. Holder's holding period, whichever period is shorter, and either (i) our Common Stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs or (ii) the Non-U.S. Holder held at any time during that period more than 5 percent of our Common Stock, determined after applying certain constructive ownership rules.

        We believe that we are not, and we do not anticipate becoming, a United States real property holding corporation.

  Dividends

        Dividends (including deemed dividends on the New Notes described above under "Tax Consequences to U.S. Holders—Constructive Distributions With Respect to New Notes") paid to a Non-U.S. Holder of Common Stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide an Internal Revenue Service Form W-8BEN certifying its entitlement to benefits under a treaty.

        The withholding tax does not apply to dividends paid to a Non-U.S. Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. Holder were a U.S. resident. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional "branch profits tax" imposed at a rate of 30% (or a lower applicable income tax treaty rate).

Federal Estate Tax

        Subject to benefits provided by an applicable estate tax treaty, a New Note held by an individual who is a Non-U.S. Holder may be subject to United States federal estate tax upon the individual's death if, at such time, interest payments on the New Note would have been:

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  subject to United States federal withholding tax (even if the certification requirement described above were satisfied), without regard to the availability of a treaty exemption or

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  effectively connected with the conduct by the holder of a trade or business in the United States.

        An individual Non-U.S. Holder who is treated as the owner of, or has made certain lifetime transfers of, an interest in common stock will be required to include the value of the stock in his or her gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

LIMITATIONS ON DEDUCTIBILITY OF INTEREST

        Under Section 163(l) of the Code, the deduction otherwise available for interest paid or accrued on indebtedness is disallowed if the indebtedness is "payable in equity" of the issuer or a related party. Debt is treated as "payable in equity" of the issuer if the debt is part of an arrangement designed to result in payment of the instrument with or by reference to the issuer's equity. These arrangements include debt instruments that are convertible at the Non-U.S. Holder's option if it is substantially certain that the option will be exercised. The legislative history of Code Section 163(l) indicates that it is not expected that the provision will affect debt with a conversion feature where the conversion price is significantly higher than the market price of the stock on the date of the debt issuance. Accordingly, we do not believe that our interest deduction with respect to interest payments on the New Notes will be adversely affected by the application of these rules.

INFORMATION REPORTING AND BACKUP WITHHOLDING

        Information returns will be filed with the United States Internal Revenue Service in connection with payments on the New Notes and certain distributions on the Common Stock into which the New Notes may be converted, and may be filed in connection with the proceeds from a sale or other disposition of the New Notes or Common Stock into which the New Notes are converted. Certain holders may be subject to backup withholding and information reporting on payments of principal and interest (including payments attributable to accrued OID) on a New Note and proceeds received from the disposition of a New Note. The backup withholding rate is currently 28%; for taxable years beginning after December 31, 2010, the backup withholding rate will be 31%. Generally, in the case of a U.S. Holder, backup withholding will apply only if (i) the U.S. Holder fails to furnish its Taxpayer Identification Number (TIN) to the payor, (ii) the IRS notifies the payor that the U.S. Holder has furnished an incorrect TIN, (iii) the IRS notifies the payor that the U.S. Holder has failed to properly report payments of interest or dividends, or (iv) under certain circumstances, the U.S. Holder fails to certify, under penalty of perjury, that it has both furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments.

        Some U.S. Holders (including, among others, corporations, financial institutions and some tax exempt organizations) generally are not subject to backup withholding or information reporting.

        Backup withholding tax will not apply to payments to Non-U.S. Holders if the certification on Form W-8BEN described above in "Tax Consequences to Non-U.S. Holders—The New Notes and Common Stock Acquired through Conversion of New Notes—General" is provided to the last person or entity in the United States in the chain of payments to the Non-U.S. Holder (the "Withholding Agent"), or the Non-U.S. Holder otherwise establishes an exemption, provided that the Withholding Agent does not have actual knowledge or reason to know that the payee is a "United States person" or that the conditions of any other exemption are not, in fact, satisfied. The Withholding Agent may be required to report annually to the IRS and to each Non-U.S. Holder the amount of interest and/or dividends paid to, and the tax withheld, if any, from each Non-U.S. Holder.

        If a sale of New Notes or Common Stock is effected at an office of a broker outside the United States, the proceeds of that sale will not be subject to backup withholding (absent the broker's actual knowledge that the payee is a "United States person"). Information reporting (but not backup withholding) will apply, however, to a sale of New Notes or Common Stock effected at an office of a broker outside the United States if that broker:

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  is a "United States person";

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  is a controlled foreign corporation for U.S. federal income tax purposes;

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  is a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business; or

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  is a foreign person that derives 50% or more of its gross income from the conduct of a U.S. trade or business for a specified three-year period,

unless the broker has in its records documentary evidence that the holder is a Non-U.S. Holder and other conditions are met (including that the broker has no actual knowledge that the holder is a U.S. Holder) or the holder otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a refund or a credit against that holder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

REFINANCING OF THE EXISTING SENIOR NOTES

        Contemporaneously with the Exchange Offer, we intend to refinance the Existing Senior Notes by prepaying the outstanding principal amount (and all accrued and unpaid interest thereon) on these notes. We have secured a commitment of $25.2 million from a third party funding source to prepay the Existing Senior Notes. In connection with prepayment of the Existing Senior Notes, we intend to terminate the various securities exchange agreements between us and the holders of the Existing Senior Notes in exchange for (i) $25,175,000 in cash and (ii) warrants to purchase in the aggregate 5,176,065 shares of Common Stock, which warrants shall have an exercise price of $1.85 per share and be exercisable for a period of three years from the date of issuance.

        We intend to register the shares of Common Stock underlying these warrants for resale by the holders of the Existing Senior Notes, pursuant to a registration statement to be filed with the SEC. We intend to issue new secured convertible notes (referred to as the New Senior Notes) to third party financing sources in the aggregate principal amount of $25.2 million or obtain at least $25.2 million in funding from other financing sources for prepayment of the Existing Senior Notes. We expect the New Senior Notes will have an interest rate of 8% per annum and mature three years from the date of issuance. Notwithstanding the commitment obtained, the prepayment of the Existing Senior Notes may be financed by any number of other financing sources available or that become available to us on terms as favorable, or more favorable, than those in the commitment from our third party funding source.

        Descriptions of the Existing Senior Notes and New Senior Notes follow.

DESCRIPTION OF EXISTING SENIOR NOTES

General

        The Existing Senior Notes mature on January 15, 2005. As of December 31, 2003, there was approximately $25.2 million outstanding aggregate principal amount of these notes.

        The notes were issued in fully registered form and were initially represented by a global note registered in the name of The Depository Trust Company (DTC) or its nominee, and delivered to U.S. Bank National Association, as custodian for DTC, and recorded in the book-entry system maintained by DTC.

Interest

        The Existing Senior Notes bear interest at a rate of 11.5% per annum. All overdue principal, any premium on and, to the extent permitted by applicable law, overdue interest in respect of the notes bear interest at a rate per annum equal to 2% in excess of the interest rate otherwise applicable to the notes. Interest on the notes accrues from and including the date of issuance to but excluding the date of any repayment. Interest is payable in cash semi-annually in arrears on January 15 and July 15 each year, on any prepayment (on the principal amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand. All computations of interest are made on the actual number of days elapsed over a year of 360 days.

Voluntary Prepayment

        Prior to an amendment of the securities exchange agreement pursuant to which the Existing Senior Notes were issued, which amendment is to be entered into contemporaneous with the Exchange Offer and the refinancing of the notes, the Company had the right to prepay the notes, in whole or in part, at any time and from time to time, prior to January 15, 2005, as follows. The notes were pre-payable at the following prepayment prices (expressed in percentages of the outstanding principal amount of the notes being prepaid) plus accrued and unpaid interest on such prepaid principal amount to the prepayment date, minus the number of percentage points reflected by the product of (a) 10.1695 and

(b) the difference between (i) the average closing trading price of the Common Stock for the five trading days immediately prior to, but not including, the date of such prepayment and (ii) the Common Stock price denoted below in the column titled "Minimum Common Stock Price" (referred to as the Note Prepayment Price), provided, however, that in no event shall the prepayment price be less than 100% of the outstanding principal amount of the notes to be prepaid, plus accrued and unpaid interest on such principal amount to the prepayment date:

DATE OF PREPAYMENT
After	Prior to and including	PERCENTAGE OF PRINCIPAL AMOUNT	MINIMUM COMMON STOCK PRICE
November 15, 2002	January 15, 2003	124.9167%	$2.00
January 15, 2003	July 15, 2003	123.0000%	$2.25
July 15, 2003	January 15, 2004	117.2500%	$3.50
January 15, 2004	July 15, 2004	111.5000%	$4.25
July 15, 2004	January 15, 2005	105.7500%	$5.00

        Any partial voluntary prepayment by the Company must be made in an aggregate principal amount of at least $100,000.

        In connection with the termination of the various securities exchange agreements, we will repurchase up to an aggregate principal amount of $25,175,000 of the Existing Senior Notes in exchange for $25,175,000 and issue warrants exercisable for an aggregate of 5,176,065 shares of Common Stock, which warrants shall have an exercise price of $1.85 per share and shall be exercisable for a period of three years from the date of issuance. The termination agreement provides that if the exchange agreements are not terminated for whatever reason, the noteholders will be entitled to receive the warrants that they would otherwise receive upon termination of the exchange agreements in the event a change of control occurs or is announced on or prior to October 3, 2004.

Mandatory Prepayment

        Upon a change of control of iBasis, the Company must offer to prepay all of the Existing Senior Notes then outstanding at the Note Prepayment Price. In addition, upon the receipt of proceeds of certain asset sales by the Company that generate proceeds in excess of $250,000 (or if an event of default under the securities exchange agreement pursuant to which the notes were issued exists, regardless of the amount) but do not result in a change of control of iBasis, the Company must use the proceeds from the asset sale to prepay or repurchase the notes.

Guarantee

        The Existing Senior Notes are guaranteed by iBasis and iBasis Global, Inc. and certain of their U.S. subsidiaries.

Security

        The Existing Senior Notes are secured by second priority liens on substantially all the assets of the Company, including the stock of the Company's subsidiaries.

Repurchase or Exchange of Existing Notes

        Under the securities exchange agreement pursuant to which the Existing Senior Notes were issued, the Company is prohibited, except in a Permitted Exchange described below, from repaying the principal of any outstanding Existing Note, or repurchasing or otherwise acquiring (including in any exchange or other acquisition of the Existing Notes in whole or in part for other debt securities) any outstanding Existing Note, at a purchase price greater than 35% of the outstanding principal amount of such Existing Note.

        The Company may exchange the Existing Notes at an exchange rate less than or equal to (a) $0.50 of the principal amount of each new note to be issued in connection therewith and (b) warrants to purchase 0.101695 shares of Common Stock to be issued in connection therewith in exchange for each $1.00 of principal amount of Existing Notes to be exchanged (referred to as a Permitted Exchange). Any new securities issued by the Company in connection with a Permitted Exchange cannot be senior to the notes or the warrants to purchase shares of Common Stock issued with the notes and otherwise cannot have terms more favorable than the terms governing the notes and such warrants.

        In addition, after six months following the issuance of the Existing Senior Notes, the Company was prohibited from exchanging any Existing Notes.

Subordination of Certain Indebtedness

        All indebtedness of the Company to its officers, directors and stockholders other than to any lender under the Company's credit agreement with its bank is subordinated to the Company's obligations in connection with the Existing Senior Notes.

Negative Covenants

        Without obtaining prior written consent of the holders of more than 50% of outstanding Existing Senior Notes, the Company is generally prohibited from performing the following actions:

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  merger or consolidation;

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  acquisition of assets except in the ordinary course of business;

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  transaction other than in the ordinary course of business;

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  sale of inventory;

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  pledge of assets as security;

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  loan money or transfer assets;

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  incurrence of debts outside the ordinary course of business;

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  guarantee of obligations of other parties;

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  entry into any certain liens;

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  payment or declaration of dividends (other than certain permitted dividends);

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  redemption, purchase or other acquisition of any Company stock (other than a cashless exercise of employee stock options);

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  agreement to restrict dividends to be paid by any subsidiary of the Company;

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  making of any change in the Company's capital structure which would have a material adverse effect on the Company or on the prospect of repayment of the Company's obligations in connection with the notes;

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  making of any investment (other than certain permitted investments); or

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  dissolution or election to dissolve.

        The above prohibitions do not limit the Company's ability to repurchase Existing Notes, or exchange new securities for the Existing Notes, as described above.

DESCRIPTION OF NEW SENIOR NOTES

General

        The New Senior Notes will be secured by second priority liens on substantially all of the assets of the Company, including the stock of the Company's subsidiaries. The New Senior Notes will be convertible into shares of Common Stock as described below under "Conversion" and will be issued in fully registered form and denominated in integral multiples of $1,000. The New Senior Notes will mature on                        unless earlier converted, redeemed or repurchased.

        The New Senior Notes will bear interest at the annual rate of 8%. Interest will be paid on each                        and                         of each year, subject to limited exceptions if the notes are converted, redeemed or repurchased prior to the interest payment date. All computations of interest will be made on the actual number of days elapsed over a year of 360 days.

Conversion

        The New Senior Notes will be convertible, in whole or in part, at any time prior to maturity into shares of Common Stock at a conversion price of $1.85 per share, subject to adjustment upon the occurrence of certain events.

Provisional Redemption

        The New Senior Notes will not be redeemable prior to                        . After                        , the Company will have the right to redeem some or all of the notes at a redemption price equal to $1,000 per note plus accrued and unpaid interest to the redemption date if the closing price of the Common Stock exceeds 150% of the conversion price for at least 20 trading days in any consecutive 30-trading day period ending on the trading day prior to the mailing of the notice of redemption.

Optional Redemption

        After                        , the Company will be able to redeem the New Senior Notes, in whole or in part, at its option, at a redemption price equal to 102% of the principal amount. The Company also will have to pay accrued and unpaid interest to, but excluding, the redemption date.

Repurchase Upon a Change of Control

        Upon a change of control of iBasis, the holders of the New Senior Notes will have the right to require the Company to repurchase the notes in cash, or upon satisfaction of certain conditions and at the Company's option, in shares of Common Stock, at a repurchase price of 105% of the principal amount of the notes submitted for repurchase, plus accrued and unpaid interest to, but excluding, the repurchase date. In addition, upon a change of control of iBasis the holders of the notes will have the right to convert the New Senior Notes into shares of Common Stock at a conversion price equal to $1.85 per share.

Security

        The New Senior Notes will be secured by a perfected, second priority secured interest in substantially all of the Company's tangible and intangible assets.

Subordination

        The New Senior Notes will be subordinated to the prior payment in full of all existing and future senior indebtedness of the Company.

Events of Default and Remedies

        The following events will constitute "events of default" under the indenture pursuant to which the New Senior Notes will be issued:

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  failure to pay the principal or premium, if any, on any of the notes when due;

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  failure to pay interest on the notes when due if such failure continues for 30 days;

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  failure to deliver shares of the Common Stock, including cash for fractional shares, 5 days after conversion of a note;

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  failure to perform any covenant in the indenture if such failure continues for 45 days after notice is given; and

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  failure to repurchase any note upon a change of control of iBasis.

        If an event of default occurs and continues to occur, the principal and premium on the notes may be declared to be immediately due and payable. After acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding notes under circumstances set forth in the indenture, will be able to rescind the acceleration of all events of default, other than the payment of principal of the notes that become due solely because of the acceleration and events of defaults that are cured or waived as provided in the indenture.

Covenants

        The indenture will contain covenants similar to the non-financial ones described above in "Description of the New Notes—Covenants." In addition, the Company will be required to guarantee obligations of any newly-created U.S. subsidiaries, insure its secured assets, subordinate its indebtedness owed to its officers, directors and stockholders and perform all acts necessary to perfect and maintain the security interest in its assets.

DESCRIPTION OF EQUITY SECURITIES

        The following description sets forth the general terms of our capital stock and warrants, including those to be issued in connection with our contemporaneous refinancing of the Existing Senior Notes. This description does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and by-laws and provisions of Delaware law. We have filed our certificate of incorporation and by-laws as exhibits to our other filings with the SEC. See "Where You Can Find More Information" for information about how you can obtain copies of these documents.

Capital Stock

        Our authorized capital stock consists of 85,000,000 shares of Common Stock and 15,000,000 shares of undesignated preferred stock, $0.001 par value per share. We are authorized to issue up to 85,000,000 shares of Common Stock. Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do no have cumulative voting rights. Holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor and subject to any preferential dividend rights of any then outstanding preferred stock. Upon the liquidation, dissolution or winding up of our company, the holders of Common Stock are entitled to receive ratably all of our assets available for distribution and subject to any liquidation preference of any then outstanding preferred stock. Holders of our Common Stock have no preemptive, subscription, redemption or conversion rights.

        As of April 27, 2004, there were approximately 45,881,329 shares of Common Stock outstanding held by 230 stockholders of record. There are currently no designated classes of preferred stock and no outstanding shares of preferred stock.

Warrants

        In connection with our contemporaneous refinancing of the Existing Senior Notes, we will issue to the holders of the Existing Senior Notes warrants to purchase in the aggregate 5,176,065 shares of our Common Stock, which warrants shall have an exercise price of $1.85 per share and shall be exercisable for a period of three years from the date of issuance. We intend to register the shares of Common Stock underlying these warrants for resale by the holders of the Existing Senior Notes, pursuant to a registration statement to be filed with the SEC.

        In 2003, in connection with an exchange of Existing Notes for Existing Senior Notes, we issued to holders of Existing Notes warrants to purchase 4,915,416 shares of our Common Stock, which warrants have an exercise price of $0.65 per share and are exercisable for a period of five years from the date of issuance.

        In December 2002, in conjunction with the initiation of our bank credit lines, we issued to Silicon Valley Bank a warrant to purchase 337,500 shares of our Common Stock, which warrant had an exercise price of $0.337 per share. In January 2004, the bank exercised its warrant in full, on a net issue basis, and received 272,876 shares of our Common Stock.

Delaware Anti-Takeover Law and Certain Charter and By-Law Provisions

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a certain period of time. That period is three years from the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained such status with the approval of the board of directors or unless the business combination is approved in a prescribed manner. A "business combination" includes certain mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with his or her affiliates and associates, owns, or owned within three years prior, 15% or more of the corporation's voting stock.

        Our certificate of incorporation and by-laws provide for the division of the board of directors into three classes, as nearly equal in size as possible, with each class beginning its three-year term in different years. A director may be removed only for cause by the vote of a majority of the shares entitled to vote for the election of directors.

        Our by-laws provide that for nominations for the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the matter in writing to our secretary. To be timely, a notice of nominations or other business to be brought before an annual meeting must be delivered between 120 days and 150 days prior to date one year after the date of the preceding year's proxy statement. If the date of the current year's annual meeting is more than 30 days before or 60 days after such anniversary, or if no proxy statement was delivered to stockholders in connection with the preceding year's annual meeting, a stockholder's notice will be timely if it is delivered not earlier than 90 days prior to the current year's annual meeting and not later than 60 days prior to the annual meeting or 10 days following the date on which public announcement of the date of the annual meeting is first made by us, whichever is later. With respect to special meetings, notice must generally be delivered not more than 90 days prior to such meeting and not later than 60 days prior to such meeting or 10 days following the day on which public announcement of the date of the annual meeting is first made by us, whichever is later. The notice must contain, among other things, certain information about the stockholder delivering the notice and, as applicable, background information about each nominee or a description of the proposed business to be brought before the meeting.

        Our certificate of incorporation empowers the board of directors, when considering a tender offer or merger or acquisition proposal, to take into account factors in addition to potential economic benefits to stockholders.

        These factors may include:

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  comparison of the proposed consideration to be received by stockholders in relation to the market price of our capital stock, the estimated current value of our company in a freely negotiated transaction and the estimated future value of our company as an independent entity;

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  the impact of such a transaction on our employees, suppliers and customers and its effect on the communities in which we operate; and

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  the impact of such a transaction on our unique corporate culture and atmosphere.

        The provisions described above could make it more difficult for a third party to acquire, or discourage a third party from acquiring control of our company.

        Our certificate of incorporation also provides that any action required or permitted to be taken by our stockholders may be taken only at duly called annual or special meetings of the stockholders, and that special meetings may be called only by the chairman of the board of directors, a majority of the board of directors or our president. These provisions could have the effect of delaying until the next annual stockholders meeting stockholder actions that are favored by the holders of a majority of the common stock. These provisions may also discourage another person or entity from making a tender offer to our stockholders for the common stock. This is because the person or entity making the offer, even if it acquired a majority of our outstanding voting securities, would be unable call a special meeting of the stockholders or to take action by written consent. As a result, any desired actions they would like to take, such as electing new directors or approving a merger, would have to wait until the next duly called stockholders meeting.

        The Delaware General Corporation Law provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless the corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our certificate of incorporation requires the affirmative vote of the holders of at least 67% of our outstanding voting stock to amend or repeal any of the provisions our certificate of incorporation described above, or to reduce the number of authorized shares of common stock and preferred stock. The 67% vote is also required to amend or repeal any of the provisions of our by-laws that are described above. Our by-laws may also be amended or repealed by a majority vote of the board of directors. The 67% stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any preferred stock that might be outstanding at the time any amendments are submitted to stockholders.

Common Stock Listing

        The Common Stock is listed on the Over-the-Counter Bulletin Board and trades on such market under the symbol "IBAS."

Transfer Agent and Registrar

        The Transfer Agent and Registrar for our Common Stock is EquiServe Trust Company, N.A.

LEGAL MATTERS

        The validity of the New Notes offered hereby will be passed upon for us by Bingham McCutchen LLP, Boston, Massachusetts.

EXPERTS

        The financial statements included in this prospectus and included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for goodwill and other intangible assets), and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, under the Securities Act of 1933, as amended, a registration statement on Form S-4 relating to the New Notes and Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and the securities we are offering by this Prospectus you should refer to the registration statement, including the exhibits and schedules thereto. You may inspect a copy of the registration statement without charge at the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's website address is http://www.sec.gov.

        We file periodic reports, proxy statements and other information with the Securities and Exchange Commission in accordance with requirements of the Securities Exchange Act of 1934, as amended. These periodic reports, proxy statements and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above. In addition, you may request a copy of any of our periodic reports filed with the Securities and Exchange Commission at no cost, by writing or telephoning us at the following address:

Investor Relations
iBasis, Inc.
20 Second Avenue
Burlington, MA 01803
(781) 505-7500

        Information contained on our website is not a prospectus and does not constitute a part of this Prospectus.

        You should rely only on the information contained in or incorporated by reference or provided in this Prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this Prospectus is accurate as of any date other than the date on the front of this Prospectus.

The Exchange Agent for the Exchange Offer is:

The Bank of New York
101 Barclay Street, 7E
New York, New York 10286
Attn: Reorganization Unit

The Information Agent for the Exchange Offer is:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005

        Any questions of requests for assistance or additional copies of this Prospectus and the letter of transmittal, when available, may be directed to the information agent at its telephone number and location set forth above. You also may contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Exchange Offer.

The Dealer Manager for the Exchange Offer is:

Imperial Capital, LLC
150 South Rodeo Drive, Suite 100
Beverly Hills, California 90212
Phone: (310) 246-3700

Consolidated Financial Statements

Independent Auditors' Report

To the Board of Directors and Stockholders of
iBasis, Inc. and Subsidiaries:

        We have audited the accompanying consolidated balance sheets of iBasis, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of iBasis, Inc. and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 2 to the consolidated financial statements, in 2002 the Company changed its method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 27, 2004

iBasis, Inc. Consolidated Balance Sheets

	December 31,
	2003	2002
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$17,270	$32,317
Accounts receivable, net of allowance for doubtful accounts of $3,128 and $7,833, respectively	21,767	20,854
Prepaid expenses and other current assets	5,295	5,374
Total current assets	44,332	58,545
Property and equipment, at cost:
Network equipment	67,441	56,372
Equipment under capital lease	9,558	19,481
Computer software	8,387	6,724
Leasehold improvements	6,414	6,285
Furniture and fixtures	1,062	1,047
	92,862	89,909
Less—Accumulated depreciation and amortization	(75,687)	(57,552)
	17,175	32,357
Deferred debt financing costs, net	326	1,382
Long-term investment in non-marketable security	5,000	5,000
Other assets	705	1,240
	$67,538	$98,524
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$19,902	$13,142
Accrued expenses	18,652	18,148
Deferred revenue	417	—
Current portion of long-term debt	2,097	5,349
Total current liabilities	41,068	36,639
Long-term debt, net of current portion	65,829	93,590
Other long-term liabilities	2,749	2,268
Commitments and contingencies
Stockholders' deficit:
Common stock, $0.001 par value, authorized—85,000 shares; issued—45,913 and 45,785 shares, respectively;	46	46
Preferred stock, $.001 par value, authorized 15,000 shares; issued and outstanding; none	—	—
Treasury stock, 1,135 shares at cost	(341)	(341)
Additional paid-in capital	370,393	368,927
Deferred compensation	—	(86)
Accumulated deficit	(412,206)	(402,519)
Total stockholders' deficit	(42,108)	(33,973)
	$67,538	$98,524

The accompanying notes are an integral part of these consolidated financial statements.

iBasis, Inc. Consolidated Statements of Operations

	Years Ended December 31,
	2003	2002	2001
	(in thousands, except per share data)
Net revenue	$178,159	$164,942	$110,180
Cost and operating expenses:
Data communications and telecommunications (excluding depreciation and amortization)	152,853	142,847	102,320
Research and development	13,387	17,781	23,939
Selling and marketing	7,513	11,279	20,323
General and administrative	7,665	24,186	25,563
Depreciation and amortization	20,065	31,871	32,364
Non-cash stock-based compensation	86	967	1,368
Loss on sale of messaging business	—	2,066	—
Restructuring costs	—	5,536	51,834
Total cost and operating expenses	201,569	236,533	257,711
Operating loss	(23,410)	(71,591)	(147,531)
Interest income	161	1,290	9,169
Interest expense	(3,967)	(11,608)	(16,518)
Gain on bond repurchases and exchanges	16,615	25,790	14,549
Other expenses, net	(337)	(382)	(587)
Loss from continuing operations	(10,938)	(56,501)	(140,918)
Income (loss) from discontinued operations	1,251	(65,222)	(49,771)
Net loss	$(9,687)	$(121,723)	$(190,689)
Basic and diluted net loss per share:
Loss from continuing operations	$(0.24)	$(1.25)	$(3.30)
Income (loss) from discontinued operations	0.03	(1.45)	(1.17)
Net loss	$(0.21)	$(2.70)	$(4.47)
Basic and diluted weighted average common shares outstanding	44,696	45,164	42,645

The accompanying notes are an integral part of these consolidated financial statements.

iBasis, Inc. Consolidated Statements of Stockholders' Equity (Deficit)

	Common Stock		Treasury Stock
								Total Stockholders' Equity (Deficit)
	Number of Shares	$0.001 Par Value	Number of Shares	Amount	Additional Paid In Capital	Deferred Compensation	Accumulated Deficit
	(in thousands)
Balance, January 1, 2001	34,203	$34	—	—	$298,574	$(1,605)	$(90,107)	$206,896
Issuance of Common Stock related to the purchase of PriceInteractive, Inc., net of filing fees of $7	9,282	9	—	—	58,362	—	—	58,371
Issuance of restricted Common Stock related to the purchase of PriceInteractive, Inc., net of forfeited shares	948	1	—	—	5,966	—	—	5,967
Issuance of options to buy Common Stock related to the purchase of PriceInteractive	—	—	—	—	5,202	(1,834)	—	3,368
Exercise of Common Stock options and warrants	706	1	—	—	955	—	—	956
Sale of Common Stock related to employee stock purchase plan	132	—	—	—	480	—	—	480
Amortization of deferred compensation	—	—	—	—	—	1,214	—	1,214
Compensation expense related to acceleration of option vesting	—	—	—	—	154	—	—	154
Net loss	—	—	—	—	—	—	(190,689)	(190,689)
Balance, December 31, 2001	45,271	45	—	—	369,693	(2,225)	(280,796)	86,717
Acquisition of treasury shares from escrow settlement with PriceInteractive, Inc.	—	—	(1,135)	(341)	—	—	—	(341)
Exercise of Common Stock options	149	—	—	—	122	—	—	122
Sale of Common Stock related to employee stock purchase plan	365	1	—	—	284	—	—	285
Reduction in deferred compensation	—	—	—	—	(1,172)	1,172	—	—
Amortization of deferred compensation	—	—	—	—	—	967	—	967
Net loss	—	—	—	—	—	—	(121,723)	(121,723)
Balance, December 31, 2002	45,785	46	(1,135)	(341)	368,927	(86)	(402,519)	(33,973)
Exercise of Common Stock options	128	—	—	—	91	—	—	91
Fair value of warrants issued on bond Exchange					1,375			1,375
Amortization of deferred compensation						86		86
Net loss							(9,687)	(9,687)
Balance, December 31, 2003	45,913	$46	(1,135)	$(341)	$370,393	$—	$(412,206)	$(42,108)

The accompanying notes are an integral part of these consolidated financial statements.

iBasis, Inc. Consolidated Statements of Cash Flows

	Years ended December 31,
	2003	2002	2001
	(in thousands)
Cash flows from operating activities:
Loss from continuing operations	$(10,938)	$(56,501)	$(140,918)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Gain on bond repurchases and exchanges	(16,615)	(25,790)	(14,549)
Restructuring costs	—	5,536	51,834
Depreciation and amortization of leased equipment	20,065	31,871	32,364
Loss on sale of messaging business	—	2,066	—
Amortization of deferred debt financing costs	333	672	1,026
Amortization of deferred compensation	86	967	1,214
Non cash compensation expense related to stock options	—	—	154
Bad debt expense	800	10,026	9,161
Recovery of previously reserved receivable balance	(4,269)	—	—
Changes in current assets and liabilities:
Accounts receivable, net	2,556	(6,430)	(16,267)
Prepaid expenses and other current assets	1,330	3,607	(1,409)
Other assets	535	670	3,036
Accounts payable	6,760	2,483	1,579
Deferred revenue	417	—	—
Accrued expenses	(4,718)	(14,412)	4,416
Other long-term liabilities	481	2,268	—
Net cash used in continuing operating activities	(3,177)	(42,967)	(68,359)
Net cash used in operating activities of discontinued operations	—	(1,874)	(13,252)
Net cash used in operating activities	(3,177)	(44,841)	(81,611)
Cash flows from investing activities:
Purchase of PriceInteractive, Inc., net of cash acquired	—	—	(38,118)
Purchases of property and equipment	(4,452)	(4,632)	(35,067)
Decrease in marketable securities	—	25,614	58,122
Decrease in long-term marketable securities	—	8,411	—
Proceeds from sale of messaging business	—	168	—
Proceeds from sale of Speech Solutions business	—	17,000	—
Payment associated with the sale of Speech Solutions businesses	(736)	—	—
Net cash (used in) provided by investing activities	(5,188)	46,561	(15,063)
Cash flows from financing activities:
Decrease (increase) in restricted cash	—	8,867	(8,867)
Bank borrowings	9,200	2,300	4,000
Payments of principal of long-term debt	(9,200)	(3,866)	(2,655)
Payments of principal on capital lease obligations	(5,838)	(38,918)	(23,760)
Repurchase of Convertible Subordinated Notes	—	(13,992)	(5,862)
Professional fees paid for exchange of bonds	(935)	—	—
Proceeds from issuance of shares related to employee stock purchase plan	—	285	480
Proceeds from exercise of warrants and Common Stock options	91	122	956
Net cash used in financing activities	(6,682)	(45,202)	(35,708)

Net decrease in cash and cash equivalents	(15,047)	(43,482)	(132,382)
Cash and cash equivalents, beginning of year	32,317	75,799	208,181
Cash and cash equivalents, end of year	$17,270	$32,317	$75,799
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$5,996	$10,738	$15,144
Acquisition of PriceInteractive, Inc.:
Fair value of Common Stock issued	$—	$—	$64,346
Fair value of options issued	$—	$—	3,367
Liabilities assumed	$—	$—	$21,785
Treasury stock-settlement of escrow	$—	$341	$—
Supplemental disclosure of non-cash investing and financing activities:
Exchange of Existing Notes for Existing Senior Notes:
Face value of Existing Notes surrendered	$50,350	$—	$—
Face value of Existing Senior Notes issued	$25,175	$—	$—
Future interest payments on Existing Senior Notes	$5,527	$—	$—
Fair value of warrants issued	$1,375	$—	$—
Reduction in deferred financing costs	$723	$—	$—
Equipment acquired under capital lease obligations	$—	$3,247	$23,964
Reduction in carrying value of certain property and equipment as a result of the settlement of capital lease obligations	$—	$23,906	$—
Escrow and earn-out receivable related to sale of Speech Solutions Business	$1,251	$1,500	$—
Conversion of accrued interest to capital lease obligations	$—	$2,096	$—

The accompanying notes are an integral part of these consolidated financial statements.

iBasis, Inc. Notes to Consolidated Financial Statements

(1) Business and Management Plans

        Business    We are an international telecommunications carrier that utilizes the Internet to provide economical international telecommunications services. Our continuing operations consist of our Voice-Over-Internet-Protocol ("VoIP") business. We offer wholesale services through our worldwide network to carriers, telephony resellers and others around the world by operating through various service agreements with local service providers in the United States, Europe, Asia, the Middle East, Latin America, Africa and Australia. During the third quarter of 2003, we introduced our retail prepaid calling card services. We have marketed these prepaid calling cards primarily to ethnic communities within major domestic markets through distributors.

        We have a history of operating losses and, as of December 31, 2003, our accumulated deficit was $412.2 million and our stockholders' deficit was $42.1 million. Although we have consistently generated negative operating cash flows, our negative cash flow from operations for 2003 declined to $3.2 million from $44.8 million in 2002 and $81.6 million in 2001. We have $67.9 million of debt obligations due within the next two years, including $25.2 million of Existing Senior Notes due in January 2005 and $38.2 million of Existing Notes due in March 2005.

        Management Plans    Beginning in 2001, we have taken a series of actions to reduce operating expenses, restructure operations, reduce outstanding debt and provide additional liquidity. Such actions primarily included:

  •
  reductions in workforce,

  •
  consolidation of Internet central offices,

  •
  sale of our previous messaging business,

  •
  sale of the assets associated with our previous Speech Solutions business,

  •
  settlement of certain lease agreements,

  •
  repurchase of a portion of the Existing Notes for cash,

  •
  exchange of a portion of the Existing Notes for new Existing Senior Notes, and warrants to purchase Common Stock, and

  •
  establishment of a new credit facility with a bank.

        We continue to implement plans to control operating expenses and capital expenditures, as well as to monitor and manage accounts payable and accounts receivable and restructure existing debt to enhance cash flow.

        Our plans have included and do include:

  •
  aggressive management of credit risk,

  •
  monitoring and reduction of capital expenditures,

  •
  monitoring and reduction of selling, general and administrative expenses,

  •
  offsetting of accounts receivable and accounts payable balances with carriers,

  •
  reduction in circuit costs reflecting efforts to further improve network operations and make it more cost efficient,

  •
  use of our new switchless architecture which eliminates the need for costly telecommunications switches and other equipment, and

  •
  explore refinancing alternatives in connection with our Existing Senior Notes due in January 2005 as well as the Existing Notes due in March 2005.

        As a result of our restructuring programs and our continued focus on controlling expenses, our research and development, selling and marketing and general and administrative expenses, in total, declined to $28.6 million for 2003 from $53.2 million for 2002. In addition, our data communications and telecommunications costs have declined to 85.8% of net revenue for 2003 from 86.6% of net revenue for 2002.

        We anticipate that the December 31, 2003 balance of $17.3 million in cash and cash equivalents will be sufficient to fund operations for the next twelve months. We are currently focused on re-capitalizing the Company, particularly with respect to the $25.2 million of Existing Senior Notes, which mature in January 2005, and the $38.2 million of Existing Notes, which mature in March 2005. We believe that our forecasted financial performance in 2004 will generate sufficient revenues, earnings and cash flows to enable us to refinance this debt based on our understanding of current market conditions and comparable debt issues in our industry sector. Moreover, we are currently pursuing various alternatives including equity offerings, exchanging some portion, or all, of the debt with equity, and restructuring the debt with repayment terms that extend the maturity of our debt and are more favorable to us. However, in the event we fail to execute on our current plan, we experience events described in "Risk Factors," or that circumstances currently unknown or unforeseen by us arise, we may not succeed in re-capitalizing the Company, or be able to obtain additional funding to allow us to meet our debt obligations.

(2) Summary of Significant Accounting Policies

        Principles of Consolidation    The accompanying consolidated financial statements include the accounts of iBasis, Inc. and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

        Basis of Presentation    During July 2002, we sold our Speech Solutions Business. Accordingly, the Consolidated Statements of Operations have been reclassified to present the results of the Speech Solutions Business separately from continuing operations as discontinued operations.

        Use of Estimates    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        Revenue Recognition    For our wholesale business, our revenue transactions are derived from the resale of international minutes of calling time. We recognize revenue in the period the service is provided, net of revenue reserves for potential billing credits. Such disputes can result from disagreements with customers regarding the duration, destination or rates charged for each call. For our retail prepaid calling card business, revenue is deferred upon activation of the cards and is recognized as the prepaid calling card balances are reduced based upon minute usage and service charges. Revenue from both the resale of minutes as well as the usage of the prepaid calling cards is recognized when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller's price to the buyer is fixed or determinable and collectibility is reasonably assured.

        Net Loss Per Share    Basic and diluted net loss per common share are determined by dividing net loss by the weighted average common shares outstanding during the period. Basic net loss per share and diluted net loss per share are the same, as the outstanding Common Stock options, common shares to be issued upon conversion of the Convertible Subordinated Notes and warrants to purchase common shares are anti-dilutive since we have recorded a net loss for all periods presented.

        The following have been excluded from the computation of diluted weighted average common shares for the periods presented:

	Years Ended December 31,
	2003	2002	2001
	(in thousands)
Options to purchase common shares	6,332	2,256	7,768
Common shares to be issued upon conversion of the Existing Notes	443	1,028	1,499
Warrants to purchase common shares, issued in connection with the 2002 Credit Lines and Existing Senior Notes	5,253	—	—
Total common shares excluded	12,028	3,284	9,267

        The following table reconciles the weighted average common shares outstanding to the shares used in the computation of basic and diluted weighted average common shares outstanding:

	Years Ended December 31,
	2003	2002	2001
	(in thousands)
Weighted average common shares outstanding	44,696	45,388	43,410
Less: Weighted average unvested common shares outstanding	—	—	(4)
Weighted average unvested restricted common shares outstanding	—	(224)	(761)
Basic and diluted weighted average common shares outstanding	44,696	45,164	42,645

        Cash, Cash Equivalents and Restricted Cash    We consider highly liquid investments purchased with an original maturity of 90 days or less at the time of purchase to be cash equivalents. Cash equivalents include money market accounts and commercial paper that are readily convertible into cash.

        Property and Equipment    Property and equipment are stated at cost. Assets under capital leases are recorded at the present value of minimum lease payments. These assets are depreciated over the lesser of the lease term or the estimated useful lives of the assets using the straight-line method. Significant improvements and betterments are capitalized if they extend the useful life of the asset. Routine repairs and maintenance are expensed when incurred.

        Construction in process represents those assets that were acquired by us, but were not placed in service as of the balance sheet date. For assets that have been placed in service, we provide for depreciation and amortization using the straight-line method over the useful life of the asset, as follows:

Asset Classification	Estimated Useful Life
Network equipment	3 years
Equipment under capital lease	Life of lease
Computer software	3 years
Leasehold improvements	Life of lease
Furniture and fixtures	5 years

        We review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Total depreciation and amortization expense included in the consolidated statements of operations was approximately $20.1 million, $31.9 million, and $32.4 million for the years ended December 31, 2003, 2002 and 2001, respectively.

        Deferred Debt Financing Costs    Underwriter discounts and other costs incurred in connection with the issuance of debt are being amortized to interest expense using the straight-line method which is not materially different than the effective interest rate method over the term of the related debt.

        Investment in Long-Term Non-marketable Security    Our long term investment in a non-marketable security represents an equity investment in a privately-held company that was made in connection with a round of financing with other third-party investors. As our investment does not permit us to exert significant influence or control over the entity in which we have invested, the recorded amount represents our cost of the investment less any adjustments we make when we determine that an investment's carrying value is other-than-temporarily impaired.

        The process of assessing whether the equity investment's net realizable value is less than its carrying cost requires a significant amount of judgment due to the lack of a mature and stable public market for investments of this type. In making this judgment, we carefully considered the investee's most recent financial results, cash position, recent cash flow data, projected cash flows (both short and long-term), financing needs, recent financing rounds, most recent valuation data, the current investing environment, management or ownership changes, and competition. This valuation process is based primarily on information that we request, receive and discuss with the investees' management on a quarterly basis.

        In addition, we consider our equity investment to be other than temporarily impaired if, as of the end of any quarter, we believe that the carrying value of the investment is greater than the estimated fair value. Such evaluation is performed on a quarterly basis. Based on our evaluation as of December 31, 2003, we have not been made aware of any additional facts or circumstances from our last evaluation that would lead us to believe that an other than temporary impairment of our investment has occurred. However, if the privately-held company, in which we have an investment, fails to achieve its future operating plan, or fails to obtain financing as required, our investment may become, in a future period, other than temporarily impaired.

        Other Assets    Other assets at December 31, 2003 and 2002 consist primarily of deposits for call termination services and leased facilities.

        Goodwill and Other Intangible Assets    Effective January 1, 2002, we adopted the provisions of Statement on Financial Accounting Standards No.142, "Goodwill and Other Intangible Assets" ("SFAS 142"). Under the provisions of SFAS 142, if an intangible asset is determined to have an indefinite useful life, it shall not be amortized until its useful life is determined to be no longer indefinite. An intangible asset that is not subject to amortization shall be tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired. Goodwill is not amortized but is tested for impairment, for each reporting unit, on an annual basis and between annual tests in certain circumstances. Upon adoption of SFAS 142, we performed an impairment review and concluded that there were no necessary adjustments.

        Research and Development Expenses    We charge research and development expenses to operations as incurred.

        Concentration of Credit Risk/Significant Customers    Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash investments and accounts receivable. We place our cash investments with a high quality financial institution and limits the amount of credit exposure. We have established certain credit requirements that our customers must meet before sales credit is extended. We monitor the financial condition of our customers to help ensure collections and to minimize losses.

        We did not have a customer that accounted for 10% or more of accounts receivable at December 31, 2003. We had one customer account for 17% of accounts receivable at December 31, 2002.

        We had one customer, each year, account for 11%, 12%, and 14% of net revenue for the years ended December 31, 2003, 2002, and 2001, respectively.

        Fair Value of Financial Instruments    Financial instruments consist principally of cash and cash equivalents, accounts receivable, long-term investments in marketable securities, long-term debt and accounts payable. The estimated fair value of these instruments, except for the Existing Notes, approximates their carrying value. The fair value of the Convertible Subordinated Notes (which includes the Existing Notes and our 11 1/2% Convertible Subordinated Notes) at December 31, 2003 is approximately $30.6 million.

Stock-Based Compensation

        We account for stock-based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," using the intrinsic-value method as permitted by Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 encourages, but does not require, the recognition of compensation expense for the fair value of stock options and other equity instruments issued to employees and non-employee directors.

        At December 31, 2003, we had two stock-based employee compensation plans, which are described more fully in Note 7. The following table illustrates the effect on net loss and net loss per share if we had applied the fair value recognition provisions of SFAS No. 123.

	December 31,
	2003	2002	2001
	(in thousands)
Net loss:
As reported	$(9,687)	$(121,723)	$(190,689)
Deduct: Stock-based employee compensation expense included in reported net loss	86	967	1,368
Add: Total stock-based employee compensation expense determined under fair value based method for all awards	(2,200)	(7,554)	(8,054)
Pro forma	$(11,801)	$(128,310)	$(197,375)
Basic and diluted net loss per share:
As reported	$(0.21)	$(2.70)	$(4.47)
Pro forma	$(0.26)	$(2.84)	$(4.63)

        We estimate the fair value of its stock-based awards to employees using the Black-Scholes option pricing model. The Black-Scholes model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, the Black-Scholes model requires the input of highly subjective assumptions including the expected stock price volatility. Because stock-based awards to employees have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in our opinion, the existing models do not necessarily provide a reliable single measure of the fair value of stock-based awards to employees. The fair value of stock-based awards to employees was estimated assuming no expected dividends and the following weighted-average assumptions:

	December 31,
	2003	2002	2001
Risk-free interest rate	3.250%	3.000%	4.669%
Dividend yield	0.0%	0.0%	0.0%
Expected life	5 years	5 years	5 years
Expected volatility	143%	146%	155%
Weighted average remaining contractual life	8.84 years	8.00 years	9.56 years
Weighted average fair value of options granted	$0.88	$0.61	$1.04

        Income Taxes    We account for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach to accounting for income taxes based upon the future expected values of the related assets and liabilities. Deferred income taxes are provided for tax and financial reporting basis differences between assets and liabilities at tax rates expected to be in effect when the basis differences reverse. Valuation allowances are provided in situations where recoverability of deferred tax assets is not considered more likely than not.

Future Accounting Pronouncements

        In January and December 2003, the FASB issued FASB Interpretation No. 46 (FIN 46) and No. 46, revised (FIN 46R), "Consolidation of Variable Interest Entities." These statements, which address accounting for entities commonly known as special-purpose or off-balance sheet, require consolidation of certain interests or arrangements by virtue of holding a controlling financial interest in such entities. Certain provisions of FIN 46R related to interests in special purpose entities were applicable for the period ended December 31, 2003. We must apply FIN 46R to our interests in all entities subject to the interpretation as of the first interim or annual period ending after March 15, 2004. Adoption of this new method of accounting for variable interest entities is not expected to have a material impact on our consolidated results of operations and financial position.

(3) Acquisition of PriceInteractive, Inc. and Discontinued Operations

Acquisition

        On February 27, 2001, we completed the acquisition of all of the outstanding capital stock and options to purchase Common Stock of PriceInteractive Inc., a leading provider of speech application services ("PriceInteractive"). The acquisition was accounted for using the purchase method of accounting in accordance with APB Opinion No. 16, "Business Combinations," and, accordingly, the results of operations for PriceInteractive have been included in our consolidated results since the acquisition date. The aggregate purchase price, which was comprised of cash of $45.3 million, approximately 9.3 million shares of Common Stock (including 2.1 million shares placed in escrow), approximately 1.0 million shares of restricted Common Stock and options to purchase approximately 1.0 million shares of Common Stock, was allocated to the tangible and intangible assets of PriceInteractive based upon the fair value of such assets acquired. Fair value of intangible assets was determined by an independent appraisal. The restricted Common Stock, issued in the acquisition, vested 50% on December 31, 2001 while the remaining 50% vested on January 1, 2003. In addition, we also recorded $1.8 million of deferred stock-based compensation relating to the options issued in connection with the acquisition, which was amortized over two to four years, the vesting periods of the options granted. Subsequent to the acquisition, we changed the name of the acquired entity to iBasis Speech Solutions, Inc.

        A summary of the total consideration and the allocation of the aggregate purchase price was as follows:

(in thousands)
Purchase Price:
Cash paid	$45,251
Professional fees and other acquisition costs	6,259
Fair value of Common Stock issued	64,338
Fair value of Common Stock options issued	3,367
Total purchase price	$119,215
Allocation of Purchase Price:
Cash and cash equivalents	$13,385
Other current assets	6,940
Property and equipment	9,203
Developed technology and know-how	15,448
Installed customer base	7,560
Assembled workforce	1,424
Goodwill	62,571
Other assets	38
Current liabilities	(8,801)
Long term debt	(12,984)
In-process research and development	24,431
Total allocation of purchase price	$119,215

        The $24.4 million allocated to purchased in-process research and development ("in-process R&D") represented the appraised fair value of a project that did not have future alternative uses. This allocation represented the estimated fair value based on risk-adjusted cash flows related to the in-process research and development project. The development of the project had not yet reached technological feasibility and the research and development in process had no alternative uses. Accordingly, these costs were expensed as of the acquisition date.

        In-process research and development value was comprised of one primary research and development project. This project included the introduction of certain new technologies. At the acquisition date, this project was approximately 70% to 80% complete based on cost data and technological progress. The research and development investment in this project made by us from the date of acquisition through December 31, 2001 was $6.0 million.

        The value assigned to purchased in-process technology was determined by estimating the costs to develop the purchased in-process technology into commercially viable products, estimating the resulting net cash flows from the project and discounting the net cash flows to their present value. The revenue projection used to value the in-process research and development is based on the expected timing of new products, our estimate of the product life cycle and expected revenue contribution. The rates utilized to discount the net cash flows to their present value are based on our weighted average cost of capital. This discount rate was commensurate with our corporate maturity and the uncertainties in the economic estimates described above.

        As described in Note 2, as a result of the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142") we discontinued amortizing all existing goodwill and indefinite lived intangible assets and did not record any related amortization expense after January 1, 2002. Had the previous provisions of SFAS 142 been applied, our net loss and loss per share would have been as follows:

	Year Ended December 31,
	2003	2002	2001
	(in thousands, except per share data)
Net loss:
As reported	$(9,687)	$(121,723)	$(190,689)
Add: Goodwill amortization	—	—	23,908
Adjusted net loss	$(9,687)	$(121,723)	$(166,781)
Basic and fully-diluted net loss per share
As reported	$(0.21)	$(2.70)	$(4.47)
Effect of SFAS No. 142	—	—	0.56
Adjusted net loss per share	$(0.21)	$(2.70)	$(3.91)

Discontinued Operations

        On July 15, 2002 we completed the sale of substantially all of the assets of our Speech Solutions Business for $18.5 million in cash of which $1.5 million of this amount was placed in escrow until December 31, 2003, and up to $8 million in earn-out payments that could be earned upon the achievement of certain revenue milestones of the Speech Solutions Business. We received no earn-out payments related to 2002. In the fourth quarter of 2003, we recognized additional consideration of $1.3 million for an earn-out payment based on the achievement of certain 2003 revenue-based milestones associated with our former Speech Solutions Business. The cash payment associated with the earn-out, net of a $0.3 million payment associated with the sale of our Speech Solutions Business, was $1.0 million and was received in February 2004. In the first quarter of 2003, we made a $0.7 million payment associated with the sale of our Speech Solutions Business. There will be no further earn-out payments due to us in the future.

        We have reported our Speech Solutions Business as a discontinued operation under the provisions of SFAS No. 144 "Accounting for the Impairment or Disposal of Long Lived Assets." The Consolidated Financial Statements have been reclassified to segregate the net assets and operating results of this discontinued operation for all periods presented.

        The loss on the disposal of the discontinued operation of $58.9 million included the write-off of goodwill and other purchased intangibles of $57.3 million and the costs to sell the operation of $1.7 million. The amount of the loss has been adjusted for the additional revenue-based earn-out recognized in the fourth quarter of 2003 and will be further adjusted in the future to reflect the settlement of the $1.5 million held in escrow.

        Summary operating results of the discontinued operation for 2003, 2002 and 2001 were as follows:

	Years Ended December 31,
	2003	2002	2001
	(in thousands)
Revenue	$—	$12,306	$23,590
Operating loss	—	(5,906)	(49,263)
Pre-tax loss from discontinued operations	1,251	(65,222)	(49,771)

        The operating losses for 2002 and 2001 include depreciation of $2.6 million and $3.6 million and amortization of intangibles of $3.3 million and $23.9 million, respectively. Also included in 2001 is a write-off of in-process research and development costs of $24.4 million in connection with the acquisition of PriceInteractive.

(4) Accrued Expenses

        Accrued expenses at December 31, consist of the following:

	2003	2002
	(in thousands)
Termination fees and circuit costs	$10,155	$8,604
Restructuring and other non-recurring costs	786	926
Interest	3,680	1,485
Acquisition related costs	2,103	2,884
Professional services	376	794
Payroll and related costs	112	787
Equipment purchases	564	323
Customer deposits	259	349
Accrued other	617	1,996
	$18,652	$18,148

(5) Income Taxes

        No provision for federal or state income taxes has been recorded, as we have incurred net operating losses for all periods presented and it is more likely than not that the tax benefit of such losses will not be realized. As of December 31, 2003, we had net operating loss carryforwards of approximately $298.3 million available to reduce future federal and state income taxes, if any. If not utilized, these carryforwards expire at various dates through 2022. If substantial changes in our ownership should occur, as defined by Section 382 of the Internal Revenue Code (the "Code"), there could be annual limitations on the amount of carryforwards which can be realized in future periods. The Company has completed several financings since its inception and believes that it may have incurred an ownership change as defined under the Code.

        The approximate income tax effects of temporary differences and carryforwards are as follows:

	December 31,
	2003	2002
	(in thousands)
Net operating loss carryforwards	$91,868	$103,535
Accruals	1,308	20,817
Depreciation	8,054	8,225
Accounts receivable	1,240	4,509
Other	1,704	(356)
Valuation allowance	(104,174)	(136,730)
	$—	$—

        We have recorded a 100% valuation allowance against the net deferred tax asset as of December 31, 2003 and 2002, as we have determined that it is more likely than not that such assets will not be realized. The increase in the valuation allowance during the year primarily relates to the tax benefit associated with the increase in the net operating loss carryforward.

        The major components of our income tax expense (benefit) for the years ended December 31 are:

	2003	2002	2001
	(in thousands)
Net operating loss carryforwards	$(11,667)	$27,056	$46,945
Deferred tax items	(20,888)	(6,199)	37,879
Valuation Allowance	32,555	(20,857)	(84,824)
	$—	$—	$—

(6) Long-Term Debt

        Long-term debt consists of the following as of December 31:

	2003	2002
	(in thousands)
Existing Notes	$38,180	$88,530
Existing Senior Notes	25,175	—
Revolving line of credit	2,300	2,300
Capital lease obligations	2,271	8,109
	67,926	98,939
Less: Current portion	2,097	5,349
	$65,829	$93,590

        Existing Notes    In March 2000, we issued $150.0 million aggregate principal amount of Notes, resulting in net proceeds to the Company of approximately $144.8 million. The Notes bear interest at the annual rate of 5 3/4% with interest payable on each March 15th and September 15th. The Notes have no required principal payments prior to maturity on March 15, 2005 ("Maturity"). The Notes are unsecured and subordinated to our capital lease obligations. Prior to Maturity, the Notes are convertible into Common Stock at a conversion price of $86.14 per share, subject to adjustment upon certain events as defined in the Note agreement. The Company may redeem some or all of the Notes at the following redemption prices for the three 12-month periods beginning March 20, 2003, expressed as a percentage of principal amount: 102.3%, 101.15% and 100%, respectively. In each case, the Company will also pay accrued but unpaid interest up to, but excluding the redemption date. We do not have any current plans to redeem a portion, or all, of these Notes.

        Upon a repurchase event, as defined in the Note Agreement, the holder can require the Company to repurchase the Notes in cash, or at the Company's option upon satisfaction of certain conditions as defined in the Note Agreement, in Common Stock, at 105% of the principal amount of the Notes, plus accrued and unpaid interest.

        A repurchase event is defined as being either:

  i)
  the Company's Common Stock or other common stock into which the Notes are convertible is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States, or

  ii)
  a change in control event, as defined in the Note Agreement.

        As of December 31, 2003, we believe that a repurchase event has not occurred.

        Gains on Exchanges and Repurchases of Existing Notes    During 2003, we entered into agreements with principal holders of our Existing Notes which resulted in the retirement of $50.4 million of such notes in exchange for new debt instruments at 50% of the face value of the retired Notes. Under the terms of the agreement, the holders of the retired Notes received $25.2 million of Existing Senior Notes and warrants to purchase 4,915,416 shares of our Common Stock. Each warrant has an initial exercise price of $0.65 per share and is exercisable over a five-year term. The Existing Senior Notes mature on January 15, 2005 and share in a second priority lien on our assets and are subordinated to our revolving line of credit with our bank.

        In accordance with SFAS No. 15, "Accounting by Debtors and Creditors Regarding Troubled Debt Restructuring," we recorded a gain on the exchange of debt of approximately $16.6 million during the year ended December 31, 2003. SFAS No. 15 requires that the gain on the exchange be recorded net of the accrual for future interest payments on the new Existing Senior Notes, the fair value of the warrants issued, the reduction of the net book value of the deferred financing costs originally capitalized with the issuance of our Existing Notes and any other fees or costs. The fair value of $1,375,000 of the detachable warrants was estimated utilizing a valuation method similar to the Black-Scholes model. Assumptions utilized within the pricing model included a) a useful life of 5 years; b) volatility of 46%; c) no dividends; and d) a discount rate of 3%. While our future cash flows relating to interest payments will not be affected by the exchange, our future Statement of Operations will show, as required, a reduction of interest expense due to the accrual of the future interest payments on the Existing Senior Notes within the gain.

        The gain recognized in 2003 was calculated as follows:

2003
(in thousands)
Face value of surrendered Existing Notes	$50,350
Less: Face value of issued Existing Senior Notes	(25,175)
Future interest payments on Existing Senior Notes	(5,527)
Fair value of warrants issued	(1,375)
Reduction of deferred debt financing costs	(723)
Professional fees	(935)
Gain	$16,615

        During 2002 and 2001, we repurchased (as opposed to "redeemed") a portion of our outstanding Existing Notes and recorded gains. The gains were calculated as follows:

	2002	2001
	(in thousands)
Carrying value of repurchased Notes	$40,588	$20,882
Less: Cost of repurchase of Notes	(13,993)	(5,863)
Write-off of deferred debt financing costs	(805)	(470)
Gain	$25,790	$14,549

        Capital Lease Settlement    In August 2002, we completed an agreement with our primary equipment vendor to reduce our capital lease obligations and related future cash commitments. Under the terms of the agreement, we paid our vendor $28.5 million to purchase the leased assets. In exchange the vendor eliminated $63.8 million in existing debt, future interest obligations and other fees ($50.8 million in principal, $9.0 million in interest assuming the vendor debt was held to maturity, and $4.0 million in tax obligations). The difference between the cash paid and the recorded outstanding obligation on that date was accounted for as a reduction in the carrying value of the underlying capital assets.

        Revolving Line of Credit and Term Loan    In December 2003, we amended and extended our revolving line of credit with our bank. The new $15.0 million revolving line of credit replaced two secured lines of credit that totaled $15.0 million. The revolving line of credit bears interest at the bank's prime rate plus 1%, matures on January 5, 2005 and is collateralized by substantially all of our assets. Borrowings under the revolving line of credit are on a formula basis and are limited to eligible accounts receivable. The revolving line of credit requires us to comply with various non-financial covenants and financial covenants, including minimum profitability. We were in compliance with all of these covenants as of December 31, 2003. As of December 31, 2003, we had $2.3 million in borrowings and unused borrowing capacity of $2.9 million, based on our borrowing formula, under the new revolving line of credit.

        In December 2002, we entered into two secured lines of credit agreements with a bank totaling $15.0 million. In conjunction with the initiation of these credit lines, we issued a warrant to the bank for the purchase of 337,500 shares of our Common Stock at an exercise price of $0.337 per share. At December 31, 2002, we had $2.3 million in borrowings under these credit lines. In January 2004, the bank exercised its warrant in full, on a net issue basis, and received 272,876 shares of our Common Stock. As a result of the bank exercising its warrant on a net basis no cash was received by us.

        In October 2001, we entered into a $4.0 million term loan which was to mature in April 2003. The term loan was bearing interest at the bank's prime rate plus 1/2% and required equal monthly repayments of principal of $133,000 plus accrued interest until maturity. As collateral, we deposited cash with the bank of approximately $8.9 million. In December 2002, the term loan was paid-off and the related cash collateral was released.

        At December 31, 2003, we had outstanding letters of credit totaling $2.6 million.

        Repayments of debt    Scheduled maturities of long-term debt as of December 31, 2003 are as follows:

Year	Capital Leases	Existing Notes	Existing Senior Notes	Revolving Credit Lines	Total
	(in thousands)
2004	$2,131	$—	$—	$—	$2,131
2005	221	38,180	25,175	2,300	65,876
2006	—	—	—	—	—
2007	—	—	—	—	—
2008	—	—	—	—	—
Thereafter	—	—	—	—	—
Total future minimum payments	2,352	38,180	25,175	2,300	68,007
Less: Amounts representing interest	81	—	—	—	81
Present value of minimum repayments	2,271	38,180	25,175	2,300	67,926
Less: Current portion of long-term debt	2,097	—	—	—	2,097
Long-term debt, net of current portion	$174	$38,180	$25,175	$2,300	$65,829

(7) Stockholders' Equity

        (a) Authorized Capital Stock    We have authorized for issuance 85,000,000 shares of common stock, $0.001 par value per share ("Common Stock") and 15,000,000 shares of preferred stock, $0.001 par value per share ("Preferred Stock").

        (b) Reverse Stock Split    At a Special Meeting of Shareholders held on February 18, 2004, shareholders voted to give the iBasis board of directors authority to effect a reverse split of our Common Stock. The affirmative vote by shareholders permits our board of directors to choose to effect a reverse stock split of our Common Stock at a ratio of between one-and-a-half for one (1.5:1) and five for one (5:1). Alternatively, the board may choose not to affect such a split.

        (c) Treasury Stock    During 2002, we negotiated a settlement of the 2,070,225 shares of our Common Stock that we placed into escrow in connection with the acquisition of PriceInteractive, Inc. in 2001. As a part of this settlement, 1,135,113 shares were returned to us and have been accounted for on the accompanying balance sheet as treasury stock, stated at the fair value of the shares on the date of the settlement.

        (d) Stock Incentive Plan    Our 1997 Stock Incentive Plan (the "Plan") provides for the granting of restricted stock awards and incentive stock options ("ISOs") and nonqualified options to purchase shares of Common Stock to key employees, directors and consultants. Under the terms of the Plan, the exercise price of options granted shall be determined by the Board of Directors and for ISOs shall not be less than fair market value of our Common Stock on the date of grant. Options vest quarterly in equal installments over two to four years, provided that no options shall vest during the employees' first year of employment. The expiration date of each stock option shall be determined by the Board of Directors, but shall not exceed 10 years from the date of grant.

        As a result of a special meeting of our stockholders, held in February 2001, the maximum number of shares of Common Stock that could be purchased under the Plan increased from 5.7 million to 9.0 million. In addition, as a result of that meeting, we assumed the PriceInteractive Stock Option Plan and all of the outstanding options to purchase the common stock of PriceInteractive, Inc. and converted such assumed options into options to purchase 1,021,434 shares of our Common Stock.

        The following table summarizes the option activity for the years ended December 31, 2003, 2002 and 2001:

	Number of Shares	Exercise Price Per Share	Weighted Average Exercise Price
	(in thousands)
Outstanding, January 1, 2001	4,239	$0.03-$74.63	$8.76
Granted	4,523	0.43-3.71	2.16
Options assumed in connection with the acquisition of PriceInteractive, Inc.	1,021	0.85-5.89	2.52
Exercised	(706)	0.41-7.00	3.52
Forfeited	(1,309)	0.03-74.63	7.26
Outstanding, December 31, 2001	7,768	0.43-74.63	5.04
Granted	312	0.25-0.97	0.61
Exercised	(149)	0.50-2.13	0.82
Forfeited	(5,674)	0.37-74.63	6.06
Outstanding, December 31, 2002	2,257	0.25-28.75	2.02
Granted	4,710	0.38-1.54	1.02
Exercised	(128)	0.86-1.57	1.39
Forfeited	(507)	0.25-14.81	1.86
Outstanding, December 31, 2003	6,332	$0.25-$28.75	$1.35
Exercisable, December 31, 2003	2,216	$0.25-$28.75	$1.90
Exercisable, December 31, 2002	1,160	$0.43-$28.75	$2.29
Exercisable, December 31, 2001	1,694	$0.43-$74.63	$7.69

        The following table summarizes information relating to currently outstanding and exercisable stock options as of December 31, 2003:

	Outstanding
				Exercisable
		Weighted Average Remaining Contractual Life (in Years)
Range of Exercise Prices	Outstanding Options		Weighted Average Exercise Price	Options Outstanding	Weighted Average Exercise Price
	(in thousands)			(in thousands)
$0.25-$0.69	335	8.30	$0.50	128	$0.54
$0.72	997	7.86	$0.72	916	$0.72
$0.88-$1.10	2,882	9.27	$0.91	371	$1.00
$1.24-$3.10	1,729	9.34	$1.35	462	$1.53
$3.71-$5.00	283	6.29	$4.46	247	$4.55
$11.00-$13.50	94	6.39	$13.45	82	$13.44
$14.81-$28.75	12	6.64	$16.63	10	$16.92
	6,332	8.84	$1.35	2,216	$1.90

        At December 31, 2003, options to purchase 1,082,357 shares of Common Stock were available for future grants under the Plan.

        We apply the accounting provisions prescribed in APB No. 25 and related Interpretations. In 1999 we issued stock options with an exercise price less than the fair market value of the Common Stock as determined for accounting purposes. Deferred compensation related to these stock options of approximately $2.4 million was recorded and was amortized over four years, the vesting period of those options. In connection with the 2001 acquisition of PriceInteractive, Inc., we assumed vested options with exercise prices that were less than the fair market value of our Common Stock as determined for accounting purposes. As such, we recorded approximately $1.8 million of deferred compensation which was amortized over the remaining life of those options of up to four years. Deferred compensation was reduced in 2002 due to the settlement with the former shareholders of PriceInteractive and due to the forfeit of options by Company employees. As of December 31, 2003, all deferred compensation had been amortized.

        During 2001, we accelerated vesting on 92,500 to purchase Common Stock in relation to severance agreements with employees. Accordingly, the Company recorded non-cash compensation expense of approximately $0.2 million which is included in general and administrative expenses in the accompanying consolidated statement of operations for 2001.

        Total compensation cost recognized in the statements of operations as a result of stock-based employee compensation awards was $0.1 million, $1.0 million and $1.4 million for the years ended December 31, 2003, 2002, and 2001, respectively.

        (e) Stock Option Exchange Program    In December 2002 we announced an offer to exchange outstanding employee stock options in return for new stock options to be granted by us. In exchange for existing options, each option holder received a commitment to receive new options to be issued exercisable for the same number of shares of Common Stock tendered by the option holder and accepted for exchange. A total of 1,786,950 options were accepted for exchange under the exchange offers and, accordingly, were canceled in 2002. The new option grants were granted in the second quarter of 2003 at $1.24 per share, more than six months and one day from the date on which each exchange offer terminated. The new options granted to our employees vest quarterly over a two-year period.

        (f) Employee Stock Purchase Plan    In 1999, our Board of Directors and stockholders approved the 1999 iBasis, Inc. Employee Stock Purchase Plan (the "ESPP"), which enables eligible employees to acquire shares of our Common Stock through payroll deductions. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. The offering periods under the ESPP start on January 1 and July 1 of each year and end on June 30 and December 31 of each year, unless otherwise determined by the Board of Directors. During each offering period, an eligible employee may select a rate of payroll deduction from 1% to 10% of compensation, up to an aggregate of $12,500 in any offering period. The purchase price for Common Stock purchased under the ESPP is 85% of the lesser of the fair market value of the shares on the first or last day of the offering period. We issued 364,531 and 131,607 shares under the ESPP during 2002 and 2001, respectively. No shares were issued under the ESPP in 2003 and, at December 31, 2003, all shares authorized under the ESPP had been issued.

        (g) Warrants    As described in Note 6 in 2003, we issued 4,915,416 warrant shares in connection with the exchange of our Existing Notes for Existing Senior Notes. Each warrant share is exercisable into our Common Stock on a one-to-one basis at an exercise price of $0.65 per warrant share and are exercisable over a five-year term. In December 2002, in conjunction with the initiation of our bank credit lines, we issued a warrant to the bank for the purchase of 337,500 shares of our Common Stock at an exercise price of $0.337 per share. In January 2004, the bank exercised its warrant in full, on a net issue basis, and received 272,876 shares of our Common Stock. As a result of the bank exercising its warrant on a net issue basis no cash was received by us.

        (h) Shares Issuable Upon Conversion of the Existing Notes    At December 31, 2003, the outstanding balance of $38.2 million in Existing Notes, issued in 2000, were convertible into 443,232 shares of our Common Stock at a conversion price of $86.14 per share.

        (i) Reserved Shares    At December 31, 2003, we had 7,438,036 shares reserved for issuance under our Stock Incentive Plan and 5,252,916 shares reserved for exercise of stock warrants, which included 4,915,416 warrants relating to the Existing Senior Notes and 337,500 warrants we had issued to our bank as well as 443,232 shares reserved for issuance upon conversion of the Existing Notes. In January 2004, the bank exercised its warrant in full, on a net issue basis, and received 272,876 shares of our Common Stock.

(8) Commitments and Contingencies

Operating Leases

        We lease our administrative and operating facilities and certain equipment under non-cancelable operating leases, which expire at various dates through 2009. The future approximate minimum lease payments under such operating leases consist of the following:

Year	(in thousands)
2004	$3,394
2005	2,233
2006	1,709
2007	1,709
2008	1,454
Thereafter	1,846
Total future minimum lease payments	$12,345

        Total rent expense included in the consolidated statements of operations was approximately $3,669,000, $3,918,000, and $4,384,000 for the years ended December 31, 2003, 2002, and 2001, respectively.

Litigation

        In addition to litigation that we have initiated or responded to in the ordinary course of business, we are currently party to the following potentially material legal proceedings:

        Beginning August 1, 2001, we were served with several class action complaints that were filed in the United States District Court for the Southern District of New York against us and several of our officers, directors, and former officers and directors, as well as against the investment banking firms that underwrote our November 11, 1999 initial public offering of Common Stock and our March 9, 2000 secondary offering of Common Stock. The complaints were filed on behalf of persons who purchased our Common Stock during different time periods, all beginning on or after November 10, 1999 and ending on or before December 6, 2000.

        The complaints are similar to each other and to hundreds of other complaints filed against other issuers and their underwriters, and allege violations of the Securities Act of 1933 and the Securities Exchange Act of 1934 primarily based on the assertion that there was undisclosed compensation received by our underwriters in connection with our public offerings. The plaintiffs have sought an as-yet undetermined amount of monetary damages in relation to these claims. On September 4, 2001, the cases against iBasis were consolidated. On October 9, 2002, the individual defendants were dismissed from the litigation by stipulation and without prejudice. We believe that iBasis and the individual defendants have meritorious defenses to the claims made in the complaints and should it ever become necessary we intend to contest the lawsuits vigorously. Nevertheless, in deciding to pursue settlement, we considered, among other factors, the substantial costs and the diversion of our management's attention and resources that would be required by litigation. We cannot assure you that the settlement which has been finalized will be accepted by the court, or that we will be fully covered by collateral or related claims from underwriters, and that we would be successful in resulting litigation. In addition, even though we have insurance and contractual protections that could cover some or all of the potential damages in these cases, or amounts that we might have to pay in settlement of these cases, an adverse resolution of one or more of these lawsuits could have a material adverse affect on our financial position and results of operations in the period in which the lawsuits are resolved. We are not presently able to estimate potential losses, if any, related to the lawsuits.

        We are also party to suits for collection, related commercial disputes, claims from foreign service partners and carriers over reconciliation of payments for Internet bandwith and/or access to the public switched telephone network, and claims from estates of bankrupt companies alleging that we received preferential payments from such companies prior to their bankruptcy filings. We intend to employ all available defenses in contesting claims against us. The results or failure of any suit may have a material adverse affect on our business.

(9) Segment and Geographic Information

        SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, and geographic areas. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. Our chief operating decision-making group is composed of the chief executive officer, members of senior management and the Board of Directors. We have viewed our operations and we manage our business principally as one operating segment.

        The following table represents percentage revenue derived from individual countries:

	Year Ended December 31,
	2003	2002	2001
United States	57%	55%	58%
United Kingdom	16	11	13
China	3	10	13
Other	24	21	14
	100%	100%	100%

        We did not have a customer that accounted for 10% or more of accounts receivable at December 31, 2003. We had one customer account for 17% of accounts receivable at December 31, 2002.

        We had one customer, each year, account for 11%, 12%, and 14% of net revenue for the years ended December 31, 2003, 2002, and 2001, respectively.

        The net book value of long-lived tangible assets by geographic area was as follows:

Geographic Location	2003	2002
	(in thousands)
North America	$16,930	$31,855
Europe	141	209
Asia	104	293
	$17,175	$32,357

(10) Valuation and Qualifying Accounts

        The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the account receivable balance. We determine the allowance based on known troubled accounts, historical experience, and other currently available evidence. Activity in the allowance for doubtful accounts is as follows:

Year Ended December 31,	Balance at Beginning of Year	Charged to costs and expenses	Write-offs and other	Recovery of previously reserved balance	Balance at End of Year
2001	$2,179	9,161	(5,473)	—	$5,867
2002	$5,867	10,026	(8,060)	—	$7,833
2003	$7,833	800	(1,236)	(4,269)	$3,128

(11) Restructuring Costs

2001 Restructuring

        During 2001, we announced a restructuring plan to better align our organization with our corporate strategy and recorded a charge of approximately $51.8 million in accordance with the criteria set forth in EITF 94-3 and SEC Staff Accounting Bulletin 100. The restructuring included the write-off of property and equipment, the termination of certain contractual obligations and the reduction in our workforce resulting in employee benefit costs.

        The write-off of property and equipment related primarily to the abandonment and related costs of certain equipment in a limited number of our network data centers and internet central offices. As a result of adopting the Openwave platform for our former unified messaging business, certain equipment, which was previously deployed in our New York City and Cambridge, Massachusetts data centers, were no longer required. In addition, the write-down of equipment at internet central offices was related to our increasing focus within ours wholesale VoIP business on serving the largest international carriers (Tier One). Large Tier One carriers tend to maintain greater geographic footprints and the ability to cost efficiently connect their networks to our network. As a result, the equipment located in some of our internet central offices was no longer required and has therefore been written down to its estimated net realizable value.

        The termination of contractual obligations represented the anticipated cost of negotiated settlements with providers of facility space and telecommunications circuits related to the network data centers and internet central offices which are no longer in operation.

        The employee severance costs related to a reduction in our workforce of 136 full time employees on a worldwide basis, 71 of which were in research and development, 39 of which were in sales and marketing and the remaining 26 in general and administrative functions. These cost reduction measures were completed by the end of the second quarter of 2002.

        The components of the 2001 Restructuring charge were as follows:

(in thousands)
Write-off of property and equipment	$42,629
Termination of contractual obligations	7,442
Employee severance costs	1,763
Total	$51,834

2002 Restructuring

        During 2002, we announced cost reduction measures and recorded a charge of approximately $5.5 million in the accompanying consolidated statement of operations:

        The write-off of fixed assets relates primarily to the closure and abandonment of our Miami and Singapore internet central offices. The costs include the write-off of leasehold improvements as well as a provision for termination costs for the facility space and telecommunication circuits. As we continued to focus on serving the largest international, Tier-One carriers who tend to maintain greater geographic footprints, we approved a plan to close the Miami and Singapore internet central offices and route traffic through our other central facilities. In addition, we wrote off certain assets which were considered to be impaired due to our plan to move to a new switchless architecture in our VoIP network.

        The employee severance costs relate to a reduction in our workforce as we terminated 44 employees on June 28, 2002. Of these 44 people, 19 were within research and development, 10 were from sales and marketing and 15 were from general and administrative departments. These cost reduction measures were completed in the first quarter of 2003.

        In addition, the 2002 restructuring expense was reduced by a change in estimated restructuring costs related to the 2001 restructuring and specifically related to a reduction in the estimated cost of terminating contractual lease obligations.

        The components of the 2002 Restructuring charge were as follows:

(in thousands)
Write off of fixed assets and facilities costs	$2,427
Termination of contractual lease obligations	2,794
Employee severance costs	750
Less: Change in estimate of 2001 restructuring costs	(435)
Total restructuring and other non-recurring costs	$5,536

        At December 31, 2003, accrued restructuring costs of approximately $2.2 million consisted of costs accrued for the termination of certain contractual obligations. At December 31, 2003 and 2002, the current portion of accrued restructuring costs were $0.8 million and $0.9 million and the long-term portion of accrued restructuring costs were $1.4 million and $2.3 million, respectively. A summary of accrued restructuring costs for the 2001 and 2002 Restructuring charges are as follows:

2001 Restructuring Charge:	Property and Equipment	Termination of Contractual Obligations	Employee Severance Costs	Total
Original charge	$42,629	$7,442	$1,763	$51,834
Less: write-off of property and equipment	42,258	—	—	42,258
Less: cash payments	4,232	1,460	5,692
Balance, December 31, 2001	371	3,210	303	3,884
Less: cash payments	—	2,640	303	2,943
Less: adjustments	371	64	—	435
Balance, December 31, 2002	—	506	—	506
Less: cash payments	—	325	—	325
Balance, December 31, 2003	$—	$181	$—	$181

2002 Restructuring Charge:	Property and Equipment	Termination of Contractual Obligations	Employee Severance Costs	Total
Original charge	$2,427	$2,794	$750	$5,971
Less: write-off of property and equipment	2,427	—	—	2,427
Less: cash payments	131	725	856
Balance, December 31, 2002	—	2,663	25	2,688
Less: cash payments	—	612	—	612
Balance, December 31, 2003	$—	$2,051	$25	$2,076

(12) Other Long-Term Liabilities

        Other long-term liabilities at December 31, consist of the following:

	2003	2002
	(in thousands)
Accrued interest on Existing Senior Notes	$1,303	$—
Restructuring charges	1,446	2,268
Total	$2,749	$2,268

(13) Summary of Quarterly Information (Unaudited)

        Quarterly financial information for 2003 and 2002 is as follows:

2003	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year
	(in thousands, except per share amounts)
Net revenue	$41,841	$39,119	$44,032	$53,167	$178,159
Total cost and operating expenses	49,254	47,312	48,796	56,207	201,569
Income (loss) from continuing operations	4,032	(5,505)	(5,633)	(3,832)	(10,938)
Income from discontinued operations	—	—	—	1,251	1,251
Net loss	$4,032	$(5,505)	$(5,633)	$(2,581)	$(9,687)
Basic and diluted net loss per share:
Income (loss) from continuing operations	$0.09	$(0.12)	$(0.13)	$(0.09)	$(0.24)
Income from discontinued operations	—	—	—	0.03	0.03
Net loss	$0.09	$(0.12)	$(0.13)	$(0.06)	$(0.21)

2002	First Quarter(1)	Second Quarter(1)	Third Quarter(1)	Fourth Quarter(1)(2)	Total Year(1)
	(in thousands, except per share amounts)
Net revenue	$41,726	$41,923	$38,359	$42,934	$164,942
Total cost and operating expenses	62,609	71,151	50,262	52,511	236,533
Loss from continuing operations	(14,124)	(19,655)	(11,194)	(11,528)	(56,501)
Loss (income) from discontinued operations	(3,839)	(61,531)	(531)	679	(65,222)
Net loss	$(17,963)	$(81,186)	$(11,725)	$(10,849)	$(121,723)
Basic and diluted net loss per share:
Loss from continuing operations	$(0.30)	$(0.44)	$(0.25)	$(0.26)	$(1.25)
Loss (income) from discontinued operations	(0.10)	(1.36)	(0.01)	0.02	(1.45)
Net loss	$(0.40)	$(1.80)	$(0.26)	$(0.24)	$(2.70)

(1)
Amounts vary from those originally filed on Form 10-Q due to the reclassification of the operating results of the Company's Speech Solutions Business as a discontinued operation beginning in the second quarter 2002.

(2)
The results for the fourth quarter 2002 include a restructuring charge of approximately $1.6 million.

Selected Condensed Consolidated Financial Information

        The following selected condensed consolidated financial information as of and for the years ended December 31, 2003, 2002, 2001, 2000 and 1999 have been derived from our audited financial statements. The selected condensed consolidated financial information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of

Operations" and the consolidated financial statements and notes thereto included elsewhere in this Prospectus.

	Year Ended December 31,
	2003	2002	2001	2000	1999
	(in thousands, except per share data)
Consolidated Statements of Operations Data:
Net revenue	$178,159	$164,942	$110,180	$61,218	$19,417
Cost and operating expenses:
Data communications and telecommunications (excluding depreciation and amortization)	152,853	142,847	102,320	60,594	21,007
Research and development	13,387	17,781	23,939	15,168	6,183
Selling and marketing	7,513	11,279	20,323	19,352	5,568
General and administrative	7,665	24,186	25,563	18,596	5,111
Depreciation and amortization	20,065	31,871	32,364	15,718	2,997
Non-cash stock-based compensation	86	967	1,368	1,061	198
Loss on sale of messaging business	—	2,066	—	—	—
Restructuring costs	—	5,536	51,834	—	—
(Gain) loss on disposal of property and equipment	—	—	—	—	(15)
Total cost and operating expenses	201,569	236,533	257,711	130,489	41,049
Operating loss	(23,410)	(71,591)	(147,531)	(69,271)	(21,632)
Interest income	161	1,290	9,169	19,824	1,329
Interest expense	(3,967)	(11,608)	(16,518)	(12,844)	(836)
Gain on bond repurchases and exchanges	16,615	25,790	14,549	—	—
Other (expense), income net	(337)	(382)	(587)	—	3
Minority interest in loss of joint venture	—	—	—	—	49
Loss from continuing operations	(10,938)	(56,501)	(140,918)	(62,291)	(21,087)
Income (loss) from discontinued operations	1,251	(65,222)	(49,771)	—	—
Net loss	(9,687)	(121,723)	(190,689)	(62,291)	(21,087)
Accretion of dividends on redeemable convertible preferred stock	—	—	—	—	(1,020)
Net loss applicable to Common Stockholders	$(9,687)	$(121,723)	$(190,689)	$(62,291)	$(22,107)
Pro forma net loss applicable to Common Stockholders					$(21,087)
Basic and diluted net loss per share:
Loss from continuing operations	$(0.24)	$(1.25)	$(3.30)	$(1.85)	$(2.29)
Income (loss) from discontinued operations	0.03	(1.45)	(1.17)	—	—
Basic and diluted net loss per share	$(0.21)	$(2.70)	$(4.47)	$(1.85)	$(2.29)
Basic and diluted weighted average common shares outstanding(1)	44,696	45,164	42,645	33,612	9,655
Pro forma basic and diluted net loss per share(1)(2)					$(0.89)
Pro forma basic and diluted weighted average common shares outstanding(1)(2)					23,678

	2003	2002	2001	2000	1999
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents, restricted cash and marketable securities	$17,270	$32,317	$118,690	$300,327	$123,666
Working capital	3,264	21,906	155,509	258,513	27,915
Total assets	67,538	98,524	328,825	447,818	153,473
Long term debt, net of current portion	65,829	93,590	171,343	190,880	11,689
Total stockholders' (deficit) equity	(42,108)	(33,972)	86,717	206,896	126,904

(1)
Computed on the basis described in Note 2 of the notes to our consolidated financial statements appearing elsewhere in this Prospectus.

(2)
Adjusted to give effect to the conversion of all shares of preferred stock, Class A and Class B Common Stock from the date of original issuance. Does not include the shares of Common Stock issued upon the conversion of any Existing Notes.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

        The Amended and Restated Certificate of Incorporation of the Registrant and the Amended and Restated By-laws of the Registrant, copies of which are filed as Exhibits 3.1 and 3.2, provide for indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

        The above discussion of the Registrant's Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws and statute.

Item 21. Exhibits and Financial Statement Schedules

Exhibits

        The following is a list of exhibits filed as a part of this registration statement:

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (file no. 333-96535)).
3.2	Amended and Restated By-Laws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (file no. 333-96535)).
4.1	Specimen Certificate for share of the Common Stock (incorporated by reference from Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
4.2
Existing Notes Indenture, dated as of March 15, 2000, between the Registrant and The Bank of New York, as Trustee (incorporated by reference from Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 (file no. 333-96533)).
4.3	Form of Existing Note (incorporated by reference from Exhibit 4.3 to the Registrant's Registration Statement on Form S-1 (file no. 333-96533)).
4.4	Form of New Notes Indenture, to be entered into between the Registrant and The Bank of New York, as Trustee, with respect to the New Notes.*
4.5	Form of New Note (included as Exhibit A to Exhibit 4.4).*
5	Opinion of Bingham McCutchen LLP.*
10.1
Lease, dated January 8, 1999, as amended, between the Registrant and Rodger P. Nordblum and Peter C. Nordblum as Trustees of Northwest Associates under Declaration of Trust dated December 9, 1971 with respect to property located at 20 Second Avenue, Burlington, Massachusetts (incorporated by reference from Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).

*
To be filed by Amendment.

Exhibit Number	Description
10.2	Lease, dated as of August 7, 1998, between the Registrant and 111 Eighth Avenue LLC, relating to property located at 111 Eighth Avenue, New York, New York (incorporated by reference from Exhibit 10.3 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
10.3
Lease, dated December 11, 1998 between the Registrant and Downtown Properties L.L.C., with respect to property located at 611 Wilshire Boulevard, Los Angeles, California (incorporated by reference from Exhibit 10.4 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
10.4
Warrant, dated as of September 10, 1997, for the purchase of shares of preferred stock of the Company issued to TLP Leasing Programs, Inc. (incorporated by reference from Exhibit 10.5 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
10.5
Warrant, dated as of June 8, 1998, for the purchase of shares of preferred stock of the Company issued to TLP Leasing Programs, Inc. (incorporated by reference from Exhibit 10.6 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
10.6
Master Agreement of Terms and Conditions for Lease between the Registrant and Cisco Systems Capital Corporation, dated as of November 3, 1998, as amended incorporated by reference from Exhibit 10.7 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 file no. 000-27127).
10.7	1997 Stock Incentive Plan of the Registrant (incorporated by reference from Exhibit 10.8 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
10.8
Employment Agreement between the Registrant and Ofer Gneezy, dated as of August 11, 1997 (incorporated by reference from Exhibit 10.9 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
10.9
Employment Agreement between the Registrant and Gordon J. VanderBrug, dated as of August 11, 1997. (incorporated by reference from Exhibit 10.10 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
10.10
Series B Convertible Preferred Stock Purchase Agreement, dated as of August 26, 1998, between the Registrant and the "Purchaser" parties thereto (incorporated by reference from Exhibit 10.14 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
10.11
Series C Convertible Purchase Agreement, dated as of July 12, 1999, between the Registrant and the "Purchaser" parties thereto (incorporated by reference from Exhibit 10.15 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
10.12
Second Amended and Restated Shareholders' Agreement, dated as of July 12, 1999, among the Registrant and the holders of the capital stock of the Registrant who become parties thereto (incorporated by reference from Exhibit 10.16 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545).
10.13
First Amended and Restated Registration Rights Agreement, dated as of July 12, 1999, among the Registrant and the holders of the capital stock of the Registrant who become parties thereto (incorporated by reference from Exhibit 10.17 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
10.14
Shareholders Agreement, dated as of March 28, 1998, relating to VIP Calling (Hong Kong) Limited (incorporated by reference from Exhibit 10.18 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
10.15
Amendment No. 1 to the Shareholders Agreement, dated as of March 28, 1998, relating to VIP Calling (Hong Kong) Limited (incorporated by reference from Exhibit 10.19 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545) ).

10.16
Amendment No. 2 to the Shareholders Agreement, dated as of March 28, 1998, relating to VIP Calling (Hong Kong) Limited (incorporated by reference from Exhibit 10.20 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545) ).
10.17
Stock Restriction Agreement, dated as of August 26, 1998, between the Registrant and Ofer Gneezy and Gordon VanderBrug (incorporated by reference from Exhibit 10.22 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545) ).
10.18
Alliance Agreement, dated January 4, 1999, between the Registrant and Cisco Systems, Inc. (incorporated by reference from Exhibit 10.23 to the Registrant's Registration Statement on Form S-1 (file no. 33-85545)).
10.19	1999 Employee Stock Purchase Plan of the Registrant, as amended (incorporated by reference from Exhibit 10.26 to the Registrant's Registration Statement on Form S-1 (file no. 333-96535)).
10.20
Lease, dated October 22, 1999, between the Registrant and Roger P. Nordblom and Peter C. Nordblom, as Trustees of N.W. Building 1 Associates under Declaration of Trust dated November 11, 1984 and filed with the Middlesex South Registry District of the Land Court as Document Number 674807 with respect to property located at 10 Second Avenue, Burlington, Massachusetts (incorporated by reference from Exhibit 10.28 to the Registrant's Registration Statement on Form S-1 (file no. 333-96535) ).
10.21
Supply Contract, dated as of December 30, 1999, between the Registrant and Belle Systems A/S (incorporated by reference from Exhibit 10.30 to the Registrant's Registration Statement on Form S-1 (file no. 333-96535)).
10.22
Offer Letter between the Registrant and Richard Tennant, dated as of September 17, 2001 and Employment Agreement, dated as of September 20, 2001 (incorporated by reference from Exhibit 10.30 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 (file no. 000-27127)).
10.23
Offer Letter between the Registrant and Paul Floyd, dated as of April 2, 2001 and Proprietary Information and Inventions Agreement dated April 12, 2001 (incorporated by reference from Exhibit 10.31 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 (file no. 000-27127)).
10.24
Loan and Security Agreement between the Registrant and Silicon Valley Bank, dated as of October 9, 2001 (incorporated by reference from Exhibit 10.32 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 (file no. 000-27127)).
10.25
Securities Exchange Agreement, dated January 30, 2003, by and among iBasis, Inc., iBasis Global, Inc., iBasis Securities Corporation, the Symphony Funds signatories thereto and U.S. Bank National Association, as Collateral Agent (incorporated by reference from Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated January 30, 2003 (file no. 000-27127)).
10.26	Global Note dated January 30, 2003 (incorporated by reference from Exhibit 4.2 to the Registrant's Current Report on Form 8-K dated January 30, 2003 (file no. 000-27127)).
10.27
Warrant and Registration Rights Agreement, dated January 29, 2003, by and among iBasis, Inc. and U.S. Bank National Association, as Collateral Agent (incorporated by reference from Exhibit 4.3 to the Registrant's Current Report on Form 8-K dated January 30, 2003 (file no. 000-27127)).
10.28	Global Warrant Certificate dated January 30, 2003 (incorporated by reference from Exhibit 4.4 to the Registrant's Current Report on Form 8-K dated January 30, 2003 (file no. 000-27127)).

10.29
Security Exchange Agreement, dated January 30, 2003, by and among iBasis, Inc., iBasis Global, Inc., iBasis Securities Corporation, and U.S. Bank National Association, as Collateral Agent (incorporated by reference from Exhibit 4.5 to the Registrant's Current Report on Form 8-K dated January 30, 2003 (file no. 000-27127)).
10.30
Subordination Agreement, dated January 30, 2003, by and among iBasis, Inc., iBasis Global, Inc., iBasis Securities Corporation, Silicon Valley Bank, the Creditors party thereto, U.S. Bank National Association, as Collateral Agent and Fiscal Agent (incorporated by reference from Exhibit 4.6 to the Registrant's Current Report on Form 8-K dated January 30, 2003 (file no. 000-27127)).
10.31
Fiscal Agency Agreement, dated January 30, 2003, by and among iBasis, Inc., iBasis Global, Inc., iBasis Securities Corporation, and U.S. Bank National Association, as Fiscal Agent (incorporated by reference from Exhibit 4.7 to the Registrant's Current Report on Form 8-K dated January 30, 2003 (file no. 000-27127)).
10.32
Guarantee, dated January 30, 2003, by and between iBasis Securities Corporation and U.S. Bank National Association, as Collateral Agent (incorporated by reference from Exhibit 4.7 to the Registrant's Current Report on Form 8-K dated January 30, 2003 (file no. 000-27127)).
10.33
Security Exchange Agreement, dated February 21, 2003, by and among iBasis, Inc., iBasis Global, Inc., iBasis Securities Corporation, and U.S. Bank National Association, as Collateral Agent. (incorporated by reference from Exhibit 10.39 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 (file no. 000-27127)).
10.34	Global Note, dated February 21, 2003 (incorporated by reference from Exhibit 10.40 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 (file no. 000-27127)).
10.35
Global Warrant Certificate, dated February 21, 2003 (incorporated by reference from Exhibit 10.41 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 (file no. 000-27127)).
10.36
Amendment 1 to Securities Exchange Agreement, dated February 21, 2003, by and among iBasis, Inc., iBasis Global, Inc., iBasis Securities Corporation, JMG Triton Offshore Fund Limited CITCO signatories thereto and U.S. Bank National Association, as Collateral Agent (incorporated by reference from Exhibit 10.42 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 (file no. 000-27127)).
10.37
Amendment No. 1 to Fiscal Agency Agreement, dated February 21, 2003, by and among iBasis, Inc., iBasis Global, Inc., iBasis Securities Corporation, and U.S. Bank National Association, as Fiscal Agent (incorporated by reference from Exhibit 10.43 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 (file no. 000-27127)).
10.38
Amended and Restated Warrant and Registration Rights Agreement dated February 21, 2003, by and among iBasis, Inc. and U.S. Bank National Association, as Warrant Agent (incorporated by reference from Exhibit 10.44 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 (file no. 000-27127)).
10.39
Collateral Agency and Intercreditor Agreement as of February 21, 2003, by and among U.S. Bank National Association, as Collateral Agent, the Exchanging Holders (as defined therein), iBasis Inc., iBasis Global, Inc. and iBasis Securities Corporation (incorporated by reference from Exhibit 10.45 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 (file no. 000-27127)).
10.40
Guarantee, dated February 21, 2003, by and between iBasis Securities Corporation and U.S. Bank National Association, as Collateral Agent (incorporated by reference from Exhibit 10.46 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 (file no. 000-27127)).

10.41
Security Agreement dated as of February 21, 2003, by and among iBasis, Inc., iBasis Global, Inc., iBasis Securities Corporation and U.S. Bank National Association, as Collateral Agent (incorporated by reference from Exhibit 10.47 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 (file no. 000-27127)).
10.42	Master Agreement to Lease Equipment (incorporated by reference from Exhibit 99.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (file no. 000-27127)).
10.43
Settlement Agreement made as of August 2, 2002 among Cisco Systems Capital Corporation, Cisco Systems, Inc and iBasis, Inc.(incorporated by reference from Exhibit 99.4 to the Registrant's Annual Report on Form 10-Q for the quarter ended September 30, 2002 (file no. 000-27127)).
10.44
Bill of Sale pursuant to the Settlement Agreement made as of August 2, 2002 among Cisco Systems Capital Corporation, Cisco Systems, Inc and iBasis, Inc. (incorporated by reference from Exhibit 99.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (file no. 000-27127)).
10.45
Silicon Valley Bank Loan and Security Agreement, dated December 30, 2002, by and among Silicon Valley Bank, the Registrant and iBasis Global, Inc. (incorporated by reference from Exhibit 99.2 to the Registrant's Current Report on Form 8-K dated December 31, 2002 (file no. 000-27127)).
10.46
Export-Import Bank Loan and Security Agreement, dated December 30, 2002, by and among Silicon Valley Bank, the Registrant and iBasis Global, Inc. (incorporated by reference from Exhibit 99.3 to the Registrant's Current Report on Form 8-K dated December 31, 2002 (file no. 000-27127)).
10.47
Side Letter, dated February 5, 2003, by and among iBasis, Inc. and the Symphony Funds signatories thereto (incorporated by reference from Exhibit 99.2 to the Registrant's Current Report on Form 8-K dated December 31, 2002 (file no. 000-27127) ).
10.48	Global Note of the Registrant dated May 29, 2003 (incorporated by reference from Exhibit 4.2 of the Registrant's Quarterly Report on Form 10-Q for period ended June 30, 2003 (file no. 000-27127)).
10.49
Global Warrant Certificate of the Registrant dated May 29, 2003 (incorporated by reference from Exhibit 4.2 of the Registrant's Quarterly Report on Form 10-Q for period ended June 30, 2003 (file no. 000-27127)).
10.50
Third modification to the loan agreement, dated December 30, 2002, evidenced by, among other documents, a certain Loan and Security Agreement dated as of December 30, 2002 between iBasis, iBasis Global, Inc. and Silicon Valley Bank, as amended by a certain First Loan Modification Agreement dated as of January 30, 2003 (as amended, the "Loan Agreement." ((incorporated by reference from Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q for period ended June 30, 2003 (file no. 000-27127)).
10.51
Joinder Agreement, dated May 29, 2003, by and among iBasis, Inc., iBasis Global, Inc., U.S. Bank National Association, as Collateral Agent, and the Acceding Holders (incorporated by reference from Exhibit 10.57 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2003 (File no. 000-27127)).
10.52
Registration Rights Agreement, dated May 29, 2003, by and among iBasis, Inc. and the Holders (incorporated by reference from Exhibit 10.58 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2003 (File no. 000-27127) ).

10.53
Amendment No. 2 to Fiscal Agency Agreement, dated May 29, 2003, by and among iBasis, Inc., iBasis Global, Inc., and U.S. Bank National Association as fiscal agent (incorporated by reference from Exhibit 10.4 of the Registrant's Quarterly Report on Form 10-Q for period ended June 30, 2003 (file no. 000-27127)).
10.54
Fourth modification to the loan agreement dated December 30, 2002, evidenced by, among other documents, a certain Loan and Security Agreement dated as of December 30, 2002 between iBasis, Inc., iBasis Global, Inc. and Silicon Valley Bank (incorporated by reference from Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q for period ended September 30, 2003 (file no. 000-27127)).
10.55
Amended and Restated Loan and Security Agreement dated December 29, 2003, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of December 29, 2003 between iBasis, Inc. and Silicon Valley Bank (incorporated by reference from Exhibit 10.61 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2003 (File no. 000-27127)).
12	Statement Regarding Computation of Ratios.
21.1	Subsidiaries of the Registrant.
23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5).*
23.2	Consent of Deloitte & Touche LLP.
24	Power of Attorney (included on signature page).
25	Statement of Eligibility on Form T-1 of The Bank of New York, as Trustee for the New Notes.
99.1	Form of Letter of Transmittal.*
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*
99.3	Form of Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*
99.4	Form of Notice of Guaranteed Delivery.*

*
To be filed by Amendment.

Item 22. Undertakings

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

            (a)   to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

            (b)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration.

            (c)   to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Commonwealth of Massachusetts, on this 28th of April, 2004.

iBASIS, INC.
/s/ OFER GNEEZY Name: Ofer Gneezy Title: President and Chief Executive Officer

        Each person whose signature appears below hereby appoints Ofer Gneezy, Gordon J. VanderBrug and Richard Tennant, and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments and post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ OFER GNEEZY Ofer Gneezy	President, Chief Executive Officer and Director (Principal Executive Officer)	April 28, 2004
/s/ GORDON J. VANDERBRUG Gordon J. VanderBrug	Executive Vice President and Director	April 28, 2004
/s/ RICHARD TENNANT Richard Tennant	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	April 28, 2004
/s/ CHARLES N. CORFIELD Charles N. Corfield	Director	April 28, 2004

/s/ W. FRANK KING W. Frank King	Director	April 28, 2004
/s/ DAVID LEE David Lee	Director	April 28, 2004
/s/ CHARLES SKIBO Charles Skibo	Director	April 28, 2004

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (file no. 333-96535)).
3.2	Amended and Restated By-Laws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (file no. 333-96535)).
4.1	Specimen Certificate for share of the Common Stock (incorporated by reference from Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
4.2
Existing Notes Indenture, dated as of March 15, 2000, between the Registrant and The Bank of New York, as Trustee (incorporated by reference from Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 (file no. 333-96533)).
4.3	Form of Existing Note (incorporated by reference from Exhibit 4.3 to the Registrant's Registration Statement on Form S-1 (file no. 333-96533)).
4.4	Form of New Notes Indenture, to be entered into between the Registrant and The Bank of New York, as Trustee, with respect to the New Notes.*
4.5	Form of New Note (included as Exhibit A to Exhibit 4.4).*
5	Opinion of Bingham McCutchen LLP.*
10.1
Lease, dated January 8, 1999, as amended, between the Registrant and Rodger P. Nordblum and Peter C. Nordblum as Trustees of Northwest Associates under Declaration of Trust dated December 9, 1971 with respect to property located at 20 Second Avenue, Burlington, Massachusetts (incorporated by reference from Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
10.2
Lease, dated as of August 7, 1998, between the Registrant and 111 Eighth Avenue LLC, relating to property located at 111 Eighth Avenue, New York, New York (incorporated by reference from Exhibit 10.3 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
10.3
Lease, dated December 11, 1998 between the Registrant and Downtown Properties L.L.C., with respect to property located at 611 Wilshire Boulevard, Los Angeles, California (incorporated by reference from Exhibit 10.4 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
10.4
Warrant, dated as of September 10, 1997, for the purchase of shares of preferred stock of the Company issued to TLP Leasing Programs, Inc. (incorporated by reference from Exhibit 10.5 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
10.5
Warrant, dated as of June 8, 1998, for the purchase of shares of preferred stock of the Company issued to TLP Leasing Programs, Inc. (incorporated by reference from Exhibit 10.6 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
10.6
Master Agreement of Terms and Conditions for Lease between the Registrant and Cisco Systems Capital Corporation, dated as of November 3, 1998, as amended incorporated by reference from Exhibit 10.7 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 file no. 000-27127).
10.7	1997 Stock Incentive Plan of the Registrant (incorporated by reference from Exhibit 10.8 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).

*
To be filed by Amendment.

Exhibit Number	Description
10.8	Employment Agreement between the Registrant and Ofer Gneezy, dated as of August 11, 1997 (incorporated by reference from Exhibit 10.9 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
10.9
Employment Agreement between the Registrant and Gordon J. VanderBrug, dated as of August 11, 1997. (incorporated by reference from Exhibit 10.10 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545) ).
10.10
Series B Convertible Preferred Stock Purchase Agreement, dated as of August 26, 1998, between the Registrant and the "Purchaser" parties thereto (incorporated by reference from Exhibit 10.14 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
10.11
Series C Convertible Purchase Agreement, dated as of July 12, 1999, between the Registrant and the "Purchaser" parties thereto (incorporated by reference from Exhibit 10.15 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
10.12
Second Amended and Restated Shareholders' Agreement, dated as of July 12, 1999, among the Registrant and the holders of the capital stock of the Registrant who become parties thereto (incorporated by reference from Exhibit 10.16 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545).
10.13
First Amended and Restated Registration Rights Agreement, dated as of July 12, 1999, among the Registrant and the holders of the capital stock of the Registrant who become parties thereto (incorporated by reference from Exhibit 10.17 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
10.14
Shareholders Agreement, dated as of March 28, 1998, relating to VIP Calling (Hong Kong) Limited (incorporated by reference from Exhibit 10.18 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545) ).
10.15
Amendment No. 1 to the Shareholders Agreement, dated as of March 28, 1998, relating to VIP Calling (Hong Kong) Limited (incorporated by reference from Exhibit 10.19 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
10.16
Amendment No. 2 to the Shareholders Agreement, dated as of March 28, 1998, relating to VIP Calling (Hong Kong) Limited (incorporated by reference from Exhibit 10.20 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
10.17
Stock Restriction Agreement, dated as of August 26, 1998, between the Registrant and Ofer Gneezy and Gordon VanderBrug (incorporated by reference from Exhibit 10.22 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
10.18
Alliance Agreement, dated January 4, 1999, between the Registrant and Cisco Systems, Inc. (incorporated by reference from Exhibit 10.23 to the Registrant's Registration Statement on Form S-1 (file no. 33-85545)).
10.19	1999 Employee Stock Purchase Plan of the Registrant, as amended (incorporated by reference from Exhibit 10.26 to the Registrant's Registration Statement on Form S-1 (file no. 333-96535)).
10.20
Lease, dated October 22, 1999, between the Registrant and Roger P. Nordblom and Peter C. Nordblom, as Trustees of N.W. Building 1 Associates under Declaration of Trust dated November 11, 1984 and filed with the Middlesex South Registry District of the Land Court as Document Number 674807 with respect to property located at 10 Second Avenue, Burlington, Massachusetts (incorporated by reference from Exhibit 10.28 to the Registrant's Registration Statement on Form S-1 (file no. 333-96535)).

10.21
Supply Contract, dated as of December 30, 1999, between the Registrant and Belle Systems A/S (incorporated by reference from Exhibit 10.30 to the Registrant's Registration Statement on Form S-1 (file no. 333-96535) ).
10.22
Offer Letter between the Registrant and Richard Tennant, dated as of September 17, 2001 and Employment Agreement, dated as of September 20, 2001 (incorporated by reference from Exhibit 10.30 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 (file no. 000-27127)).
10.23
Offer Letter between the Registrant and Paul Floyd, dated as of April 2, 2001 and Proprietary Information and Inventions Agreement dated April 12, 2001 (incorporated by reference from Exhibit 10.31 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 (file no. 000-27127)).
10.24
Loan and Security Agreement between the Registrant and Silicon Valley Bank, dated as of October 9, 2001 (incorporated by reference from Exhibit 10.32 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 (file no. 000-27127)).
10.25
Securities Exchange Agreement, dated January 30, 2003, by and among iBasis, Inc., iBasis Global, Inc., iBasis Securities Corporation, the Symphony Funds signatories thereto and U.S. Bank National Association, as Collateral Agent (incorporated by reference from Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated January 30, 2003 (file no. 000-27127)).
10.26	Global Note dated January 30, 2003 (incorporated by reference from Exhibit 4.2 to the Registrant's Current Report on Form 8-K dated January 30, 2003 (file no. 000-27127)).
10.27
Warrant and Registration Rights Agreement, dated January 29, 2003, by and among iBasis, Inc. and U.S. Bank National Association, as Collateral Agent (incorporated by reference from Exhibit 4.3 to the Registrant's Current Report on Form 8-K dated January 30, 2003 (file no. 000-27127)).
10.28	Global Warrant Certificate dated January 30, 2003 (incorporated by reference from Exhibit 4.4 to the Registrant's Current Report on Form 8-K dated January 30, 2003 (file no. 000-27127)).
10.29
Security Exchange Agreement, dated January 30, 2003, by and among iBasis, Inc., iBasis Global, Inc., iBasis Securities Corporation, and U.S. Bank National Association, as Collateral Agent (incorporated by reference from Exhibit 4.5 to the Registrant's Current Report on Form 8-K dated January 30, 2003 (file no. 000-27127)).
10.30
Subordination Agreement, dated January 30, 2003, by and among iBasis, Inc., iBasis Global, Inc., iBasis Securities Corporation, Silicon Valley Bank, the Creditors party thereto, U.S. Bank National Association, as Collateral Agent and Fiscal Agent (incorporated by reference from Exhibit 4.6 to the Registrant's Current Report on Form 8-K dated January 30, 2003 (file no. 000-27127)).
10.31
Fiscal Agency Agreement, dated January 30, 2003, by and among iBasis, Inc., iBasis Global, Inc., iBasis Securities Corporation, and U.S. Bank National Association, as Fiscal Agent (incorporated by reference from Exhibit 4.7 to the Registrant's Current Report on Form 8-K dated January 30, 2003 (file no. 000-27127)).
10.32
Guarantee, dated January 30, 2003, by and between iBasis Securities Corporation and U.S. Bank National Association, as Collateral Agent (incorporated by reference from Exhibit 4.7 to the Registrant's Current Report on Form 8-K dated January 30, 2003 (file no. 000-27127)).

10.33
Security Exchange Agreement, dated February 21, 2003, by and among iBasis, Inc., iBasis Global, Inc., iBasis Securities Corporation, and U.S. Bank National Association, as Collateral Agent. (incorporated by reference from Exhibit 10.39 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 (file no. 000-27127)).
10.34	Global Note, dated February 21, 2003 (incorporated by reference from Exhibit 10.40 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 (file no. 000-27127)).
10.35
Global Warrant Certificate, dated February 21, 2003 (incorporated by reference from Exhibit 10.41 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 (file no. 000-27127)).
10.36
Amendment 1 to Securities Exchange Agreement, dated February 21, 2003, by and among iBasis, Inc., iBasis Global, Inc., iBasis Securities Corporation, JMG Triton Offshore Fund Limited CITCO signatories thereto and U.S. Bank National Association, as Collateral Agent (incorporated by reference from Exhibit 10.42 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 (file no. 000-27127)).
10.37
Amendment No. 1 to Fiscal Agency Agreement, dated February 21, 2003, by and among iBasis, Inc., iBasis Global, Inc., iBasis Securities Corporation, and U.S. Bank National Association, as Fiscal Agent (incorporated by reference from Exhibit 10.43 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 (file no. 000-27127)).
10.38
Amended and Restated Warrant and Registration Rights Agreement dated February 21, 2003, by and among iBasis, Inc. and U.S. Bank National Association, as Warrant Agent (incorporated by reference from Exhibit 10.44 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 (file no. 000-27127)).
10.39
Collateral Agency and Intercreditor Agreement as of February 21, 2003, by and among U.S. Bank National Association, as Collateral Agent, the Exchanging Holders (as defined therein), iBasis Inc., iBasis Global, Inc. and iBasis Securities Corporation (incorporated by reference from Exhibit 10.45 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 (file no. 000-27127)).
10.40
Guarantee, dated February 21, 2003, by and between iBasis Securities Corporation and U.S. Bank National Association, as Collateral Agent (incorporated by reference from Exhibit 10.46 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 (file no. 000-27127)).
10.41
Security Agreement dated as of February 21, 2003, by and among iBasis, Inc., iBasis Global, Inc., iBasis Securities Corporation and U.S. Bank National Association, as Collateral Agent (incorporated by reference from Exhibit 10.47 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 (file no. 000-27127)).
10.42	Master Agreement to Lease Equipment (incorporated by reference from Exhibit 99.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (file no. 000-27127)).
10.43
Settlement Agreement made as of August 2, 2002 among Cisco Systems Capital Corporation, Cisco Systems, Inc and iBasis, Inc.(incorporated by reference from Exhibit 99.4 to the Registrant's Annual Report on Form 10-Q for the quarter ended September 30, 2002 (file no. 000-27127)).
10.44
Bill of Sale pursuant to the Settlement Agreement made as of August 2, 2002 among Cisco Systems Capital Corporation, Cisco Systems, Inc and iBasis, Inc. (incorporated by reference from Exhibit 99.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (file no. 000-27127)).

10.45
Silicon Valley Bank Loan and Security Agreement, dated December 30, 2002, by and among Silicon Valley Bank, the Registrant and iBasis Global, Inc. (incorporated by reference from Exhibit 99.2 to the Registrant's Current Report on Form 8-K dated December 31, 2002 (file no. 000-27127)).
10.46
Export-Import Bank Loan and Security Agreement, dated December 30, 2002, by and among Silicon Valley Bank, the Registrant and iBasis Global, Inc. (incorporated by reference from Exhibit 99.3 to the Registrant's Current Report on Form 8-K dated December 31, 2002 (file no. 000-27127)).
10.47
Side Letter, dated February 5, 2003, by and among iBasis, Inc. and the Symphony Funds signatories thereto (incorporated by reference from Exhibit 99.2 to the Registrant's Current Report on Form 8-K dated December 31, 2002 (file no. 000-27127)).
10.48	Global Note of the Registrant dated May 29, 2003 (incorporated by reference from Exhibit 4.2 of the Registrant's Quarterly Report on Form 10-Q for period ended June 30, 2003 (file no. 000-27127)).
10.49
Global Warrant Certificate of the Registrant dated May 29, 2003 (incorporated by reference from Exhibit 4.2 of the Registrant's Quarterly Report on Form 10-Q for period ended June 30, 2003 (file no. 000-27127)).
10.50
Third modification to the loan agreement, dated December 30, 2002, evidenced by, among other documents, a certain Loan and Security Agreement dated as of December 30, 2002 between iBasis, iBasis Global, Inc. and Silicon Valley Bank, as amended by a certain First Loan Modification Agreement dated as of January 30, 2003 (as amended, the "Loan Agreement." ((incorporated by reference from Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q for period ended June 30, 2003 (file no. 000-27127)).
10.51
Joinder Agreement, dated May 29, 2003, by and among iBasis, Inc., iBasis Global, Inc., U.S. Bank National Association, as Collateral Agent, and the Acceding Holders (incorporated by reference from Exhibit 10.57 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2003 (File no. 000-27127)).
10.52
Registration Rights Agreement, dated May 29, 2003, by and among iBasis, Inc. and the Holders (incorporated by reference from Exhibit 10.58 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2003 (File no. 000-27127)).
10.53
Amendment No. 2 to Fiscal Agency Agreement, dated May 29, 2003, by and among iBasis, Inc., iBasis Global, Inc., and U.S. Bank National Association as fiscal agent (incorporated by reference from Exhibit 10.4 of the Registrant's Quarterly Report on Form 10-Q for period ended June 30, 2003 (file no. 000-27127)).
10.54
Fourth modification to the loan agreement dated December 30, 2002, evidenced by, among other documents, a certain Loan and Security Agreement dated as of December 30, 2002 between iBasis, Inc., iBasis Global, Inc. and Silicon Valley Bank (incorporated by reference from Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q for period ended September 30, 2003 (file no. 000-27127)).
10.55
Amended and Restated Loan and Security Agreement dated December 29, 2003, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of December 29, 2003 between iBasis, Inc. and Silicon Valley Bank (incorporated by reference from Exhibit 10.61 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2003 (File no. 000-27127)).
12	Statement Regarding Computation of Ratios.
21.1	Subsidiaries of the Registrant.

23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5).*
23.2	Consent of Deloitte & Touche LLP.
24	Power of Attorney (included on signature page).
25	Statement of Eligibility on Form T-1 of The Bank of New York, as Trustee for the New Notes.
99.1	Form of Letter of Transmittal.*
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*
99.3	Form of Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*
99.4	Form of Notice of Guaranteed Delivery.*

*
To be filed by Amendment.

QuickLinks

TABLE OF CONTENTS
PROSPECTUS SUMMARY
THE INFORMATION AGENT
THE EXCHANGE AGENT
SUMMARY CONDENSED CONSOLIDATED FINANCIAL INFORMATION
RECENT DEVELOPMENTS
RATIO OF EARNINGS TO FIXED CHARGES
UNAUDITED PRO FORMA INFORMATION
CAPITALIZATION
RISK FACTORS
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
THE COMPANY
DESCRIPTION OF THE EXCHANGE OFFER
DESCRIPTION OF THE NEW NOTES
DESCRIPTION OF THE EXISTING NOTES
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
TAX CONSEQUENCES TO U.S. HOLDERS
TAX CONSEQUENCES TO NON-U.S. HOLDERS
LIMITATIONS ON DEDUCTIBILITY OF INTEREST
INFORMATION REPORTING AND BACKUP WITHHOLDING
REFINANCING OF THE EXISTING SENIOR NOTES
DESCRIPTION OF EXISTING SENIOR NOTES
DESCRIPTION OF NEW SENIOR NOTES
DESCRIPTION OF EQUITY SECURITIES
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
Index to Condensed Consolidated Financial Statements
iBasis, Inc. Consolidated Balance Sheets
iBasis, Inc. Consolidated Statements of Operations
iBasis, Inc. Consolidated Statements of Stockholders' Equity (Deficit)
iBasis, Inc. Consolidated Statements of Cash Flows
iBasis, Inc. Notes to Consolidated Financial Statements
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX